As submitted to the Securities and Exchange Commission on January 31, 2017

Registration No. 333-214932

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Dragon Victory International Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	6211	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Suite B1-901, No.198, Qidi Road,
Xiaoshan District, Hangzhou, PRC
+86-571-82213772

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hunter Taubman Fischer & Li LLC
1450 Broadway, 26th Floor
New York, NY 10018
(917) 512-0827

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq. Joan Wu, Esq. Hunter Taubman Fischer & Li LLC 1450 Broadway, 26th Floor New York, NY 10018 (917) 512-0827	Fang Liu, Esq. Mei & Mark LLP 818 18th Street NW, Suite 410 Washington, DC 20006 +1-202-567-6417

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Ordinary Shares, par value US$0.0001 per share(1)	—	—	$10,000,000	$1,159
Underwriter’s Warrant(3)	—	—	—	—
Ordinary Shares underlying representatives’ warrants(1)	—	—	—	—
Total	—	—	$10,000,000	$1,159

(1)	Includes Ordinary Shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These Ordinary Shares are not being registered for the purposes of sales outside of the United States.
(2)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act.
(3)	The Registrant will issue to the representative, warrants to purchase a number of ordinary shares equal to an aggregate of seven percent (7%) of the shares sold in the offering. The warrant will have an exercise price equal to 100% of the offering price of the shares sold in this offering.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

As submitted to the Securities and Exchange Commission on January 31, 2017

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED JANUARY 31, 2017

Ordinary Shares
(minimum offering amount)

Ordinary Shares
(maximum offering amount)

Dragon Victory International Limited

This is an initial public offering of our Ordinary Shares. We are offering on a best efforts basis a minimum of and a maximum of our ordinary shares (“Ordinary Shares”) US$0.0001 par value per share. Prior to this offering, there has been no public market for Ordinary Shares. We expect the initial public offering price will be in the range of $     to $     per Ordinary Share. We have reserved the symbol “    ” for purposes of listing our Ordinary Shares on the New York Stock Exchange MKT LLC (“NYSE MKT”) and plan to apply to list Ordinary Shares on NYSE MKT. If the application is approved, trading of our Ordinary Share on the NYSE MKT is expected to begin within five days after the date of the initial issuance of Ordinary Shares pursuant to this prospectus.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 10 to read about factors you should consider before buying our Ordinary Shares.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 5 of this prospectus for more information.

	Number of Ordinary Shares	Initial Public Offering Price	Underwriting Discounts and Commissions	Proceeds to Our Company Before Expenses
Minimum		$	$	$
Maximum		$	$	$

The underwriters are selling our Ordinary Shares in this offering on a best efforts basis. The underwriters are not required to sell any specific number or dollar amount of Ordinary Shares but will use its best efforts to sell the Ordinary Shares offered. One of the conditions to our obligation to sell any securities through the underwriters is that, upon the closing of the offering, the Ordinary Shares would qualify for listing on the NYSE MKT.

We do not intend to close this offering unless we sell at least the minimum number of Ordinary Share, at the price per Ordinary Share set forth above, to result in sufficient proceeds to list our Ordinary Shares on the NYSE MKT. The offering may terminate on the earlier of (i) any time after the minimum offering amount of our Ordinary Shares is raised, or (ii) 90 days from the effective date of this prospectus, or the expiration date. If we can successfully raise the minimum offering amount within the offering period, the proceeds from the offering will be released to us after deducting certain escrow fees. The proceeds from the sale of the Ordinary Shares in this offering will be payable to “Dragon Victory International Limited, Signature Bank, as Escrow Agent” and will be deposited in a separate (limited to funds received on behalf of us) non-interest bearing trust bank account until the minimum offering amount is raised. If we do not raise the minimum offering amount of $    , we will not conduct a closing of this offering and will return to investors all amounts previously deposited by them in escrow, without interest or deduction.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated            , 2017.

i

About this Prospectus

We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Other Pertinent Information

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•	“affiliated entities” are to our subsidiaries and Long Yun;
•	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;
•	“Long Yun” is to Hangzhou Long Yun Network Technology Co., Ltd., a limited liability company organized under the laws of the PRC.
•	“Long Yun HK” is to Sweet Lollipop’s wholly owned subsidiary, Long Yun International Holdings Limited, a Hong Kong corporation;
•	“shares”, “Shares” or “Ordinary Shares” are to the Ordinary Shares of Dragon Victory International Limited, par value US$0.0001 per share;
•	“Sweet Lollipop” is to our wholly-owned subsidiary, Sweet Lollipop Co., Ltd., a business company incorporated in British Virgin Islands;
•	“we”, “us” or the “Company” is to Dragon Victory International Limited, and its affiliated entities; and
•	“WFOE” is to Hangzhou Yuyao Network Technology Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (the “PRC”), which is wholly-owned by Long Yun HK.

Our business is conducted by our VIE entity in the PRC, using RMB, the currency of China. Our consolidated financial statements are presented in United States dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

ii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Ordinary Shares.

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented on a pro-forma basis to reflect a reverse stock split of the outstanding shares of our ordinary shares at a ratio of 1-for-10 shares effected immediately prior to the effectiveness of the registration statement of which this prospectus is a part. The reverse split will be effectuated in order for us to meet the initial listing standard of the national exchange.

Overview

We operate a fast growing reward-based crowdfunding platform in the PRC and provide quality incubation services and financial services to entrepreneurs and business entities with funding needs utilizing our crowdfunding platform.

Our revenue is generated from three sources:

•	A percentage of the funds raised through our reward based crowdfunding platform, which is generally 0-3%.
•	Fees resulting from our incubation services.
•	Finder’s fees paid to us for acting as a finder to projects for raising funds offline, and for introductions to business partners, acquisition candidates or other strategic relationships.

We did not generate any revenue for the period starting from our inception in October 9, 2014 to March 31, 2015. For the year ended March 31, 2016, we generated revenue of $1,662,406, approximately 46% of which was from crowdfunding platform services, approximately 36% from our incubation services and approximately 18% from finder’s fees. For the six-month period ended September 30, 2016, we generated revenue of $1,181,526, approximately 93.47% of which was generated from our incubation services, approximately 6.53% from our platform service, and 0% from finder’s fee. None of the sources experienced any seasonality.

Our Reward Based Crowdfunding Platform.

Crowdfunding is a process by which a project raises money from a large number of people, primarily through an internet-based platform. Parties involved in crowdfunding are the platforms, such as our platform, the entrepreneurs or project sponsors, and the participants or other funding sources who make a payment for the reward. There are five basic types of crowdfunding programs — equity crowdfunding, reward-based crowdfunding, debt-based crowdfunding, royalty-based crowdfunding, where the participants receive payments based on revenue generated by the project, and donation-based crowdfunding. Currently we are only engaged in reward-based crowdfunding in China.

We launched our online crowdfunding platform, 5etou (“易投”), at www.5etou.cn in March 2015. We do not provide crowdfunding services in the United States or for projects in the United States. All of the participants and projects are located in China. Our 5etou platform is designed to enable projects searching for funding to connect with funding sources. Our platform enables projects to access to initial seed money and to establish a track record in product/service development and operation history. Participants get involved in these projects for rewards, often in the form of the product or service. Since the inception of the 5etou platform, all of the successfully funded reward-based projects have been able to fulfill and/or deliver the promised rewards in the form of services or products.

For a reward-based crowdfunding project, the participant uses our platform to review opportunities and to consider whether he wants to make a payment to one or more of the projects that are then raising funds through our platform. In exchange for his payment, the participant receives a reward from the project. If the project is developing a product, the project can offer the finished product as reward, which is, in effect, a pre-order of the product. This reward mechanism enables the project to use the pre-sale proceeds to develop or manufacture the product. The project may require certain amount of payment in order to receive the product, and participants who pay a lesser amount may receive a lesser benefit, such as a company t-shirt or acknowledgement on the company’s website. If the project is developing a service, the project can offer a service or other benefit. In each offering, the project sets the offering amount, the offering period, and the nature of the offering, including minimum contribution threshold to qualify the participant for a specified reward or benefit.

We have a participant base comprised of those potential participants who have registered to use our platform. Although it is not necessary for a participant to become a registered user in order to view available projects on our platform, the participant must register before making any payment through our platform. 5etou attracts unregistered users to view the information about projects seeking funding, including information provided by the project sponsor as well as the number of users who expressed an interest in the project and who made investments in a specific project, and the remaining time for a project to reach its target before its offering is terminated. Only registered users are able to make contributions to projects raising funding.

Our registered users size has been increasing steadily from quarter to quarter since our inception.

As of June 30, 2015, we had approximately 250,000 registered users. As of September 30, 2016, we had approximately 2.58 million registered users, an increase of 0.9 million or 54% from June 30, 2016 and an increase of 2.33 million or 932% from June 30, 2015. From our inception to September 30, 2015, approximately 17% of registered users participated in at least one project, and approximately 4% participated in at least two projects. From our inception to March 31, 2016, approximately 18.8% of registered users participated in at least one project, and approximately 4.7% participated in at least two projects. From our inception to September 30, 2016, approximately 18.2% of registered users participated in at least one project, and approximately 4.8% participated in at least two projects. We believe that increases in the number of registered users generally positively affect our revenue because such increase may provide more investors to participate in our crowdfunding projects and may provide us with more opportunities for monetization.

We require all reward-based projects that successfully raise funds using our platform to provide us and contributors to such projects, with key financial information update, operation and product updates from time to time, although we do not verify the accuracy or completeness of such information.

Our Incubation Services

In addition to the operation of our funding platforms, we offer business incubation services to the projects utilizing our platform for their projects, at the election of the projects on an ongoing or as-needed basis. These services include business and operation advisory services relating to marketing, sales, strategic planning, and guidance and general resources in ancillary services such as human resources, legal, accounting, assisting with feasibility studies and other types of services that projects may need. Our services are not intended to substitute for professional services providers such as business operation professionals, accountants, or lawyers and will make referrals to third-party providers when needed.

We negotiate our fees for incubation services on a case-by-case basis, taking into consideration the specific services that our team provides, the nature of the projects, our business relationships with the project owners, and whether the services are ongoing or as-needed. Clients utilizing our business incubation services are typically business and technology startups in the fields such as information technology, media, entertainment, and tourism. Projects fundraising through our platform typically involve the development and/or sales of products or services, based upon a viable business proposition or prototypes still in development. We provide quality business consulting and advisory services to our projects in each of their development stages from initiation to implementation, and seek to assist those projects to reach profitability. However, we are not involved with the management of these projects and we cannot assure that the projects can or will ever operate profitably.

In the fiscal year that ended March 31, 2016, we generated $595,980 through our business incubation services. In the six months ended September 30, 2016, we generated $1,104,321 through our business incubation services. For our incubation services, we have diverted our resources to fulfill the demand for incubation services as they arise, but our main plan is still to focus on our crowdfunding platform service. To date, all of the projects receiving our business incubation services have previously raised capital via our crowdfunding platform. Although there is no guarantee that demand for our incubation services will consistently grow along with the increase in the number of our crowdfunding projects, we believe our crowdfunding platform has played a critical role in providing us with incubation clients and, in turn, generating incubation-service-related revenues.

We believe our business operation continues to root in providing crowdfunding platform service to various projects, as we believe that our crowdfunding platform service segment is key to our business operation and revenue growth.

Our Financial Services

We also assist projects which have successfully funded their projects through our platform to seek additional equity or debt financing by introducing them to potential investors, business partners, merger candidates or other strategic relationships. We charge a portion of the proceeds in the form of cash, as a finder’s fee. We negotiate the rate on a case by case basis and there is no guarantee that we would be able to secure a consistent rate in the future. We generally only introduce projects to a limited number of funds or groups that are financially sophisticated in making risky investment. Unlike the United States, where either issuer is not allowed to pay a finder’s fee or broker’s fee for raising funds from either a public or private issuer, in the PRC, as long as the issuer is (a) not a public company, and (b) the fundraising transaction does not involve any “public offering” of equity or debt securities pursuant to PRC securities laws, a finder is not required to obtain any special administrative approval for receiving finder’s fee or brokers fee for making business introductions or referrals, and assisting fundraising in private financing transactions. Under PRC securities laws, “securities” refers to publicly-issued stock, privately-issued stock by a public company, company bonds, listed government bonds, listed securities investment fund units, securities derivatives and other securities identified by the State Council of the PRC. Pursuant to PRC securities laws, a non-public issuer conducting private financings of either equity or loan, is a financing transaction that does not involve “an offer or sale of securities,” and thus such a non-public issuer may pay a finder’s fee to us, and we may receive a finder's fee without any special administrative approval.

Our Competitive Strength

We believe that the following competitive strengths contribute to our business growth and differentiate us from our competitors, and will continue to drive our growth:

•	Integration Synergy by Combining Business Incubation Services With Crowdfunding Platform: Our business incubation services include providing additional business insight, operation advisory and product management assistance in a project’s product development, sales growing, operation efficiency as well as building more significant online presence and brand recognition. Our business incubation services also provide guidance and general resources for ancillary services such as accounting and human resources to minimize corporate demands which are usually distractions faced by projects and their entrepreneurs. We believe that this will translate to more successful projects as projects may now focus on their core business and driving sales, and in the long run, establish a strong brand reputation and attract a much larger number of backers. We provide high-quality business incubation services to entrepreneurs. Projects enrolled in this service have a higher chance of success in both product development and completing a fundraising campaign. In turn, backers are more likely to see their rewards realize. To the extent that our services can assist a project’s product development, sales and marketing and operating efficiencies, the project could become a more attractive project for participants. However, our services are consulting services, and we have no control over the operations of the project owners. We are hopeful that our business incubation services will translate to more successful projects. On the other hand, our crowdfunding platform has served as a useful tool to attract high quality projects, which may utilize our incubation services.
•	Strategic Partnership with Prominent Funding Sources Such as Venture Capital Funds and Institutional Investors: Projects on our reward-based crowdfunding platform have access to additional perks that include meaningful introduction to relevant venture capital funds and institutional investors, for follow-on equity or debt-based financing. We believe that this aspect of our services allows our platform to attract the higher quality projects. In turn, access to additional and follow-on capital increases the success rate of projects in the long run. As such, we will cultivate a strong business reputation through a virtuous cycle of attracting higher quality projects that undergo higher success rates.
•	Strategic Partnership with Provincial and Regional Exchanges to Better and More Broadly Market our Platform to Interested Parties: Our strategic partnership with provincial and regional exchanges allow us to market our platform via exchange-sponsored public events targeting a broader group of individuals and entities who would potentially be interested in participating in projects on our platform. We believe marketing our platform via exchange-sponsored public events is an effective way to increase the public exposure and brand recognition of our platform, since exchange-sponsored public events typically target a broader group of individuals and entities.
•	Higher Quality Projects From Incubators and HiTech Parks Operated by Higher-Education Institutes and Governments: University-sponsored incubators and hi-tech incubation parks sponsored by provincial or municipal governments have access to higher quality projects stemming from university research and/or attract better projects due to the government-backed incubation park infrastructure. Additionally, because they provide infrastructure and mentorship services to projects and entrepreneurs, these projects have more resources to succeed than those that are not part of a university incubator or government sponsored incubation park. We market our platform and our incubation and financial services to the pools of higher quality projects associated with these incubators and incubation parks. As such we are able to attract higher quality projects, via our working relationship with various university incubators and provincial-and-municipal-sponsored hi-tech incubation parks in Hangzhou, Guangzhou, Hong Kong, Macau, Taiwan, etc. We have collaborated with various quality projects from government-sponsored or university-sponsored incubators.
•	Experienced and Highly Qualified Team: Our team members have an average of eight years of experience in their respective fields of e-commerce, Internet finance, media, entertainment, design and technology and online marketing. Some members of our team previously work at other online giants such as Alibaba and Baidu, while others have ample experience in product development and marketing. Our CEO Mr. Yu Han has over 20 years of experiences in entertainment-related product development (e.g. game development and media-related products), in addition to a successful track record of launching various commercial platforms and service platforms. Mr. Han was previously the Chief Executive Officer of an online games platform named 2com established in 2009. Under Mr. Han’s leadership, the 2com platform had registered users of approximately 13 million. Mr. Han was also previously the CEO of http://www.zhkjcx.org/, a platform for small and mid-sized enterprises in Guangdong, Zhuhai, to innovate via business-to-business marketing and sales conduits — the platform while under Mr. Han’s leadership, had approximately 37,000 paid members who were enterprises.

Our Strategy

Our goal is to establish our platform as a well-known rewards-based crowdfunding platform recognized both for quality projects in the PRC market and as a business services provider to crowdfunding projects. To reach our goal, our general strategy is the following:

(1)	Attract an ongoing supply of high quality projects and companies through deepening collaboration with sources of projects such as university incubators and government-sponsored incubation parks. We attract high quality projects through various incubation campuses of higher education institutions and high-tech incubation parks of municipal and provincial governments. Currently, we have access to various university incubators and provincial-and-municipal sponsored hi-tech incubation parks in Hangzhou, Guangzhou, Hong Kong, Macau, Taiwan, etc. where our sponsors have identified viable and promising projects that could utilize our platform. We plan to collaborate with more incubators and hitech parks sponsored by higher educational institution, municipal and provincial governments, to attract projects to fundraise via our platform.
(2)	Grow and maintain our user base via growing contributions in registered users to multiple projects on our platform, and targeted sales and marketing efforts to customers and users of some of our established crowdfunding customers. We believe we have been successful in growing our user base by conducting more targeted sales and marketing efforts to the customers and users of our customers such as 163.com Games, Ping An Games, Global Gaming, SMI Corporation, etc. pursuant to relevant strategic or cooperative agreements. These customers are usually well established, well-known companies with a larger and geographically broader, registered user base and casual online visitor volume, and are generally interested in developing high-quality products in each of their product realms via crowdfunding. They have initiated projects to fundraise and have successfully completed fundraising via our platform; they feature these projects on their webpages with links to the project’s fundraising page on our 5etou platform, and thereby increasing online traffic to our platform and creating greater brand exposure.
Corporate Information

Our principal executive offices are located at Suite B1-901, No.198, Qidi Road, Xiaoshan District, Hangzhou, PRC, and our phone number is + 86-571-82213772. We maintain a corporate website at http://www.dvintinc.com/. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

•	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A;
•	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;
•	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
•	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);
•	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and
•	will not be required to conduct an evaluation of our internal control over financial reporting for two years.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting, are not required to provide a compensation discussion and analysis, are not required to provide a pay-for-performance graph or CEO pay ratio disclosure, and may present only two years of audited financial statements and related MD&A disclosure.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, herein referred to as the Securities Act, or such earlier time that we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.0 billion in annual revenues, have more than $700 million in market value of our Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period. Under current SEC rules, however, we will continue to qualify as a “smaller reporting company” for so long as we have a public float (i.e., the market value of common equity held by non-affiliates) of less than $75 million as of the last business day of our most recently completed second fiscal quarter.

THE OFFERING

Unless otherwise indicated, this prospectus reflects and assumes a 1-for-10 reverse stock split of our Ordinary Shares immediately prior to the effectiveness of the registration statement of which this prospectus is a part.

Ordinary Shares offered by us
A minimum of million Ordinary Shares and a maximum of million Ordinary Shares.
Price per Ordinary Share
We currently estimate that the initial public offering price will be US$ per Ordinary Share.
Best efforts
The underwriters are selling our Ordinary Shares on a “best efforts” basis. Accordingly, the underwriter has no obligation or commitment to purchase any securities. The underwriters are not required to sell any specific number of dollar amount of Ordinary Shares but will use its best efforts to sell the Ordinary Shares offered.
We do not intend to close this offering unless we sell at least a minimum number of Ordinary Share, at the price per Ordinary Share set forth on the cover page of this prospectus, to result in sufficient proceeds to list our Ordinary Shares on the NYSE MKT.
Offering period
The Ordinary Shares are being offered for a period of 90 days commencing on the date of this prospectus. If the minimum offering amount is not raised within 90 days from the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest or deduction of fees. The offering may close or terminate, as the case may be, on the earlier of (i) any time after the minimum offering amount of our Ordinary Shares is raised, or (ii) 90 days from the date of this prospectus although we retain the right to terminate the offering prior to the expiration of the 90-day period. If we raise the minimum offering amount within the offering period, the proceeds from the offering will be released to us.
Escrow account
The gross proceeds from the sale of the Ordinary Shares in this offering will be deposited in a non-interest bearing escrow account maintained by the escrow agent, Signature Bank, at 950 Third Avenue, New York, New York 10022. All check will be deposited directly into the escrow account and all wire transfers will be wired directly to the escrow account. The funds will be held in escrow until the escrow bank, Signature Bank, has advised us and the escrow agent that it has received a minimum of $ , the minimum offering, in cleared funds. If we do not receive the minimum of $ by July 31, 2017, all funds will be returned to purchasers in this offering on the next business day after the termination of the offering, without charge, deduction or interest. Prior to July 31, 2017, in no event will funds be returned to you unless the offering is terminated. You will only be entitled to receive a refund of your subscription price if we do not raise a minimum of $ by July 31, 2017. No interest will be paid either to us or to you. See “Underwriting — Deposit of Offering Proceeds.”
Ordinary Shares outstanding prior to completion of this offering
10,000,000 Ordinary Shares

Ordinary Shares outstanding immediately after this offering
Ordinary Shares if the Ordinary Shares are offered and sold at the minimum offering amount in this offering; or
Ordinary Shares if the Ordinary Shares are offered and sold at the maximum offering amount in this offering.
Listing
We will apply to have our Ordinary Shares listed on NYSE MKT.
NYSE MKT symbol
“ ”
Transfer Agent
VStock Transfer, LLC
Use of proceeds
We intend to use the proceeds from this offering to for working capital and general corporate purposes, including the expansion of our business. To the extent that we are unable to raise the maximum proceeds in this offering, we may not be able to achieve all of our business objectives in a timely manner. See “Use of Proceeds” for more information.
Risk factors
The Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors,” beginning on page 10 for a discussion of factors to consider before deciding to invest in our Ordinary Shares.
Lock-Up
We, our directors and executive officers, and our existing beneficial owners of 5% or more of our outstanding Ordinary Shares have agreed with the underwriter, subject to certain exceptions, not to sell, transfer or otherwise dispose of any Ordinary Shares or similar securities for a period ending 180 days after the closing of the offering. See “Underwriting” for more information.

Summary Financial Data

The following table sets forth selected historical statements of operations for the year ended March 31, 2016 and the period from October 9, 2014 (inception) to March 31, 2015, and the six months ended September 30, 2016 and 2015, and balance sheet data as of March 31, 2016 and 2015, and the six months ended September 30, 2016 and 2015, which have been derived from our audited financial statements for those periods. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read this data together with our consolidated financial statements and related notes appearing elsewhere in this prospectus as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in the prospectus.

Selected Statements of Operations Information:

	Year Ended March 31,		Six Months Ended September 30,
	2016	2015	2016	2015
	US$	US$	US$	US$
Consolidated Statements of Comprehensive Income Data:
Revenue	$1,662,406	$—	$1,181,526	$2,425
Cost of revenue	—	—	—	—
Gross profit	1,662,406	—	1,181,526	2,425
Net Other income	1,141	—	2,833	706
Selling expenses	72,447	95,342	69,463	78,084
Administrative expenses	911,335	200,805	518,126	340,718
Results from operating activities	678,623	(296,148)	593,936	(416,378)
Net finance income	(61,720)	(18,651)	23	(32,461)
Profit before tax	817,669	(316,881)	596,792	(448,133)
Tax expenses (benefits)	164,817	(66,641)	207,196	—
Profit for the year/period	652,852	(250,240)	389,596	(448,133)
Comprehensive income for the year/period	649,243	(251,206)	328,500	(428,807)
Basic and dilutive earning per share	0.07	(0.03)	0.04	(0.04)

Selected Balance Sheet Information:

	Year Ended March 31,		Six Months Ended September 30,
	2016	2015	2016	2015
	US$	US$	US$	US$
Consolidated Statements of Financial Position Data:
Cash and cash equivalents	2,480	46,333	140,357	2,912
Total assets	2,010,926	1,067,842	2,592,042	1,479,540
Total equity	1,453,610	(250,206)	1,785,719	(678,047)
Current liabilities	557,316	1,318,048	806,323	2,157,587
Total liabilities	557,316	1,318,048	806,323	2,157,587

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented on a pro-forma basis to reflect a reverse stock split of the outstanding shares of our ordinary shares at a ratio of 1-for-10 shares effected immediately prior to the effectiveness of the registration statement of which this prospectus is a part.

Risks Relating to our Business and Industry

We have a limited operating history and are subject to the risks encountered by early-stage companies.

We have only been in business since October 2014, and we launched our 5etou platform in March 2015. We did not generate any revenue until the year ended March 31, 2016. Because we did not generate any revenue in the period from October 9, 2014 (inception) to March 31, 2015, we suffered a loss for the period primarily as a result of our general and administrative expenses and our selling expenses.

As a start-up company, our business strategies and model are constantly being tested by the market and operating results, and we pursue to adjust our allocation of resources among the three business segments (namely, crowdfunding platform service, incubation services, and financial services) accordingly. As such, our business may be subject to significant fluctuations in operating results in terms of amounts of revenues and percentages of total with respect to the business segments.

We are, and expect for the foreseeable future to be, subject to all the risks and uncertainties, inherent in a new business and in an industry which is in the early stages of development in China. As a result, we must establish many functions necessary to operate a business, including expanding our managerial and administrative structure, assessing and implementing our marketing program, implementing financial systems and controls and personnel recruitment. Accordingly, you should consider our prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by companies with a limited operating history. In particular, you should consider that there is a significant risk that:

•	We operate in an industry that is or may in the future be subject to increasing regulation by various governmental agencies in China;
•	Crowdfunding may not be accepted in China by either businesses or funding sources;
•	We may require additional capital to develop and expand our operations which may not be available to us when we require it;
•	We may not be able to develop our platform and offer services in a manner which will enable us to generate revenue and meet the requirements of both the participants and the projects that use our platform;
•	Our marketing and growth strategy may not be successful;
•	Our business may be subject to significant fluctuations in operating results;

Our future growth will depend substantially on our ability to address these and the other risks described in this prospectus. If we do not successfully address these risks, our business would be significantly harmed.

We may need additional capital to fund our future operations and, if it is not available when needed, we may need to reduce our planned expansion and marketing efforts, which may reduce our revenue.

We believe that our existing working capital and cash available from operations will enable us to meet our working capital requirements for at least the next 12 months. However, if cash from future operations is insufficient, or if cash is used for acquisitions or other currently unanticipated uses, we may need additional capital. In addition, if we fail to generate sufficient net revenues from platform service fees and consulting fees for our incubation services, we may continue to consume significant amounts of capital. As a result, we could be required to raise additional capital. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities could result in dilution of the shares held by existing stockholders. If additional funds are raised through the issuance of debt or equity securities, such securities may provide the holders certain rights, preferences, and privileges senior to those of shareholders holding Ordinary Shares, and the terms of any such debt securities could impose restrictions on our operations. We cannot assure you that additional capital, if required, will be available on acceptable terms, or at all. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned product development and marketing efforts, which could harm our business, financial condition and operating results.

If our activities are found by PRC regulatory authorities as unapproved and not exempt from securities regulations, we may be required to suspend our crowdfunding platform business and we may be subject to fines and administrative penalties.

The securities financing industry is heavily regulated by the PRC government, with various regulatory authorities of the PRC central government, such as the China Securities Regulatory Commission (the “CSRC”), State Administration for Industry and Commerce (the “SAIC”), the China Banking Regulatory Commission (the “CBRC”), the State Administration of Foreign Exchange (the “SAFE”), the State Administration of Taxation (the “SAT”), and the Supreme People’s Court (the “SPC”) having authority to issue and implement regulations governing various aspects of the securities offerings. Although there are no regulations which expressly cover reward-based crowdfunding, we cannot assure you that the existing regulations will not be interpreted by government agencies or courts to include reward-based crowdfunding. Further, future regulations or changes in current regulations within the PRC relating to the offering of securities to the public or relating specifically to crowdfunding, could negatively affect our operations in the PRC. In addition, if regulatory authorities perceive that reward-based by some crowdfunding companies as being conducted in a manner which one or more of the regulatory authorities consider improper or abusive, the authorities may seek to interpret existing laws or regulations in a manner which may make it difficult and expensive for us to continue in business. We cannot assure you that PRC government authorities will not seek to treat reward-based crowdfunding in a manner which will impair our ability to operate our business in the manner described in this prospectus. Such changes or interpretations could force us to change our business model, which could negatively impact future revenues or increase our costs. Further, if we are determined to be in violations of any applicable regulations, we may be subject to fines, confiscation of our income, and revocation of our business licenses, and we may also be forced to discontinue our relevant business or be subject to restrictions on our business. Any of these actions by the PRC regulatory authorities may have a material and adverse effect on our results of operations.

Regulation and censorship of information disseminated over the Internet in China may adversely affect our business, and we may be liable for information displayed on, retrieved from, or linked to our Internet websites.

The PRC government has adopted certain regulations governing Internet access and the distribution of news and other information over the Internet. Under these regulations, Internet content providers and Internet publishers are prohibited from posting or displaying over the Internet content that, among other things, violates PRC laws and regulations, impairs the national dignity of China, or is obscene, superstitious, fraudulent or defamatory as determined by the applicable PRC regulatory authorities. Failure to comply with these requirements, even inadvertently, could result in the revocation of our Internet Content Provider license and other required licenses and the closure of the concerned websites. The website operator may also be held liable for such prohibited information displayed on, retrieved from or linked to such website.

In addition, the Ministry of Industry and Information Technology, known as “MIIT,” has published regulations that subject website operators to potential liability for content included on their websites and the actions of users and others using their websites, including liability for violations of PRC laws prohibiting the dissemination of content deemed to be socially destabilizing. The Ministry of Public Security has the authority to order any local Internet service provider, to block any Internet website maintained outside China at its sole discretion. Periodically, the Ministry of Public Security has stopped the dissemination over the Internet of information which it believes to be socially destabilizing. The State Secrecy Bureau, which is directly responsible for the protection of State secrets of the PRC government, is authorized to block any website it deems to be leaking state secrets or failing to meet the relevant regulations relating to the protection of state secrets in the dissemination of online information. If we are determined to violate these regulations, even if the offending content is not generated by us, we could be subject to civil or criminal penalties, fines, revocation of our Internet service provider license and other penalties which could materially impair our operations and our ability to continue in business.

As these regulations are subject to interpretation by the relevant authorities, it may not be possible for us to determine in all cases the type of content that could result in liability for us as a website operator. Further, to the extent that the regulations relate to information contained on a website regardless of whether the information is placed on the Internet by the website owner or by a third party, we may not be able to control or restrict the content of other Internet content providers linked to or accessible through our websites, or content generated or placed on our websites by our users, despite our attempt to monitor such content. To the extent that regulatory authorities find any portion of our content objectionable, they may require us to limit or eliminate the dissemination of such information or otherwise curtail the nature of such content on our websites, which may reduce our user traffic and have a material adverse effect on our financial condition and results of operations. In addition, we may be subject to significant penalties for violations of those regulations arising from information displayed on, retrieved from or linked to our websites, including a suspension or shutdown of our operations.

If we are unable to manage our anticipated growth effectively, our business could be adversely affected.

In order to develop our business, we need to hire and retain key managers and executives in all areas of our operations. Our future operating results depend to a large extent on our ability to develop and manage expansion and growth successfully. For us to manage such growth, we must put in place legal and accounting systems, and implement human resource management and other tools. We have taken preliminary steps to put this structure in place. However, there is no assurance that we will be able to expand our business or successfully manage any growth that may result. Failure to expand our operations or manage our growth effectively could materially and adversely affect our ability to market our crowdfunding platform in multiple venues.

We may experience significant fluctuation in revenues to be generated by our financial services, since the fee rates we charged are assessed on a project by project basis and subject to variables.

We assist projects which have successfully funded their projects through our platform to seek additional equity or debt financing by introducing them to potential investors or business partners. At the closing of such financings, we charge a finder’s fee which is calculated as a percentage of the proceeds received by the clients in such financing. We negotiate our rate of financial services on a case by case basis, taking into consideration various factors including, without limitation, the prevailing market rate for the similar transactions, the market conditions, services we provided to the project prior to the financing, the size of the financing, the specific needs of the clients, and our relationships and prior dealings with the parties. For instance, in May 2015, we assisted in raising approximately US$387,000 (RMB 2.5 million) of capital, with our finder’s fee rate of 80%, for one specific project owned by an unrelated third. We negotiated our fee with the project owner taking into consideration these factors: (a) that we had provided such project with incubation-related services free of charge prior to the financing and (b) that our fee was assessed as a percentage of the amount of the initial financing only, not of any follow-on financing even if it is funded by the investors we originally introduced to such project. We cannot guarantee receiving comparable fee payment for any of our future projects. As of the date of this prospectus, we cannot reasonably estimate an anticipated range of fees that we can receive based on known market trends. Therefore, our revenues to be derived from our financial services may be subject to significant fluctuation.

Investments in business entities are not a part of our core strategic objective, and therefore, you should not rely on income attributable to our investment activities as an indication of our future earnings.

We have made one-off investments in certain business entities at the beginning of our operation. Such investments are not part of our strategic objective which is building and growing our crowdfunding platform and provide crowdfunding-related services. We stopped making such investments in June, 2015. Additionally, we do not intend to make any such investments in the future. As such, you should not rely on past results of income attributable to our investment activities as an indication of our future earnings.

Inappropriate business behavior of entrepreneurs raising funds via our platforms could result in reputational or financial damages to our business.

Our business is limited to providing a platform for matching participants with projects, as such we do not control or monitor the material that is placed on our platform by the projects. However, the inappropriate business behavior, including violations of laws and regulations concerning to information on the Internet, could still result in reputational or financial damages to us. Although we obtain a general release and indemnity agreement from all persons who put information on our website, including the project sponsors, we do not control or monitor the material that they place on our website. To the extent that we are seen by the public or by government agencies to be responsible for the content of our website, we may be subject to civil or criminal liability and penalties as well as damage to our reputation, and we may not have any effective recourse against the persons who put the material on our website.

As the operator of a website, we may be subject to damages resulting from unauthorized access or hacking and other cyber risks.

Hacking is the process of attempting to gain or successfully gaining unauthorized access to computer system. As with any website, our website may be subject to hacking regardless of whether we have in place securities systems which limit access to our platform. When a person engages in website hacking, he or she takes control of the website from the website owner. Password hacking is obtaining a user’s secret password from data that has been stored in or transmitted by a computer system. Computer hacking is obtaining access to and viewing, creating or editing material without authorization. Hackers can bring a website down by causing large numbers of users to seek to access the website without the knowledge of the users, which is known as denial of service hacking. Hacking can result in the loss of or tampering with confidential information, the editing of information so that it is not in the form maintained by the sponsor, using password information to take funds from the user’s account or to charge cash advances or purchases to the unknowing user’s account. Both we and our participants and the project or donation sponsor can suffer significant monetary losses as a result of hacking. Despite our disclaimers that the participants, projects or donation sponsors sign, injured parties may seek to obtain damages from us for their loss. Thus, in additional to any financial or reputation losses that we may sustain, it is possible that a court or administrative body may hold us liable for damages sustained by others. Any such losses could materially impair our financial condition and our ability to conduct business. Further, although we intend to use an independent third party to handle payment by participants in reward-based crowdfunding projects, we may be subject to claims and to liability in the event of a breach of the security of the third-party payment service.

The successful operation of our business depends on the performance and reliability of the Internet infrastructure and fixed telecommunications networks in China.

Our business depends on the performance and reliability of the Internet infrastructure in China. Almost all access to the Internet is maintained through state-owned telecommunication operators under the administrative control and regulatory supervision of the MIIT. In addition, the national networks in China are connected to the Internet through international gateways controlled by the PRC government. These international gateways are the only channels through which a domestic user can connect to the Internet. Although the PRC government has pledged to increase overall internet coverage in the PRC and increase Internet infrastructure investment in its Thirteenth Five-Year Plan in 2016, a more sophisticated Internet infrastructure may not be developed in China. We or the users of our platform may not have access to alternative networks in the event of disruptions, failures or other problems with China’s Internet infrastructure.

Because we rely upon a third party to perform the payment processing and provide the escrow accounts for our crowdfunding platform, the failure or inability of the third party to provide these services could impair our ability to operate.

Because we do not possess an internal payment method, all payments by participants are processed by Union Mobile Pay, a third party payment processing company. The payment processing business is highly regulated, and it is subject to a number of risks that could materially and adversely affect its ability to provide payment processing and escrow services to us, including:

•	increased regulatory focus and the requirement that it comply with numerous complex and evolving laws, rules and regulations;
•	increases in the costs to the third party, including fees charged by banks to process funds through the third party, which could result in increased costs to us and to our participants;
•	dissatisfaction with the third party’s services;
•	a decline in the use of the third party’s services generally which could result in increases in costs to users such as us and our participants;
•	the ability of the third party to maintain adequate security procedures to prevent the hacking or other unauthorized access to account and other information provided by us and the participants who use the system;
•	system failures or failure to effectively scale the system to handle large and growing transaction volumes;
•	the failure or inability of the third party to manage funds accurately or the loss of funds by the third-party, whether due to employee fraud, security breaches, technical errors or otherwise; and
•	the failure or inability of this third party to adequately manage business and regulatory risks.

We rely on the convenience and ease of use that Union Mobile Pay provides to our users. If the quality, utility, convenience or attractiveness of Union Mobile Pay services declines for any reason, the attractiveness of our crowdfunding platform could be materially impaired. If we need to migrate to another third-party payment service for any reason, the transition could require considerable time and management resources, and the third-party payment service may not be as effective, efficient or well-received by buyers and sellers on our marketplaces. Further, our participants may be reluctant to use a different payment system.

We must regularly apply for ICP licenses to operate our business and any failure to secure a license could adversely impact our business.

Every five years we must apply to MIIT to renew the ICP license for our platform URL to operate our internet platform. Our current ICP license will expire in March 2020. While we anticipate that we will be able to renew such license, there can be no assurance that such license will be renewed as a matter of course and that new conditions will not be imposed in connection therewith. Any failure to obtain the proper licenses would have a material adverse effect on our business, results of operations and financial condition.

Increasing competition within our emerging industry could have an impact on our business prospects.

The crowdfunding market is an emerging industry where new competitors can easily enter the market since there are no significant barriers to entry. Competing companies may have significantly greater financial and other resources than we have and may have been developing their products and services longer than we have been and may offer a platform that is more attractive to both companies seeking funds and participants looking to fund a reward-based project. Since crowdfunding in China is in its infancy, and there are few barriers to entry by new companies, we anticipate increasing competition, which may have a negative impact on both our revenues and our profit margins.

Our success depends substantially on the continued retention of certain key personnel and our ability to hire and retain qualified personnel in the future to support our growth and execute our business strategy.

If one or more of our senior executives or other key personnel are unable or unwilling to continue in their present positions, our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. While we depend on the abilities and participation of our current management team generally, we rely particularly upon Mr. Yu Han, our chairman and chief executive officer who is responsible for the development and implementation of our business plan. The loss of the services of Mr. Yu Han for any reason could significantly adversely impact our business and results of operations. Competition for senior management and senior technology personnel in the PRC is intense and the pool of qualified candidates is very limited. We cannot assure you that the services of our senior executives and other key personnel will continue to be available to us, or that we will be able to find a suitable replacement for them if they were to leave.

We may not be able to adequately protect our intellectual property rights, and our competitors may be able to offer similar products and services, which would harm our competitive position.

Our success depends in part upon our intellectual property rights. We rely primarily on trademark, copyright, service mark and trade secret laws, confidentiality procedures, license agreements and contractual provisions to establish and protect our proprietary rights over our products, procedures and services. Other persons could copy or otherwise obtain and use our technology without authorization, or develop similar IP independently. We may also pursue the registration of our domain names, trademarks, and service marks in other jurisdictions, including the United States. However, the intellectual property laws in China are not considered as strong as comparable laws in the United States or the European Union. We cannot assure you that we will be able to protect our proprietary rights. Further, our competitors may be able to independently develop similar or more advanced technology, duplicate our products and services or design around any intellectual property rights we hold.

Our lack of bad debt policy regarding our accounts receivables may result in our operation experiencing lack of cash flow funds.

Currently, we do not have bad debt policy with respect to our accounts receivables. As such, we may not be able to collect our outstanding accounts receivables in a timely manner or in a timeframe that will allow us to operate our business effectively. We may experience lack of operating cash flow which will negatively impact our operation and our revenues.

Our lack of related party transaction policy may negatively affect our revenues and business operation.

Currently, we do not have internal policy with respect to related party transactions. Additionally, we have relied upon revenues from related parties in the past and may not be able to enter into similar contracts with unrelated third parties, which will negatively affect our revenues and probabilities. We have also relied upon funds advanced by our principal shareholder in the past that supported our business operation.

We are not in full compliance with PRC regulations and may be subject to administrative penalties and loss of our business permit.

Hangzhou Longyun did not file the tax return for the fiscal years of 2015 and 2016 (“Hangzhou Longyun Tax Returns”). No actions have been taken by the PRC tax authorities at the date of this prospectus, but Hangzhou Longyun may be subject to fines, direct assessments, tax arrears and late payment fees, loss of our business permit, and criminal liabilities as a result of not filing the Hangzhou Longyun Tax Returns. As a result, it could harm our reputation and expose us to the risk of government investigation or litigation and could subject us to remedies that could cause our revenues or profitability to decline.

We have not paid housing funds for our employees in the PRC, and as such, we may be subject to fines, administrative penalties, in addition to making all of the payment arrears to housing funds.

Because we are a Cayman Islands corporation and all of our business is conducted in the PRC, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain.

We are incorporated in the Cayman Islands and conduct our operations primarily in China. Substantially all of our assets are located outside of the United States and the proceeds of this offering will primarily be held in banks outside of the United States. In addition, all of our directors and officers reside outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the Cayman Islands or in China in the event that you believe we have violated your rights, either under United States federal or state securities laws or otherwise, or if you have a claim against us. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may not permit you to enforce a judgment against our assets or the assets of our directors and officers. See “Enforceability of Civil Liabilities.”

Economic conditions have had and may continue to have an adverse effect on the market’s investment power.

The Chinese economy has not recovered entirely from a recession, which has reduced discretionary income of our potential customers. We believe that participants in crowdfunding projects use discretionary funds to make payments through reward-based crowdfunding. The adverse effect of a sustained economic downturn in China, including sustained periods of decreased consumer spending, higher unemployment levels, declining consumer or business confidence and continued volatility and disruption in the credit and capital markets, will likely result in our customers reducing their use of or ceasing to use crowdfunding. Accordingly, to the extent that economic conditions in China reduce discretionary consumer spending, crowdfunding in general and our business in particular could be materially impaired.

To the extent that reward-based crowdfunding projects have difficult producing products or developing their business, we may be unable to develop our business.

The willingness of participants to make payments for reward-based crowdfunding projects may be based on the participant’s belief that the company will be able to deliver the reward in a timely manner and otherwise successfully develop its business. To the extent that companies are either unable to deliver products in a timely manner or cannot develop a product that works in the manner anticipated by the participants or are unable to develop a business, reward-based crowdfunding may become less attractive to participants, which would impair our ability to generate revenue or operate profitably. We cannot assure you that reward-based crowdfunding will attract participants.

Since our chief executive officer will own more than     % of our Ordinary Shares following the sale of the maximum offering, he will have the ability to elect directors and approve matters requiring shareholder approval.

Mr. Yu Han, our president, chief executive officer, and chairman, is currently the beneficial owner of 7.25 million, or 72.5% of our outstanding Ordinary Shares, which are directly held by Honesty Heart Ltd., an entity 100% owned by Mr. Han. If we sell the minimum number of Ordinary Shares, Mr. Han will have the right to vote    % of the Ordinary Shares; if we sell the maximum number of Ordinary Shares, he will have the right to vote    % of the Ordinary Shares. As result, Mr. Yu Han will be able to exert significant voting influence over fundamental and significant corporate matters and transactions. Depending on the percentage, he may have the power to elect all directors and approve all matters requiring shareholder approval without the votes of any other shareholder. He will have significant influence over a decision to enter into any corporate transaction and has the ability to prevent any transaction that requires the approval of shareholders, regardless of whether or not our other shareholders believe that such transaction is in our best interests. Such concentration of voting power could have the effect of delaying, deterring, or preventing a change of control or other business combination, which could, in turn, have an adverse effect on the market price of our Ordinary Shares or prevent our shareholders from realizing a premium over the then-prevailing market price for their Ordinary Shares.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Ordinary Share.

To implement Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on the company’s internal control over financial reporting. Prior to filing the registration statement of which this prospectus is a part, we were not subject to these rules. As a result, we do not have in place effective disclosure controls and procedures or internal controls over financial reporting. We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of the internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations and prospects, as well as the market for and trading price of our Ordinary Shares, may be materially and adversely affected if we do not have effective internal controls. We do not presently have the financial resources or personnel to develop or implement systems that would provide us with the necessary information on a timely basis so as to be able to implement financial controls. As a result, we may not discover any problems in a timely manner and current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our Ordinary Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing our shares and may make it more difficult for us to raise funds in a debt or equity financing.

Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Ordinary Shares.

We are an “emerging growth company,” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from disclosure and other requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company and a smaller reporting company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important. See “Implications of Our Being an “Emerging Growth Company.”

Risks Relating to Doing Business in the PRC

There are significant uncertainties under the Draft Foreign Investment Law relating to the status of businesses in China controlled by foreign invested projects primarily through contractual arrangements, such as our business.

On January 19, 2015, MOFCOM published a draft of the PRC Law on Foreign Investment (Draft for Comment), or the Draft Foreign Investment Law. At the same time, MOFCOM published an accompanying explanatory note of the Draft Foreign Investment Law, or the Explanatory Note, which contains important information about the Draft Foreign Investment Law, including its drafting philosophy and principles, main content, plans to transition to the new legal regime and treatment of business in China controlled by foreign invested projects, or FIEs, primarily through contractual arrangements. The draft Foreign Investment Law utilizes the concept of “actual control” for determining whether an entity is considered to be a foreign-invested project, and defines “control” broadly to include, among other things, voting or board control through contractual arrangements.

The draft Foreign Investment Law proposes significant changes to the PRC foreign investment legal regime and may have a material impact on Chinese companies listed or to be listed overseas. The proposed draft Foreign Investment Law would regulate FIEs the same way as PRC domestic entities, except for those FIEs that operate in industries deemed to be either “restricted” or “prohibited” in a “negative list.” Because the negative list has yet to be published, it is unclear whether it will differ from the current list of industries subject to restrictions or prohibitions on foreign investment. The draft Foreign Investment Law also provides that only FIEs operating in industries on the negative list will require entry clearance and other approvals that are not required of PRC domestic entities. As a result of the entry clearance and approvals, certain FIE’s operating in industries on the negative list may not be able to continue to conduct their operations through contractual arrangements. It states that entities established in China but controlled by foreign investors will be treated as foreign-invested projects, while entities set up outside of China which are controlled by PRC persons or entities, would be treated as domestic projects after completion of market entry procedures.

There is substantial uncertainty regarding the draft Foreign Investment Law, including, among others, what the actual content of the law will be as well as the adoption and effective date of the final form of the law. As a result, we cannot assure you that the new Foreign Investment Law, when it becomes effective, will not have a material and adverse effect on our ability to conduct our business through our contractual arrangements.

The draft Foreign Investment Law, if enacted as proposed, may also materially impact our corporate governance practice and increase our compliance costs. For instance, the draft Foreign Investment Law imposes stringent ad hoc and periodic information reporting requirements on both foreign investors and the FIE subject to the law. Aside from an investment implementation report and an investment amendment report that are required for each investment and alteration of investment specifics, an annual report is mandatory, and large foreign investors meeting certain criteria are required to report on a quarterly basis. Any company found to be non-compliant with these information reporting obligations may potentially be subject to fines and/or administrative or criminal liabilities, and the persons directly responsible may be subject to criminal liabilities.

Further, if we are deemed to have a non-PRC entity as a controlling shareholder, the provisions regarding control through contractual arrangements could reach our VIE arrangements, and as a result Long Yun could become subject to restrictions on foreign investment, which may materially impact the viability of our current and operations. Specifically, we may be required to modify our corporate structure, change our current scope of operations, obtain approvals or face penalties or other additional requirements, compared to entities which do have PRC controlling shareholders. Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of draft PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

It is uncertain whether we would be considered as ultimately controlled by Chinese parties. Mr. Yu Han, our chairman and chief executive officer and a PRC citizen, beneficially and indirectly owns 72.5% of our outstanding voting securities. It is uncertain, however, if these factors would be sufficient to give Mr. Yu Han control over us under the draft Foreign Investment Law. Moreover, the draft Foreign Investment Law has not taken a position on what actions will be taken with respect to the companies currently employing a VIE structure, whether or not these companies are controlled by Chinese parties, while it is soliciting comments from the public on this point. In addition, it is uncertain whether the crowdfunding industry, in which our variable interest entity operates, will be subject to the foreign investment restrictions or prohibitions set forth in the “negative list” that is to be issued. If the enacted version of the Foreign Investment Law and the final “negative list” mandate further actions, such as MOFCOM market entry clearance or certain restructuring of our corporate structure and operations there may be substantial uncertainties as to whether we can complete these actions in a timely manner, if at all, and our business and financial condition may be materially and adversely affected.

If we are ultimately considered a Foreign Invested Enterprise deemed to operate in either a “restricted” or “prohibited” industry, we may no longer conduct the business pursuant to a VIE structure, which in turn would materially impact our results of operations, as well as the value of your Ordinary Shares.

Among other things, the draft Foreign Investment Law expands the definition of foreign investment and introduces the principle of “actual control” in determining whether a company is considered a foreign-invested enterprise, or an FIE. Under the draft Foreign Investment Law, variable interest entities would also be deemed as FIEs, if they are ultimately “controlled” by foreign investors, and be subject to restrictions on foreign investments. According to the draft Foreign Investment Law, the State Council will determine a list of industry categories that are subject to special administrative measures, which is referred to as a “negative list”, consisting of a list of industry categories where foreign investments are strictly prohibited, or the “prohibited list” and a list of industry categories where foreign investments are subject to certain restrictions, or the “restricted list”. The draft Foreign Investment Law provides that FIEs operating in industries on the “negative list” will require entry clearance and other approvals that are not required of PRC domestic entities. As a result of the entry clearance and approvals, certain FIE’s operating in industries on the “negative list” may not be able to continue to conduct their operations through contractual arrangements.

It is uncertain whether the online crowdfunding industry, in which our variable interest entity operates, will be subject to the foreign investment restrictions or prohibitions set forth in the “negative list” that is to be issued. If the enacted version of the Foreign Investment Law and the final “negative list” mandate further actions, such as MOFCOM market entry clearance, to be completed by companies with existing VIE structure like us, we will face uncertainties as to whether such clearance can be timely obtained, or at all. Furthermore, due to lack of guidance under this draft law, we are unable to ascertain the controlling status of our company although Mr. Yu Han, our chairman and chief executive officer and a PRC citizen, beneficially and indirectly owns 69.1% of our outstanding voting securities before this offering, and we cannot assure you of the controlling status of our company after the completion of this offering. Therefore, if we are ultimately considered a foreign invested enterprise deemed to operate in either a “restricted” or “prohibited” industry, we may no longer conduct the business pursuant to a VIE structure and we could be subject to severe penalties or be forced to relinquish our interests in relevant industries, which in turn would materially impact our results of operations, as well as the value of your Ordinary Shares.

Changes in the policies of the PRC government could have a significant impact upon our ability to operate profitably in the PRC.

We conduct all of our operations and all of our revenue is generated in the PRC. Accordingly, economic, political and legal developments in the PRC will significantly affect our business, financial condition, results of operations and prospects. Policies of the PRC government can have significant effects on economic conditions in the PRC and the ability of businesses to operate profitably. Our ability to operate profitably in the PRC may be adversely affected by changes in policies by the PRC government, including changes in laws, regulations or their interpretation, particularly those dealing with the Internet, including censorship and other restriction on material which can be transmitted over the Internet, security, intellectual property, money laundering, taxation and other laws that affect our ability to operate our website.

Because our business is dependent upon government policies that encourage a market-based economy, change in the political or economic climate in the PRC may impair our ability to operate profitably, if at all.

Although the PRC government has been pursuing a number of economic reform policies for more than two decades, the PRC government continues to exercise significant control over economic growth in the PRC. Because of the nature of our business, we are dependent upon the PRC government pursuing policies that encourage private ownership of businesses. Restrictions on private ownership of businesses would affect the securities business in general and businesses using crowdfunding in particular. We cannot assure you that the PRC government will pursue policies favoring a market oriented economy or that existing policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting political, economic and social life in the PRC.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitable.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

In particular, PRC laws and regulations concerning online crowdfunding activities are developing. Although we have taken measures to comply with the laws and regulations that are applicable to our business operations, including the regulations on provision of internet information services, and avoid conducting any activities that may be deemed as illegal fund-raising under the current applicable laws and regulations, the PRC government authority may promulgate new laws and regulations regulating the online crowdfunding in the future. We cannot assure you that our practices would not be deemed to violate any PRC laws or regulations relating to telecommunications or illegal fund-raising. PRC laws and regulations concerning internet finance is evolving, we may conduct online crowdfunding business other than our current reward-based crowdfunding on our platform, and our new business may be deemed to fall within the scope internet finance, which is still vague under current applicable laws and regulations. The PRC government authority may also promulgate new laws and regulations concerning protection of customers rights as well as responsibilities of online crowdfunding platform to its customers, which may impact performance of our arrangements with customers in certain circumstances. Furthermore, we cannot rule out the possibility that the PRC government will institute a licensing regime covering our industry at some point in the future. If such a licensing regime were introduced, we cannot assure you that we would be able to obtain any newly required license in a timely manner, or at all, which could materially and adversely affect our business and impede our ability to continue our operations.

Regulations relating to offshore investment activities by PRC residents may limit our ability to acquire PRC companies and could adversely affect our business.

In July 2014, SAFE promulgated the Circular on Issues Concerning Foreign Exchange Administration Over the Overseas Investment and Financing and Roundtrip Investment by Domestic Residents Via Special Purpose Vehicles, or Circular 37, which replaced Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Corporate Financing and Roundtrip Investment through Offshore Special Purpose Vehicles, or Circular 75. Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, referred to in Circular 37 as a “special purpose vehicle” for the purpose of holding domestic or offshore assets or interests. Circular 37 further requires amendment to a PRC resident’s registration in the event of any significant changes with respect to the special purpose vehicle, such as an increase or decrease in the capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. Under these regulations, PRC residents’ failure to comply with specified registration procedures may result in restrictions being imposed on the foreign exchange activities of the relevant PRC entity, including the payment of dividends and other distributions to its offshore parent, as well as restrictions on capital inflows from the offshore entity to the PRC entity, including restrictions on its ability to contribute additional capital to its PRC subsidiaries. Further, failure to comply with the SAFE registration requirements could result in penalties under PRC law for evasion of foreign exchange regulations.

Mr. Yu Han and Ms. Koulin Han, who are our beneficial owners and are PRC residents, have completed the initial foreign exchange registrations. However, as the promulgation of Circular 37 is relatively recent, it is unclear how these regulations will be interpreted and implemented. We cannot assure you that our ultimate shareholders who are PRC residents will in the future provide sufficient supporting documents required by the SAFE or complete the required registration with the SAFE in a timely manner, or at all. Any failure by any of our shareholders who is a PRC resident, or is controlled by a PRC resident, to comply with relevant requirements under these regulations could subject us to fines or sanctions imposed by the PRC government, including restrictions on WFOE’s ability to pay dividends or make distributions to us and on our ability to increase our investment in the WFOE.

Although we believe that our agreements relating to our structure are in compliance with current PRC regulations, we cannot assure you that the PRC government would agree that these contractual arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future.

Because our business is conducted in RMB and the price of our Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

Our business is conducted in the PRC, our books and records are maintained in RMB, which is the currently of the PRC, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the RMB and dollar affect the value of our assets and the results of our operations in United States dollars. The value of the RMB against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions and perceived changes in the economy of the PRC and the United States. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenue and financial condition. Further, our Ordinary Shares offered by this prospectus are offered in United States dollars, we will need to convert the net proceeds we receive into RMB in order to use the funds for our business. Changes in the conversion rate between the United States dollar and the RMB will affect that amount of proceeds we will have available for our business.

Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.

The EIT Law and its implementing rules provide that enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises” under PRC tax laws. The implementing rules promulgated under the EIT Law define the term “de facto management bodies” as a management body which substantially manages, or has control over the business, personnel, finance and assets of an enterprise. In April 2009, the State Administration of Taxation, or SAT, issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management bodies” of a PRC-controlled enterprise that is incorporated offshore is located in China. However, there are no further detailed rules or precedents governing the procedures and specific criteria for determining “de facto management body.” Although our board of directors and management are located in the PRC, it is unclear if the PRC tax authorities would determine that we should be classified as a PRC “resident enterprise.”

If we are deemed as a PRC “resident enterprise,” we will be subject to PRC enterprise income tax on our worldwide income at a uniform tax rate of 25%, although dividends distributed to us from our existing PRC subsidiary and any other PRC subsidiaries which we may establish from time to time could be exempt from the PRC dividend withholding tax due to our PRC “resident recipient” status. This could have a material and adverse effect on our overall effective tax rate, our income tax expenses and our net income. Furthermore, dividends, if any, paid to our shareholders may be decreased as a result of the decrease in distributable profits. In addition, if we were considered a PRC “resident enterprise”, any dividends we pay to our non-PRC investors, and the gains realized from the transfer of our ordinary shares may be considered income derived from sources within the PRC and be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty). It is unclear whether holders of our Ordinary Shares would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. This could have a material and adverse effect on the value of your investment in us and the price of our Ordinary Shares.

There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.

Under the PRC EIT Law and its implementation rules, the profits of a foreign invested enterprise generated through operations, which are distributed to its immediate holding company outside the PRC, will be subject to a withholding tax rate of 10%. Pursuant to a special arrangement between Hong Kong and the PRC, such rate may be reduced to 5% if a Hong Kong resident enterprise owns more than 25% of the equity interest in the PRC company. Our PRC subsidiary is wholly-owned by our Hong Kong subsidiary. Moreover, under the Notice of the State Administration of Taxation on Issues regarding the Administration of the Dividend Provision in Tax Treaties promulgated on February 20, 2009, the tax payer needs to satisfy certain conditions to enjoy the benefits under a tax treaty. These conditions include: (1) the taxpayer must be the beneficial owner of the relevant dividends, and (2) the corporate shareholder to receive dividends from the PRC subsidiary must have continuously met the direct ownership thresholds during the 12 consecutive months preceding the receipt of the dividends. Further, the State Administration of Taxation promulgated the Notice on How to Understand and Recognize the “Beneficial Owner” in Tax Treaties on October 27, 2009, which limits the “beneficial owner” to individuals, projects or other organizations normally engaged in substantive operations, and sets forth certain detailed factors in determining the “beneficial owner” status. In current practice, a Hong Kong enterprise must obtain a tax resident certificate from the relevant Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority. As of the date of this prospectus, we have not commenced the application process for a Hong Kong tax resident certificate from the relevant Hong Kong tax authority, and there is no assurance that we will be granted such a Hong Kong tax resident certificate.

Even after we obtain the Hong Kong tax resident certificate, we are required by applicable tax laws and regulations to file required forms and materials with relevant PRC tax authorities to prove that we can enjoy 5% lower PRC withholding tax rate. Long Yun HK intends to obtain the required materials and file with the relevant tax authorities when it plans to declare and pay dividends, but there is no assurance that the PRC tax authorities will approve the 5% withholding tax rate on dividends received from Long Yun HK.

Our contractual arrangements with Long Yun and its shareholders may not be effective in providing control over Long Yun.

All of our current revenue and net income is derived from Long Yun. Foreign ownership of internet-based businesses, such as distribution of online information, is subject to restrictions under current PRC laws and regulations. For example, foreign investors are not allowed to own more than 50% of the equity interests in a value-added telecommunication service provider (except e-commerce) and any such foreign investor must have experience in providing value-added telecommunications services overseas and maintain a good track record in accordance with the Guidance Catalog of Industries for Foreign Investment promulgated in 2007, as amended in 2011 and in 2015, respectively, and other applicable laws and regulations. To comply with PRC laws and regulations, we do not intend to have an equity ownership interest in Long Yun but rely on contractual arrangements with Long Yun to control and operate its business. However, as discussed above, these contractual arrangements may not be effective in providing us with the necessary control over Long Yun and its operations. Any deficiency in these contractual arrangements may result in our loss of control over the management and operations of Long Yun, which will result in a significant loss in the value of an investment in our company. Because of the practical restrictions on direct foreign equity ownership imposed by the Zhejiang provincial government authorities, we must rely on contractual rights through our VIE structure to effect control over and management of Long Yun, which exposes us to the risk of potential breach of contract by the shareholders of Long Yun. In addition, as our chief executive officer Mr. Yu Han owns 72.5% of Long Yun’s outstanding equity, it may be difficult for us to change our corporate structure if such shareholders refuse to cooperate with us.

Because we conduct our business through Long Yun, a VIE, if we fail to comply with applicable law, we could be subject to severe penalties and our business could be adversely affected.

We operate our business through Long Yun, a VIE, the equity of which is owned by Mr. Han Yu, our chief executive officer and principal stockholder, and Ms. Koulin Han, through a series of contractual agreements, as a result of which, under United States generally accepted accounting principles, the assets and liabilities of Long Yun are treated as our assets and liabilities and the results of operations of Long Yun are treated in all respects as if they were the results of our operations. There are uncertainties regarding the interpretation and application of PRC laws, rules and regulations, including but not limited to the laws, rules and regulations governing the validity and enforcement of the contractual arrangements between WFOE and Long Yun.

On or around September 2011, various media sources reported that the China Securities Regulatory Commission (the “CSRC”) had prepared a report proposing pre-approval by a competent central government authority of offshore listings by China-based companies with variable interest entity structures, such as ours, that operate in industry sectors subject to foreign investment restrictions. However, it is unclear whether the CSRC officially issued or submitted such a report to a higher level government authority or what any such report provides, or whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or what they would provide.

If WFOE, Long Yun or their ownership structure or the contractual arrangements are determined to be in violation of any existing or future PRC laws, rules or regulations, or WFOE or Long Yun fails to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including:

•	revoking the business and operating licenses of WFOE or Long Yun;

•	discontinuing or restricting the operations of WFOE or Long Yun;
•	imposing conditions or requirements with which we, WFOE, or Long Yun may not be able to comply;
•	requiring us, WFOE, or Long Yun to restructure the relevant ownership structure or operations which may significantly impair the rights of the holders of our Ordinary Shares in the equity of Long Yun;
•	restricting or prohibiting our use of the proceeds from our initial public offering to finance our business and operations in China; and
•	imposing fines.

We cannot assure you that the PRC courts or regulatory authorities may not determine that our corporate structure and contractual arrangements violate PRC laws, rules or regulations. If the PRC courts or regulatory authorities determine that our contractual arrangements are in violation of applicable PRC laws, rules or regulations, our contractual arrangements will become invalid or unenforceable, and Long Yun will not be treated as a VIE entity and we will not be entitled to treat Long Yun’s assets, liabilities and results of operations as our assets, liabilities and results of operations, which could effectively eliminate the assets, revenue and net income of Long Yun from our balance sheet, which would most likely require us to cease conducting our business and would result in the delisting of our Ordinary Shares from NYSE MKT and a significant impairment in the market value of our Ordinary Shares.

If we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our business and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our stock.

The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.

We are regulated by the SEC and our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Our SEC reports and other disclosure and public pronouncements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review by China Securities Regulatory Commission, a PRC regulator that is responsible for oversight of the capital markets in China. Accordingly, you should review our SEC reports, filings and our other public pronouncements with the understanding that no local regulator has done any review of us, our SEC reports, other filings or any of our other public pronouncements.

The failure to comply with PRC regulations relating to mergers and acquisitions of domestic projects by offshore special purpose vehicles may subject us to severe fines or penalties and create other regulatory uncertainties regarding our corporate structure.

On August 8, 2006, MOFCOM, joined by the CSRC, the State-owned Assets Supervision and Administration Commission of the State Council, the SAT, the State Administration for Industry and Commerce (the “SAIC”), and SAFE, jointly promulgated regulations entitled the Provisions Regarding Mergers and Acquisitions of Domestic Projects by Foreign Investors (the “M&A Rules”), which took effect as of September 8, 2006, and as amended on June 22, 2009. This regulation, among other things, have certain provisions that require offshore special purpose vehicles formed for the purpose of acquiring PRC domestic companies and controlled directly or indirectly by PRC individuals and companies, to obtain the approval of MOFCOM prior to engaging in such acquisitions and to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock market. On September 21, 2006, the CSRC published on its official website a notice specifying the documents and materials that are required to be submitted for obtaining CSRC approval.

The application of the M&A Rules with respect to our corporate structure remains unclear, with no current consensus existing among leading PRC law firms regarding the scope and applicability of the M&A Rules. Thus, it is possible that the appropriate PRC government agencies, including MOFCOM, would deem that the M&A Rules required us or our entities in China to obtain approval from MOFCOM or other PRC regulatory agencies in connection with WFOE’s control of Long Yun through contractual arrangements. If the CSRC, MOFCOM, or another PRC regulatory agency determines that government approval was required for the VIE arrangements between WFOE and Long Yun, or if prior CSRC approval for overseas financings is required and not obtained, we may face severe regulatory actions or other sanctions from MOFCOM, the CSRC or other PRC regulatory agencies. In such event, these regulatory agencies may impose fines or other penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from overseas financings into the PRC, restrict or prohibit payment or remittance of dividends to us or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Ordinary Shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to delay or cancel overseas financings, to restructure our current corporate structure, or to seek regulatory approvals that may be difficult or costly to obtain.

The M&A Rules, along with certain foreign exchange regulations discussed below, will be interpreted or implemented by the relevant government authorities in connection with our future offshore financings or acquisitions, and we cannot predict how they will affect our acquisition strategy. For example, Long Yun’s ability to remit its profits to us or to engage in foreign-currency-denominated borrowings, may be conditioned upon compliance with the SAFE registration requirements by Mr. Yu Han and Ms. Koulin Han, both shareholders of the Registrant and the VIE Entity, over whom we may have no control.

Our agreements with Long Yun are governed by the laws of the PRC and we may have difficulty in enforcing any rights we may have under these contractual arrangements.

As all of our contractual arrangements with Long Yun are governed by the PRC laws and provide for the resolution of disputes through arbitration in the PRC, they would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in the United States. As a result, uncertainties in the PRC legal system could further limit our ability to enforce these contractual arrangements. Furthermore, these contracts may not be enforceable in China if PRC government authorities or courts take a view that such contracts contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over Long Yun, and our ability to conduct our business may be materially and adversely affected.

Risks Relating to this Offering and the Trading Market

There has been no public market for our ordinary shares prior to this offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all.

Prior to this offering, there has not been a public market for our Ordinary Shares. We plan to apply for the listing of our Ordinary Shares on the NYSE MKT. However, an active public market for our Ordinary Shares may not develop or be sustained after the offering, in which case the market price and liquidity of our Ordinary Shares will be materially and adversely affected. Our Ordinary Shares will not be listed on any exchange or quoted for trading on any over-the-counter system.

We are offering our Ordinary Shares on a best efforts basis and may be unable to sell any shares. Because this is a best efforts possibility that we may not be able to sell the minimum offering amount of Ordinary Shares. In the event that we do not raise the minimum offering amount of Ordinary Shares prior to July 31, 2017, all funds raised will be promptly returned to the investors, without interest or deduction. If we successfully raise the minimum offering amount of Ordinary Shares, we will be able to execute our business plan as described.

The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price for our Ordinary Shares will be determined by negotiations between us and the underwriter, and does not bear any relationship to our earnings, book value or any other indicia of value. We cannot assure you that the market price of our Ordinary Shares will not decline significantly below the initial public offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased.

The initial public offering price of our Ordinary Shares is substantially higher than the (pro forma) net tangible book value per share of our Ordinary Shares. Consequently, when you purchase our Ordinary Shares in the offering and upon completion of the offering, you will incur immediate dilution of US$     per share, assuming an initial public offering price of US$    . See “Dilution.” In addition, you may experience further dilution to the extent that additional ordinary shares are issued upon exercise of outstanding options we may grant from time to time.

Substantial future sales of our Ordinary Shares or the anticipation of future sales of our Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline.

Sales of substantial amounts of our Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of our Ordinary Shares to decline. An aggregate of 10,000,000 shares of Ordinary Shares will be outstanding before the consummation of this offering and      shares of Ordinary Shares will be outstanding immediately after the consummation of this offering if the minimum offering amount is raised, and      shares of Ordinary Shares will be outstanding immediately after the consummation of this offering if the maximum offering amount is raised. The Ordinary Shares outstanding after this offering will be available for sale upon the expiration of the lock-up period ending 180 days after the closing of the offering, subject to certain restrictions. See “Shares Eligible for Future Sale.” Any or all of these shares may be released prior to the expiration of the lock-up period at the discretion of the underwriter. Sales of these shares into the market could cause the market price of our Ordinary Shares to decline.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of our Ordinary Shares increases.

If securities or industry analysts do not publish research or reports about our business, or if the publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.

The trading market for our Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Ordinary Shares and the trading volume to decline.

The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

The initial public offering price for our Ordinary Shares will be determined through negotiations between the Underwriter and us and may vary from the market price of our Ordinary Shares following our initial public offering. If you purchase our Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. The market price of our Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•	actual or anticipated fluctuations in our revenue and other operating results;
•	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;
•	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;
•	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;
•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
•	lawsuits threatened or filed against us; and
•	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.

We anticipate that we will use the net proceeds from this offering for working capital and other corporate purposes. Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our Ordinary Shares.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon completion of this offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the NYSE MKT, impose various requirements on the corporate governance practices of public companies. As an “emerging growth company” pursuant to the JOBS Act, we may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance increased disclosure requirements.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, we may cease to qualify as a foreign private issuer in the future.

Because we are a foreign private issuer and are exempt from certain NYSE MKT corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

NYSE MKT Rule requires listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Since a majority of our board of directors will not consist of independent directors, fewer board members will be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, the NYSE MKT rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. The NYSE MKT rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances. We intend to comply with the requirements of NYSE MKT Rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. However, we may consider following home country practice in lieu of the requirements under NYSE MKT rules with respect to certain corporate governance standards which may afford less protection to investors.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of NYSE MKT, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the NYSE MKT upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the NYSE MKT, we cannot assure you that our securities will continue to be listed on the NYSE MKT.

In addition, following this offering, in order to maintain our listing on the NYSE MKT, we will be required to comply with certain rules of NYSE MKT, including those regarding minimum stockholders’ equity, minimum share price and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the NYSE MKT, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the NYSE MKT criteria for maintaining our listing, our securities could be subject to delisting.

If the NYSE MKT does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

•	a limited availability for market quotations for our securities;
•	reduced liquidity with respect to our securities;
•	a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;
•	limited amount of news and analyst coverage; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

Anti-takeover provisions in our memorandum and articles of association may discourage, delay or prevent a change in control.

Some provisions of our memorandum and articles of association, which will become effective upon the completion of this offering, may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including, among other things, the following:

•	provisions that authorize our board of directors to issue shares with preferred, deferred or other special rights or restrictions without any further vote or action by our shareholders; and
•	provisions that restrict the ability of our shareholders to call meetings and to propose special matters for consideration at shareholder meetings.

Our board of directors may decline to register transfers of ordinary shares in certain circumstances.

Our board of directors may, in its sole discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless (i) the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; (v) the shares conceded are free of any lien in favor of us; or (vi) a fee of such maximum sum as NYSE MKT may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

Our corporate affairs are governed by our amended and restated memorandum and articles of association, by the Companies Law (2013 Revision) of the Cayman Islands and by the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law in the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from English common law. Decisions of the Privy Council (which is the final Court of Appeal for British overseas territories such as the Cayman Islands) are binding on a court in the Cayman Islands. Decisions of the English courts, and particularly the Supreme Court and the Court of Appeal are generally of persuasive authority but are not binding in the courts of the Cayman Islands. Decisions of courts in other Commonwealth jurisdictions are similarly of persuasive but not binding authority. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws relative to the United States. Therefore, our public shareholders may have more difficulty protecting their interests in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association allow our shareholders holding shares representing in aggregate not less than 10% of our voting share capital in issue, to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of at least twenty-one clear days is required for the convening of our annual general shareholders’ meeting and at least fourteen clear days notice any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third in nominal value of the total issued voting shares in our company.

If we are classified as a passive foreign investment company, United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

•	At least 75% of our gross income for the year is passive income; or
•	The average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our ordinary shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2016 taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year, which in our case is the calendar year. Although the law in this regard is unclear, we are treating Long Yun as being owned by us for United States federal income tax purposes, not only because we control their management decisions, but also because we are entitled to the economic benefits associated with Long Yun, and as a result, we are treating Long Yun as our wholly-owned subsidiary for U.S. federal income tax purposes. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value. Therefore, the income and assets of Long Yun should be included in the determination of whether or not we are a PFIC in any taxable year.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Taxation — United States Federal Income Taxation — Passive Foreign Investment Company.”

Some of our pre-IPO shareholders will be able to sell their shares upon completion of this offering.

Holders of 5% (or less) of our outstanding shares prior to completion of this offering will not be subject to lock-up agreements and may be able to sell their shares under Rule 144. Because these shareholders have paid a lower price per share than participants in this offering, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the stock following completion of the offering, to the detriment of participants in this offering.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;
•	our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our goals;
•	current and future economic and political conditions;
•	the acceptance of crowdfunding by both participants and projects seeking funding, and the development of crowdfunding as a means of raising funding;
•	the response of participants in crowdfunding to any difficulties encountered by companies raising funds through reward-based crowdfunding;
•	changes in the regulations of PRC government bodies and agencies relating to reward-based crowdfunding and donation-based crowdfunding;
•	our ability to compete in an industry with low barriers to entry;
•	our ability to provide participants in projects using our platform with a secure and acceptable payment method;
•	our ability to continue to operate through our VIE structure;
•	our capital requirements and our ability to raise any additional financing which we may require;
•	our ability to protect our intellectual property rights and secure the right to use other intellectual property that we deem to be essential or desirable to the conduct of our business;
•	our right to use our trademark, 5etou in the PRC, which is our only market.
•	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;
•	our ability to retain the services of Han Yu, our chief executive officer;
•	overall industry and market performance; and
•	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains data related to the crowdfunding industry in China. These industry data include projections that are based on a number of assumptions which have been derived from industry and government sources which we believe to be reasonable. The crowdfunding industry may not grow at the rate projected by industry data, or at all. The failure of this industry to grow as anticipated is likely to have a material adverse effect on our business and the market price of our Ordinary Shares. In addition, the rapidly changing nature of the crowdfunding industry subjects any projections or estimates relating to the growth prospects or future condition of our industry to significant uncertainties. Furthermore, if any one or more of the assumptions underlying the industry data turns out to be incorrect, actual results may, and are likely to, differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a the Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States.

Substantially all of our assets are located in the PRC. In addition, a majority of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Hunter Taubman Fischer & Li LLC as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Ogier, our counsel to the laws of Cayman Islands, and Guantao Law Firm, our counsel to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier, has further advised us that it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Ogier has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. Furthermore, there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments. However, a judgment obtained in the United States may be recognised and enforced in the courts of the Cayman Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) is final; (iii) is not in respect of taxes, a fine or a penalty; and (iv) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands.

Guantao Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. Guantao Law Firm has advised us further that there are no treaties between China and the United States for the mutual recognition and enforcement of court judgments, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us and based upon an assumed initial public offering price of US$     per Ordinary Share, of approximately $     if we sell the minimum number of Ordinary Shares and approximately $     if we sell the maximum number of Ordinary Shares.

We plan to use the net proceeds we receive from this offering for the following purposes:

	Use of net proceeds (Minimum offering amount)	Use of net proceeds (Maximum offering amount)
Marketing to promote our platform	approximately US$	approximately US$
Recruit additional employees	approximately US$	approximately US$
Enhance our information technology systems	approximately US$	approximately US$
General working capital	approximately US$	approximately US$

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our BVI subsidiary, Sweet Lollipop.

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to Sweet Lollipop only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations through the current contractual arrangements, we may be unable to pay dividends on our Ordinary Shares.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%. See “Taxation — PRC Taxation.”

In order for us to pay dividends to our shareholders, we will rely on payments made from Long Yun to WFOE, pursuant to contractual arrangements between them, and the distribution of such payments to Longyun HK as dividends from our PRC subsidiaries. Certain payments from our Long Yun to WFOE are subject to PRC taxes, including business taxes and VAT. In addition, if Long Yun or our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiary to its immediate holding company, Long Yun HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Long Yun HK intends to apply for the tax resident certificate when WFOE plans to declare and pay dividends to Long Yun HK. See “Risk Factors — There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.”

CAPITALIZATION

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented on a pro-forma basis to reflect a reverse stock split of the outstanding shares of our ordinary shares at a ratio of 1-for-10 shares effected immediately prior to the effectiveness of the registration statement of which this prospectus is a part.

The following table sets forth our capitalization as of September 30, 2016:

•	on an actual basis; and
•	on an as adjusted basis to reflect the issuance and sale of the Ordinary Shares by us in this offering at both the minimum offering amount and the maximum offering amount at the initial public offering price of US$ per Ordinary Share, after deducting the estimated commissions to the underwriter and the estimated offering expenses payable by us.

You should read this capitalization table in conjunction with “Use of Proceeds,” “Selected Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	September 30, 2016
	Actual		As adjusted (Minimum offering amount)		As adjusted (Maximum offering amount)
	RMB	US$	RMB	US$	RMB	US$
Equity
Share capital (US$0.0001 par value, 5,000,000,000 shares authorized, 10,000,000 shares issued and outstanding; shares issued and outstanding, as adjusted to reflect the minimum issuance, and shares issued and outstanding, as adjusted to reflect the maximum issuance		1,000
Additional paid-in capital(1)		1,053,607
Statutory reserves		65,331
Contributed capital
Retained earnings/(Losses)		726,877
Accumulated other comprehensive loss		(61,096)
Total equity		1,785,719
Total capitalization		1,785,719

(1)	Pro forma additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting fee, Underwriter expense allowance and other expenses. We expect to receive net proceeds of (a) approximately $ if minimum offering is raised ( ) in the event the over-subscription option is not exercised ($ offering, less underwriting fee of $ and offering expenses of approximately $ ) or (b) approximately $ if maximum offering is raised ($ offering, less underwriting fee of $ and offering expenses of approximately $ ).

A US$1.00 increase (decrease) in the assumed initial public offering price of US$     per Ordinary Share would increase (decrease) each of additional paid-in capital, total shareholders’ equity and total capitalization by US$     million, assuming the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated expenses payable by us.

DILUTION

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented on a pro-forma basis to reflect a reverse stock split of the outstanding shares of our ordinary shares at a ratio of 1-for-10 shares effected immediately prior to the effectiveness of the registration statement of which this prospectus is a part.

If you invest in our Ordinary Shares, your interest will be diluted for each Ordinary Share you purchase to the extent of the difference between the initial public offering price per Ordinary Share and our net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

Dilution to New Investors if the Minimum Offering Amount is Sold

Our net tangible book value as of September 30, 2016 was approximately US$    , or US$     per Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the as adjusted net tangible book value per Ordinary Share from the initial public offering price per Ordinary Share and after deducting the estimated commissions to the underwriter and the estimated offering expenses payable by us.

Without taking into account any other changes in net tangible book value after September 30, 2016, other than to give effect to our sale of Ordinary Shares offered in this offering based on the initial public offering price of US$     per Ordinary Share after deduction of the estimated commissions to the underwriter and the estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2016 would have been US$    , or US$     per outstanding Ordinary Share and US$     per Ordinary Share. This represents an immediate increase in net tangible book value of US$     per Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of US$     per Ordinary Share to investors purchasing Ordinary Shares in this offering. The as adjusted information discussed above is illustrative only. The following table illustrates such dilution:

	Minimum	Maximum
Initial public offering price per Ordinary Share	US$	US$
Net tangible book value per Ordinary Share as of September 30, 2016	US$	US$
As adjusted net tangible book value per Ordinary Share attributable to payments by new investors	US$	US$
Ordinary Share	US$	US$
Amount of dilution in net tangible book value per Ordinary Share to new investors in the offering	US$	US$

The following table summarizes, on an as adjusted basis as of September 30, 2016, the differences between existing shareholders and the new investors with respect to the minimum number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share before deducting the estimated commissions to the underwriter and the estimated offering expenses payable by us.

	Ordinary Shares purchased		Total consideration		Average price per ordinary share
	Number	Percent	Amount	Percent
(US$ in thousands)
Existing shareholders		%	US $	%	US $
New investors		%	US $	%	US $
Total		%	US $	%

The as adjusted information as discussed above is illustrative only.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented on a pro-forma basis to reflect a reverse stock split of the outstanding shares of our ordinary shares at a ratio of 1-for-10 shares effected immediately prior to the effectiveness of the registration statement of which this prospectus is a part.

Overview

We operate a fast growing reward-based crowdfunding platform in the PRC and provide quality incubation services and financial services to entrepreneurs and business entities with funding needs utilizing our crowdfunding platform.

Crowdfunding is a process by which a project is funded by raising money from a large number of people, primarily through an internet-based platform. The participants in crowdfunding are the crowdfunding platforms, such as our platform, the entrepreneurs or project sponsors, and the participants or other funding sources who make a payment for the reward. There are five basic types of crowdfunding programs — equity crowdfunding, reward-based crowdfunding, debt-based crowdfunding, by which loans are made to an individual or business, royalty-based crowdfunding, which the participant receive payments based on revenue generated by the enterprise, to the extent that the enterprise generates revenue, and donation-based crowdfunding. Currently, we are only engaged in reward-based crowdfunding.

We launched our online crowdfunding platform, 5etou (“易投”), at www.5etou.cn in March 2015, and seek to establish 5etou platform as a one-stop service platform for crowdfunding enterprise and fundraising in China, in that we assist enterprises with obtain initial seed money and collecting preliminary market intelligence on the individual projects, and that we also provide incubation services and assist with future private fund raising for the enterprises.

More specifically, our 5etou platform is designed to enable projects searching for funding to connect with participants, who are the funding sources looking for projects. Our platform enables projects to raise initial seed money and to establish a credible track-record in product/service development and cash flow. Participants become involved in opportunities for rewards, often the product for which the project is seeking funding, as well as being involved in an enterprise that the participant believes has the possibility of offering products, services and technology of interest to him. Since the inception of the 5etou platform, all of the successfully funded reward-based projects have been able to fulfill and/or deliver the promised rewards in form of service or products.

In addition to the operation of our funding platforms, we offer business incubation services to the ventures utilizing our platform for their projects, at the election of the ventures. We provide our consulting services pursuant to agreements with the ventures are provided on an ongoing and as-needed basis, until the ventures no long need or desire the consulting services.

We also assist enterprises who have successfully funded their projects through our platform to seek additional equity or debt financing by introducing them to potential business partners, merger candidates or other strategic relationships, for which we charge a finders’ fee in the form of cash. We generally seek financing only from funds or groups that are financially sophisticated in making risky investment.

Our revenue is generated from three sources:

•	We receive a percentage of the funds raised through our crowdfunding platform, which is generally 3%, but has historically ranged from 0% to 3%.

•	Fees paid for providing our incubation services. These fees are paid pursuant to consulting agreements between us and the project owners.
•	Finder’s fees paid to us for assisting a company in raising funds, generally from one or more funding sources with which we have relationships, although we may seek funds from other sources, and from introductions to business partners, acquisition candidates or other strategic relationships.

We did not generate any revenue for the period starting from our inception in October 9, 2014 to March 31, 2015. For the year ended March 31, 2016, we generated revenue of $1,662,406, of which $767,779, or approximately 46%, was from crowdfunding, $595,980, or approximately 36%, was from our incubation services, and $298,647, or approximately 18%, was from finder’s fees for raising capital.

For the six months ended September 30, 2015, we generated revenue of $2,425, of which $2,425, or approximately 100%, was from crowdfunding platform service, $0, or approximately 0%, was from our incubation services, and $0, or approximately 0%, was from finder’s fees for raising capital. For the six months ended September 30, 2016, we generated revenue of $1,181,526, of which $77,205, or approximately 6.53%, was from crowdfunding platform service, $1,104,321, or approximately 93.47%, was from our incubation services, and $0, or approximately 0%, was from finder’s fees.

Factors and Trends Affecting Our Results of Operations

Crowdfunding Platform.  According to Ying Can Consulting’s (盈灿咨询, www.yingcanzixun.com) 2015 National Crowdfunding Industry Annual Report (Ying Can 2015 Annual Report) examining the PRC crowdfunding market, the entire crowdfunding market in the PRC successfully raised in 2015 approximately $1.81 billion, an increase of approximately 429% from approximately $0.34 million in 2014, and approximately 3310% from $53 million in 2013. While the crowdfunding market has benefitted from a high growth rate, it is also very volatile. The PRC crowdfunding market is also concentrated in a handful of major provinces and tier-one cities, i.e., cities with large population and rapid economic growth, such as Beijing, Shanghai, Guangzhou, Shenzhen, Chengdu, Wuhan, Hangzhou, etc. Ying Can Consulting is a consulting company focused on Internet Finance industry, and provides industry data and analysis within the various fields of Internet Finance.

Incubation Services and Financing Services.  At this time, our management is aware that corporate consulting and financing services for start-up companies in China is primarily provided by individuals on a piecemeal basis. We believe that large investment firms cannot obtain the fees from smaller companies which they are capable of generating from the larger Chinese companies. We believe we are well positioned in the market to provide comprehensive services to entrepreneurs and connect them with funding sources.

As a start-up company, our business strategies and model are constantly being tested by the market and operating results, and we pursue to adjust our allocation of resources among the three business segments accordingly. As such, our business may be subject to significant fluctuations in operating results in terms of amounts of revenues and percentages of total with respect to the business segments. In the early stage of our operation, our revenues were impacted by various one-off investments that are no longer a part of our current strategic objectives and certain related party transactions that did not bring us any economic benefits and we do not expect to engage in similar transactions in the future. As of the date of this prospectus, our sources of revenues continue to be composed of crowdfunding platform fees, incubation services fees and finders’ fees. As previously discussed, our crowdfunding platform service operation is the key driving component of our business operation because, to date, all of the projects that have sought our incubation services or financial services are the ones which had successfully raised funds through our crowdfunding platform. In addition, the increase in the total number of successful projects that have fundraised via our platform has a delayed effect on the demand for our incubation services. As such we have witnessed a growing demand for our incubation services in the six months period ended September 30, 2016 as a result of the increase in the total number of successful projects that have fundraised via our platform.

We believe that the growth of our business and our future successes are dependent upon many factors, most significantly, the number of registered users on our platform, the quality of projects seeking fundraise via our platform and the general level of interest in using the internet as an investing platform, in addition to many other factors such as the popularity of crowdfunding, how data and analytics are used by investors, trends in investor behavior, consumer trust in the internet as it relates to privacy, general service rates for online platform and financing services, the costs of hosting an online platform, the cost of providing crowdfunding, consulting and financing services and our ability to meet competitive challenges. While each of these areas presents significant opportunities for us, they also pose important challenges that we must successfully address in order to sustain or expand the growth of our business and improve our results of operations. We believe the current business environment is in favor of all three segments of our business operation. There has been a steady increase of general acceptance of reward-based crowdfunding in the PRC market as evidenced by the generally steady increase of participants in reward-based crowdfunding, according to Ying Can Consulting’s 2015 Report, 2016 Half-Year Report on Crowdfunding in the PRC, and 2016 Monthly Reports on Crowdfunding in the PRC. Since 2015, the central and various local governments have implemented policies to provide regulatory and economic support for startup companies, especially technology and service startups. Regulatory and economic support include favorable policies to more expeditiously establish startup businesses, setting up central-government-sponsored innovation districts that provide tax incentives and research funding, and providing funding to startup companies and entrepreneurs. For example, the municipal government of Hangzhou provided such funding in the amount of RMB140,000,000 (approximately US$ 20,129,983) in 2015 alone.

We believe the following trends shall impact the results of operations in our business segments. We plan to re-focus our resources to crowdfunding service segment which likely will positively impact the results of operations of this segment. We believe the increase in the total number of projects that have successfully fundraised on our platform since our inception will continue to boost demand for our incubation services and financial services, which are much needed services to crowdfunding projects.

Results of Operations

As an early development stage company, we did not generate any revenue for the period since our inception on October 9, 2014 to the year ended March 31, 2015, and only started generating revenue for the year ended March 31, 2016. We are, and expect for the foreseeable future to be, subject to all the risks and uncertainties, inherent in a new business and in an industry which is in the early stages of development in China. As a result, we must establish many functions necessary to operate a business, including expanding our managerial and administrative structure, assessing and implementing our marketing program, implementing financial systems and controls and personnel recruitment. Accordingly, you should consider our prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by companies with a limited operating history.

	For the Years Ended		For the periods Ended
	March 31, 2016	March 31, 2015	September 30, 2016	September 30, 2015
Revenues	$1,662,406	$—	$1,181,526	$2,425
Operating expenses
Selling, general and administrative expenses	983,783	296,148	587,590	418,803
Total Operating expenses	983,783	296,148	587,590	418,803
Income (Loss) from operation	678,623	(296,148)	593,936	(416,378)
Other income (expenses):
Gain on sale of investments	230,202	—
Impairment on investments	(30,118)	—		—
Shared loss from equity method investments	—	(2,082)		—
Other income	1,141	—	3,112	706
Other expenses	(459)	—	(279)	—
Interest income	163	84	23	—
Interest expense	(61,883)	(18,735)	—	(32,461)
Total other income (expenses)	139,046	(20,733)	2,856	(31,755)
Income (loss) before tax	817,669	(316,881)	596,792	(448,133)
Income tax expense (benefits)	164,817	(66,641)	207,196	—
Net income (loss)	$652,852	$(250,240)	$389,596	$(448,133)
Other comprehensive income (loss):
Foreign currency translation loss	(3,609)	(966)	(61,096)	19,326
Comprehensive income (loss)	$649,243	$(251,206)	$328,500	$(428,807)
Earnings per share
Basic	$0.07	$-0.03	0.04	(0.04)
Diluted	$0.07	$-0.03	0.04	(0.04)
Weighted average shares outstanding
Basic	10,000,000	10,000,000	10,000,000	10,000,000
Diluted	10,000,000	10,000,000	10,000,000	10,000,000

Revenue

We derive revenue primarily from (i) a percentage of the funds raised through our crowdfunding platform, (ii) fees for providing our incubation services, and (iii) finder’s fees paid to us for assisting a company in raising funds. The following table depicts our revenue sources for the years ended March 31, 2015 and March 31, 2016 respectively, and for the six months ended September 30, 2015 and September 30, 2016, respectively.

	For the Years Ended		For the periods Ended
	March 31, 2016	March 31, 2015	September 30, 2016	September 30, 2015
Revenues
Crowdfunding	$767,779	—	$77,205	2,425
Incubation Service	$595,980	—	$1,104,321	—
Finder's Fee Service	$298,647	—	$—	—
Total	$1,662,406	—	$1,181,526	2,425

Six Months Ended September 30, 2016 Compared to Six Months Ended September 30, 2015

For the six months ended September 30, 2016, we generated revenue of approximately $1,181,526, of which approximately $77,205, or 6.53%, was from crowdfunding platform service, approximately $1,104,321, or 93.47%, was from our incubation services, and approximately $0, or 0%, was from finder’s fees for raising capital. For the six months ended September 30, 2015, we generated revenue of approximately $2,425, of which approximately $2,425, was from crowdfunding platform service, approximately $0, or 0%, was from our incubation services, and approximately $0, or approximately 0%, was from finder’s fees for raising capital. An increase of $74,780 in our crowdfunding platform service, or 3,083.71% was due to rapid growth of our crowdfunding platform service in both number of projects and registered users base since the launch of our platform in April 2015, via active marketing and promotion. Registration users, active users and fundraising projects continuously increase quarter to quarter. The increase in incubation services of $1,181,526 is due to (1) we had not begun providing incubation services in the six months ended September 30, 2015, (2) the increase in demand for our incubation services which is consistent with the growing number of successfully funded projects on our platform in the six months ended September 30, 2016, as the increase in the total number of successfully funded via our platform has a delayed effect on the demand for our incubation services and (3) we temporarily diverted most of our resources to incubation services segment in order to fulfill client demand in the six months ended September 30, 2016.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist primarily of marketing expenses, compensation expense for our corporate and technical staff and personnel supporting our corporate and technical staff, communication costs, gasoline, welfare expenses, professional fees (including consulting, audit and legal fees), insurance, travel and business hospitality expenses. The expenses related to our incubation services include staff salaries, business hospitality expenses, travel expenses, delivery costs, and etc. The Company’s selling, general and administrative expenses was $587,590 in the six months ended September 30, 2016 and $418,803 in the six months ended September 30, 2015, an increase of $168,787, or 40.30% which was due to increased operating expense and administrative expense as a result of the expansion of our main business operation. Marketing expenses represent 11.82% of the total selling, general and administrative expenses for the six months ended September 30, 2016, and 8.36% for the six months ended September 30, 2015.

Other Income

The Company’s other income was $2,856 in the six months ended September 30, 2016 and other expenses was $31,755 in the six months ended September 30, 2015. A decrease of $34,609, or 108.99% was due to the large amount of interest payment to the related party, JiaXingYiTou in the six months ended September 30, 2016 for a loan that was then outstanding and now repaid.

Taxes

For the six months ended September 30, 2016, the Company generated much more revenue before taxes for six months ended September 30, 2015, thus income tax increased from $nil to $207,196.

Net Income

The Company had net income of $389,596 in the six months ended September 30, 2016 and incurred net loss of $448,133 in the six months ended September 30, 2015.

Year Ended March 31, 2015 Compared to Year Ended March 31, 2016

We did not generate any revenue for the period starting from our inception on October 9, 2014 to March 31, 2015. For the year ended March 31, 2016, we generated revenue of approximately $1,662,406, of which approximately $767,779, or approximately 46%, was from crowdfunding, approximately $595,980, or approximately 36%, was from our incubation services, and approximately $298,647, or approximately 18%, was from finder’s fees for raising capital.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist primarily of compensation expense for our corporate and technical staff and personnel supporting our corporate and technical staff, communication costs, gasoline, welfare expenses, professional fees (including consulting, audit and legal fees), insurance, travel and business hospitality expenses. The expenses related to our incubation services include staff salaries, business hospitality expenses, travel expenses, delivery costs, and etc. The Company’s selling, general and administrative expenses was $983,783 in the year ended March 31, 2016 and $296,148 for the period between October 9, 2014 (the date of inception) and March 31, 2015. Marketing expenses represent 7.36% of the total selling, general and administrative expenses for the year ended March 31, 2016, and 0% for the period between October 9, 2014 (the date of inception) and March 31, 2015.

Other Income

The Company’s other income was $139,046 in the year ended March 31, 2016 and other expenses was $20,733 for the period between October 9, 2014 (the date of inception) and March 31, 2015. Other income primarily consists of gain on investments.

Taxes

For the year ended March 31, 2016, the Company generated revenue as opposed to loss before taxes for the year ended March 31, 2015, thus income tax benefit was $(66,641) for the year ended March 31, 2015 and income tax expense was $164,817 for the year ended March 31, 2016.

Net Income

The Company had net income of $652,852 in the year ended March 31, 2016 and net loss of $250,240 for the period between October 9, 2014 (the date of inception) and March 31, 2015.

Liquidity and Capital Resources

As of September 30, 2016, we had a working capital surplus of current assets exceeding current liabilities by $1,671,023. We have historically funded our working capital needs with cash flow from operations. According to our management’s estimates and based on our budget, we believe that we will have sufficient resources to continue our activity at least for another 12 months. From time to time, we will explore additional financing sources to develop or enhance our service, to fund expansion of our business, to respond to competitive pressures, or to acquire or invest in complementary businesses or technologies. We cannot assure you that any additional financing will be available to us on acceptable terms, if at all. If we raise additional funds through the issuance of equity or convertible debt or other equity-linked securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges senior to those of holders of our Ordinary Shares, including the Ordinary Shares sold in this offering.

As of March 31, 2016, we had cash of $2,480, a decrease of $43,853 from $46,333 as of March 31, 2015, mainly due to various increases in related party receivables and in other receivables and prepayments offset by owners’ capital contribution. As of September 30, 2016, we had cash of $140,357, an increase of $137,877 from $2,480 as of September 30, 2015, mainly due to various decrease in accounts receivables and related party receivables, increase in taxes payables and offset by decrease in working capital loans made to related party.

The following tables sets forth selected cash flow information for the periods indicated:

	For the Years Ended		For the six month periods ended
	March 31, 2016	March 31, 2015	September 30, 2016	September 30, 2015
			(Audited)	(Unaudited)
Cash flows from operating activities
Net income/(loss)	$652,852	$(250,240)	$389,596	(448,133)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	26,358	698	12,664	10,251
Gain on sale of investments	(230,202)	—	—	—
Impairment on investments	30,118	—	—	—
Loss from equity method investments	—	2,082	—	—
Changes in assets and liabilities	—	—	—	—
Increase in accounts receivables	(59,040)	—	(747,300)	—
Decrease/(Increase) in other receivables and prepayments	(225,253)	(48,439)	81,362	(563,706)
Decrease (Increase) in related party receivables	(529,875)	(54,681)	558,180	122,135
(Increase)/decrease in deferred tax asset	64,713	(66,641)	—	—
(Increase)/decrease in other assets	481	(11,938)	10,639	472
Increase in accounts payables	14,257	—	26,192	393
Increase in taxes payable	192,006	36	277,846	(36)
Increase in accrued liabilities and other current liabilities	20,337	60,469	195,744	210,652
Net cash (used in)/provided by operating activities	(43,248)	(368,654)	804,923	(667,972)
Cash flows from investing activities
Investment in affiliated entities	(34,331)	(102,981)	—	(63,246)
Proceeds from sale of investments	253,253	—	—	—
Increase in working capital loans made to related party	(615,395)	(332,442)	(495,264)	—
Purchase of equipment	(16,976)	(65,735)	—	(13,783)
Purchase of intangible assets	(541)	(848)	—	—
Net cash used in investing activities	(413,990)	(502,006)	(495,264)	(77,029)
Cash flows from financing activities
Capital contribution from owners	1,076,324	—	—	—
Proceeds from capital lease	—	38,549	—	—
Repayment of capital lease	(20,419)	—	(8,146)	(10,424)
(Repayment to)/Proceeds from related party working capital loans	(640,406)	878,240	(158,528)	712,674
Net cash provided by/(used in) financing activities	415,499	916,789	(166,674)	702,250
Net Increase/(decrease) of Cash and Cash Equivalents	(41,739)	46,129	142,985	(42,751)
Effect of foreign currency translation on cash and cash equivalents	(2,114)	204	(5,108)	(670)
Cash and cash equivalents – beginning of year	46,333	—	2,480	46,333
Cash and cash equivalents – end of period	$2,480	$46,333	$140,357	2,912
Supplemental cash flow disclosures
Interest paid	$66,548	$19,822	$—	32,461
Income taxes paid	$—	$—	$207,196	—
NON-CASH FINANCING AND INVESTING ACTIVITIES
Acquisition of fixed assets through capital lease	$—	$28,608	$—	—

Six Months Ended September 30, 2016 Compared to Six Months Ended September 30, 2015

Net Cash Provided by/Used In Operating Activities

Net cash provided by operating activities in the six months ended September 30, 2016 was $804,923, primarily attributable to net profit of $389,596, adjusted for depreciation of $12,664, primarily related to the depreciation of electronic equipment and office equipment. Adjustments for changes in assets and liabilities primarily included (i) an increase in account receivables of $747,300, which was due to the revenue of crowdfunding service and incubation service increased and thus relevant receivable increased, (ii) a decrease in other receivables and prepayments of $81,362, which was due to the decrease of advances to suppliers and deposits for property leases, and (iii) a decrease in related party receivables of $558,180, which was due to the Company’s collection of outstanding account receivables from related parties that represent service revenues generated from such entities as well as amounts disbursed on behalf of such entity and service receivable as part of an escrow agent service agreement.

The primary drivers for our cash flow provided by operating activities during the six months ended September 30, 2016 were the steady increase in the aggregate demand for our services which increased our net income and as a result the increase of income taxes payable and accrued expenses and other current liabilities such as wages, legal and professional fees accrued. The Company incurred additional legal and professional fees related to its IPO filing. The Company also collected all of the outstanding related party account receivables, which provided additional cash flows to the Company.

Net cash used in operating activities was $667,972 for the six months ended September 30, 2015, which was primarily attributable to our net loss of $448,133 as our business operation was in the initial stage of development, adjusted for depreciation of $10,251, primarily related to the depreciation of electronic equipment and office equipment. Adjustments for changes in assets and liabilities primarily attributable to the increase in other receivables and prepayments of $563,706, which was due to the amounts advanced to service providers and deposit payments for office leases. The Company’s accrued liabilities and other current liabilities increase due to related expenses accrued as its operations expanded.

A material factor of our cash flow used in operating activities during the six months ended September 30, 2015 was that our business was in its early stages with no significant revenue, while the significant payments to suppliers and other expenses associated with running and growing our business.

An increase in cash flows from operating activities of $1,472,894, or 220.50% between the six months ended September 30, 2016 and 2015 was due to the significant increase of our revenue since our operation started gaining more growth and service demand increased, decrease in accounts receivables, collection of receivables from related parties, with an increase in tax payables due to the increase in our net income.

Net Cash Used In Investing Activities

Net cash used in investing activities for the six months ended September 30, 2016 was $495,264, which was attributable to an increase in related party receivables as compared to $77,029 for the six months ended in September 30, 2015, which was primarily attributable to investment in affiliated entities, increase in related party receivables and purchase of equipment. The changes in related party receivables was attributable to working capital advances and borrowings made to and collected from Mr. Han Yu and entities that he holds an ownership interest.

The primary driver for our cash used in investing activities during the six months ended September 30, 2016 was working capital advances and borrowings made to Mr. Han Yu. We no longer make such working capital advances and loans to our affiliates. The primary driver for our cash used in investing activities during the six months ended September 30, 2015 was, a small number of one-off investments we made during the beginning of our operation and the ensuing equity transfer transactions where we received sales proceeds for divesting part of the investment we made. We no longer engage in such investment activities as of June 2015, but may receive further sales proceeds for the remainder of our investment.

A decrease in net cash provided by investing activities of $418,235, or 542.96%, was primarily due to the decrease in related party receivables that were partly paid off by related parties, and a decrease from our investment holding in affiliated entities, offset by proceeds from sale of investment.

For investment in affiliated entities and proceeds from sale of investment, the following provides the details:

HangZhou ChuShi Network Technology Ltd. Co.

In February 2015, the Company made a contribution to the registered capital, representing a 30% ownership interest, in Hang Zhou Chu Shi Network Technology Ltd. Co. (“Hangzhou Chu Shi”) for a cash consideration of RMB300,000 (approximately $49,114). Hangzhou Chu Shi is in the business of developing and operating social media applications targeting art students and their teachers. Liao Xu, Long Yun’s CMO, introduced Hangzhou Chu Shi to the Company. The Company made this one-off investment believing in the future growth of Hangzhou Chu Shi. Mr. Liao Xu did not receive any compensation for such introduction. As a condition to Long Yun’s investment in Hangzhou Chu Shi, Mr. Liao Xu was appointed as a director to the board of Hangzhou Chu Shi. To enable the Company to make this investment in Hangzhou Chu Shi, Mr. Yu Han, the Company’s CEO, majority shareholder and sole director at the time, made capital contribution to Long Yun as paid-in capital to its registered capital. Due to the losses recorded in fiscal year 2015 and 2016, and with the expected losses in the coming years that exceeded the original investment amount as an indication that a decrease in value of the investment has occurred that is other than temporary, the Company recognized its share of loss of in equity investments in the amount of $2,082 for the year ended March 31, 2015. In April 2015, Hangzhou Chu Shi started to negotiate with a PRC private equity fund for investment where the enterprise value of Hangzhou Chu Shi was evaluated to be approximately RMB 10,000,000 (or approximately $1,500,000). As a condition to the private equity’s investment to Hangzhou Chu Shi, Hangzhou Chu Shi agreed to eliminate all outside directors. Therefore, Mr. Chen Jun, the majority owner of Hangzhou Chu Shi, approached Long Yun via Liao Xu for acquisition of Long Yun’s equity interest in Hangzhou Chu Shi. In May 2015, Long Yun entered into equity transfer agreement with Mr. Chen Jun pursuant to which Long Yun agreed to transfer its 10% equity interest in Hangzhou Chu Shi to Mr. Chen Jun for RMB1 million (approximately $158,283). On September 2015, the transaction was consummated and the Company recognized a gain of RMB 900,000 (approximately $142,884). Mr. Liao Xu then resigned as a director of Hangzhou Chu Shi. In March 2016, Long Yun entered into certain equity transfer agreement with Mr. Chen Jun pursuant to which Long Yun agree to transfer another 5% equity interest in Hangzhou Chu Shi to Mr. Chen Jun for RMB 600,000 (approximately $87,317). Because we took a more conservative approach when evaluating the value of the remaining equity investment and recorded an impairment on the investment in Hangzhou Chu Shi given Hangzhou Chu Shi’s losses recorded in fiscal year 2015 and 2016, and with the expected losses in the coming years that exceeded the original investment amount as an indication that a decrease in value of the investment has occurred that is other than temporary, we recognized an impairment loss on investment in Hangzhou Chu Shi in the amount of $22,731 for the year ended March 31, 2016. In August 2016, the transaction was consummated and we recognized a gain of RMB550,000 (approximately $88,709). Long Yun decided to keep the remaining 15% equity interest in Hangzhou Chu Shi as a passive investment as Long Yun does not have any involvement in its management.

As described in detail above, Long Yun sold 10% and subsequently additional 5% investment ownership interest in HangZhou Chu Shi to Mr. Chen Jun for $253,253. The sales proceeds of $253,253 were not received in full until August 2016. Therefore, it is accounted as outstanding receivable from Mr. Chen Jun. Mr. Liao Xu facilitated the transfer of the sales proceeds between the Company and Mr. Chen Jun by acting as an escrow agent. Mr. Liao Xu did not receive any compensation for acting as the escrow agent.

JiaXing YiTou ShangMa Investments Limited Partnership Company

On December 2014, the Company acquired 10% ownership interest in JiaXing YiTou ShangMaInvestments Limited Partnership Company (“JiaXing YiTou”), and accordingly, made cash consideration of RMB500,000 ($77,545) paid in as equity capital, recorded for the year ended March 31, 2015 and as of March 31, 2015. JiaXing YiTou is in the business of investment. To enable the Company to make the cash contribution to JiaXing YiTou, Mr. Yu Han, the Company’s CEO, majority shareholder and sole director at the time, in turn made capital contribution to the Company as paid-in capital to the Company’s registered capital. The Company recognized an investment income of $nil and $nil as other income for the six months ended September 30, 2016 and 2015, respectively. The Company recognized an impairment loss on investment in the amount of $nil for the six months ended September 30, 2016.

JiaXing YiTou invests in industrial companies and investment management. Investing in JiaXing YiTou is a one-off transaction that is not part of the Company’s current strategic objective which is developing a crowdfunding platform. The Company became aware of JiaXing YiTou offline through the Company’s business network in the region, and was not because JiaZing YiTou contacted the Company to start a crowdfunding campaign. The investment in JiaXing YiTou is not part of the Company’s strategic objective to build and grow a crowdfunding platform, and was a one-time transaction.

We have been funded by the capital contributions made by our shareholders since our inception and used our own capital to invest in Hangzhou Chu Shi and JiaXing YiTou.

Hang Zhou ReWan Network Technology (“Hangzhou ReWan”)

On May 2015, the Company agreed to contribute registered capital representing an ownership interest of 51% in Hangzhou ReWan. As of March 31, 2016, the Company has contributed RMB 46,670 ($7,387) which were spent on operation expenditures, while the 49% owner failed to make any capital contribution. During the year ended March 31, 2016, the shareholders of Hangzhou ReWan decided to cease its operation and the Company recognized an impairment loss on investment in the amount of $7,387 for the year ended March 31, 2016 which reduced the investment to $nil. Such investment is accounted for under the cost method for the year ended March 31, 2016 and as of March 31, 2016 because the investment was not properly funded and executed by all parties. Hang Zhou Rewan’s effectively dissolved on July 20, 2016.

Hang Zhou ReWan was in the business of developing and operating mobile games and other types of games. The Company became aware of Hang Zhou ReWan offline through the Company’s business network in the region, and was not because Hang Zhou ReWan contacted the Company to start a crowdfunding campaign. The investment in Hang Zhou ReWan is not part of the Company’s strategic objective to build and grow a crowdfunding platform, and was a one-time transaction.

As such, the investment activities detailed here are not part of our strategic objective, and you should not rely on income attributable to our investment activities as an indication of our future earnings. We do not intend to make similar types of investments in the future. For more detailed discussion, please refer to “Risk Factors — Risks Relating to our Business and Industry — Investments in business entities are not a part of our core strategic objective, and therefore, you should not rely on income attributable to our investment activities as an indication of our future earnings” on page 10 of the prospectus.

Outstanding Receivables

Outstanding receivables, consisting of working capital advances and borrowings, from Mr. Han Yu, HangZhou TianQi Network Technology Co. Ltd., HangZhou TianQi Network Technology Co. Ltd.-ChongQing Branch, HangZhou ShangKe Jewelry Technology Co. Ltd., and Hang Zhou Rong Mai Gong Sheng Network Technology Co. Ltd. were due on demand and non-interest bearing. The Company did not derive any monetary benefit from making advances to various entities in which Mr. Han Yu maintains an ownership interest. As of October 9, 2016, all outstanding receivables from Mr. Han Yu, Hang Zhou TianQi Network Technology Co. Ltd., Hang Zhou TianQi Network Technology Co. Ltd. ChongQing Branch, Hang Zhou GuDe Network Technology Co. Ltd., Hang Zhou ShangKe Jewelry Technology Co. Ltd., and Hang Zhou RongMai GongSheng Network Technology Co. Ltd. are paid off. Additionally, as of the date of this prospectus, we have no outstanding accounts receivable from related parties. Making equity investment in other entities and working capital advances to Mr. Yu Han and the entities in which he maintains an ownership interest were not consistent with and may have hindered the company’s projected business plan and operations. Such equity investment and working capital advances to entities affiliated with Mr. Han occurred at the initial stage of our operation when we were a private company and didn’t have related party transaction guidelines. We currently do not make nor do we plan to make any such working capital advances to Mr. Han or his affiliates in the future.

Net Cash Used In/Provided By Financing Activities

Net cash used in financing activities for the six months ended September 30, 2016 was $166,674 which was primarily attributable to repayment of capital lease, repayment to related party working capital loans attributable to non-interest-bearing working capital received and borrowings that were intended to support our operation, from Mr. Han Yu and entities that he holds ownership interests in, as compared to net cash provided by financing activities was $702,250 for the six months ended September 30, 2015, which was primarily attributable to proceeds from related party’s working capital borrowings and repayment of capital lease. A decrease in net cash provided by financing activities of $868,924, or 123.73%, was due to cash outflow to repay related party working capital loans and capital lease. The primary driver for our cash flow from financing activities for both the six months ended September 30, 2016 and September 30, 2015 was the working capital loans and borrowing from related parties intended to support our operations.

Year Ended March 31, 2015 Compared to Year Ended March 31, 2016

Net Cash Provided by/Used In Operating Activities

Net cash used in operating activities for the year ended March 31, 2016 was $43,248, and was primarily attributable to net profit of $652,852, adjusted for (i) depreciation of $26,358, primarily related to the depreciation of electronic equipment and office equipment, (ii) gain on sale of investment of $230,202, attributable to the sale of equity investment owned by the Company, and (iii) an impairment on investments of $30,118. Adjustments for changes in assets and liabilities primarily included (i) an increase in other receivables and prepayments of $225,253, related to payment of rental lease deposit and advance payments to suppliers; and (ii) an increase in related party receivables of $529,875, related to service revenues generated from related parties as well as amounts disbursed on behalf of related parties and service fee receivable as part of an escrow service agreement. The Company’s deferred tax asset decreased $64,713 while income taxes payable increased as a result of the net profit of $662,852 generated for the year ended March 31, 2016.

The primary driver for our cash flow from operating activities during the year ended March 31, 2016 was the increase in service revenues which result in net profit of $652,852 for the year ended March 31, 2016 as compared to a net loss of $250,240 in the same period of 2015. The cash flows generated from the service revenues were used to offset the cash outflows and expenditures.

Net cash used in operating activities for the period between October 9, 2014 (the date of inception) and March 31, 2015 was $368,654, including net loss of $250,240 primarily attributable to the expenses associated with the set-up of our operation and no significant revenue at the beginning of our operation. Adjustments for changes in assets and liabilities primarily include (i) increase in other receivables and prepayments of $48,439, related to advances to employees and suppliers, primarily attributable to preparation for our business operation setup; (ii) increase in related party receivables of $54,681 attributable to amounts disbursed on behalf of a related party as part of an escrow agent service agreement; and (iii) increase in deferred tax asset of $66,641 attributable to our recognized net loss.

The primary driver for our cash flow from operating activities during the year ended March 31, 2015 was cash outflows for operating expenses and costs as a newly launched business.

Net Cash Used In Investing Activities

Net cash used in investing activities for the year ended March 31, 2016 was $413,990 and $502,006 for the period between October 9, 2014 (the date of inception) and March 31, 2015. The activities in both periods were primarily comprised of collection of related party receivables, investment in affiliated entities and purchase of equipment, and offset by proceeds from sale of investments.

The primary driver for our cash flow from investing activities during the year ended March 31, 2016 was increase in outstanding receivables from related parties representing working capital advances and loans made to related parties. The Company invested $34,331 in various entities which it held equity ownership. The Company was able to sell one of the investment it held for proceeds of $253,253 and recognize a gain of $230,202. The investments were made during the beginning of our operation and the ensuing equity transfer transactions where we received sales proceeds for divesting part of the investment we made. The Company also purchased some equipment and intangible assets as its operation expanded. The primary driver for our cash flow from investing activities for the period between October 9, 2014 (the date of inception) and March 31, 2015 was the investments of $102,981, increase in working capital loans made to related party of $332,442, and the purchase of equipment and intangible assets of $66,583 as a start-up company. The Company had made working capital advances to Mr. Han and entities in which he maintains an ownership interest at the beginning of our business operation, which was at a time, when the Company was a private company controlled by one principal shareholder and did not have any guidelines for intercompany loans. Although, the Company did not derive any monetary benefit from making advances these working capital loans, and such loans may have hindered our projected business plans and operations, we do not plan to make any such advances to Mr. Han or his affiliates in the future.

For details with regard to investments in affiliated entities which we do not plan to do any more, and proceeds from sale of investments, please refer to Net Cash Used in Investing activities for the Six Months Ended September 30, 2016 Compared to Six Months Ended September 30, 2015 starting on page 46 of the prospectus.

Outstanding Receivables

Outstanding receivables, consisting of working capital advances and borrowings, from Mr. Han Yu, HangZhou TianQi Network Technology Co. Ltd., HangZhou TianQi Network Technology Co. Ltd.-ChongQing Branch, HangZhou ShangKe Jewelry Technology Co. Ltd., and Hang Zhou Rong Mai Gong Sheng Network Technology Co. Ltd. were due on demand and non-interest bearing. The Company did not derive any monetary benefit from making advances to various entities in which Mr. Han Yu maintains an ownership interest. As of October 9, 2016, all outstanding receivables from Mr. Han Yu and the entities above are paid off.

Net Cash Used In/Provided By Financing Activities

Net cash provided by financing activities for the year ended March 31, 2016 was $415,499 and $916,789 for the period between October 9, 2014 (the date of inception) and March 31, 2015. The primary driver for our cash flow from financing activities during the year ended March 31, 2016 was the capital contribution from our principal shareholder and the repayment of related party payables previously advanced to us as working capital advances and borrowings to support our business operation at its initial stage. The primary driver for our cash flow from financing activities the period between October 9, 2014 (the date of inception) and March 31, 2015 was the proceeds from related party working capital loans to support our business operation at its initial stage.

Taxation

We are incorporated in the Cayman Islands and conduct our primary business operations through our subsidiary and affiliated entities in the PRC. Under the current laws of the Cayman Islands, we are not subject to tax on income or capital gains. Additionally, upon payments of dividends to our shareholders, no Cayman Islands withholding tax will be imposed.

Under the Hong Kong tax laws, the statutory income tax rate is 16.5%. Subsidiaries in Hong Kong are exempted from income tax on their foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

Under the Enterprise Income Tax Law, or the EIT Law, domestic enterprises and foreign investment enterprises, or FIE, are subject to a unified 25% enterprise income tax rate, except for certain entities that are entitled to tax holidays or exemptions.

Under the current EIT Law, dividends paid by an FIE to any of its foreign non-resident enterprise investors are subject to a 10% withholding tax. Thus, the dividends, if and when payable by our PRC subsidiary to its offshore parent entities, would be subject to a 10% withholding tax. A lower tax rate will be applied if such foreign non-resident enterprise investor’s jurisdiction of incorporation has signed a tax treaty or arrangement for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income with China. There is such a tax arrangement between the PRC and Hong Kong. Thus, the dividends, if and when payable by our PRC subsidiary to the offshore parent entity located in Hong Kong, would be subject to a 5% withholding tax rather than the statutory rate of 10%, provided that the offshore entities located in Hong Kong meet the requirements stipulated by relevant PRC tax regulations. Furthermore, pursuant to the applicable circular and interpretations of the current EIT Law, dividends from earnings created prior to 2008 but distributed after 2008 are not subject to withholding income tax. We have not provided for deferred income tax liabilities on the PRC entities’ undistributed earnings of $333,672 and $(251,206) as of

March 31, 2016 and 2015, respectively because we control the timing of the undistributed earnings and it is probable that the earnings will not be distributed. We plan to reinvest those earnings in the PRC indefinitely in the foreseeable future.

Critical Accounting Policies, Estimates and Judgments

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s consolidated financial statements are expressed in U.S. dollars.

The accompanying consolidated financial statements include the accounts of the Company and its significant subsidiaries on a consolidated basis. The Company also includes subsidiaries over which a direct or indirect legal or effective control exists and for which the Company is deemed to direct the significant activities and has the obligation to absorb the losses or benefits of the entities. All intercompany accounts, balances and transactions with other consolidated entities have been eliminated.

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

We derive revenue principally from three main business: crowd-funding platform service, incubation management service, project promotion service (finder’s service).

Crowd-funding platform

The Company generates its revenue from success fees from transactions on the crowdfunding platform. Revenue from these transactions is accounted for at the moment a proposition is successfully funded.

At the start of a funding campaign, the entrepreneur signs a contract with the Company pursuant to which he or she agrees to pay the Company a success fee once a successful fund raising campaign for that entrepreneur closes. Once the funding campaign has closed, the Company’s success fee is either collected from the fund raised prior to transferring the net proceeds of the funding to the entrepreneur or to be collected from the entrepreneur after the net proceeds of the funding are transferred to the entrepreneur.

Upon completion of the funding campaign, services delivered under the contract with the entrepreneur have been completed and the Company recognizes its success fee revenues, net of any discounts given at the time the campaign has been closed successfully. Also, because the success fee percentage is stated in the contract with the entrepreneur prior to the start of the funding campaign, the Company believes that this amount is fixed and, assuming the successful conclusion of the funding campaign, collectible from the entrepreneur. This revenue recognition policy complies with ASC 605-10-S99-1 in that it is based on written agreements with the entrepreneurs, contractual services have been completed, pricing is fixed and determinable based on agreements with the customer and collectability is reasonably assured as the customers of the Company have just received their new funding.

Incubation Service

The Company generates its revenue by providing business and operation advisory services relating to matters related to marketing, sales, and strategic planning, and guidance and general resources in ancillary services such as coordinating human resources, legal, accounting, operations, assisting with feasibility studies and other types of services at the election of the entrepreneur. The Company provides its incubation services pursuant to consulting agreements with the entrepreneurs are provided on an ongoing and/or as-needed basis. We are not intended to substitute for professional services providers such as business operation professionals, accountants, or lawyers and will make referrals to third-party providers when needed. For ongoing basis services, revenue is recognized on an ongoing basis for the agreed periodic service fee. For as-needed basis, revenue is recognized when the contractual services have been completed.

Finder’s Service Fee

The Company generates its revenue for assisting any business entity in raising funds as well as for introducing business partners, acquisition candidates or other strategic relationships to the business entity, usually from one or more sources with which the Company or personnel have relationships. The Company provides its finder services pursuant to an agreement and revenue is recognized when the contractual services have been completed and the terms and conditions on the agreements have been met.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are carried at the amount billed to a customer, net of the allowance for doubtful accounts, which is an estimate for credit losses based on a review of all outstanding amounts on a regular basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received.

The Company reviews the collectability of accounts receivable based on an assessment of historic experience, current economic conditions, and other collection indicators. At September 30, 2016 and March 31, 2016, the Company has recorded an allowance for doubtful accounts for $nil and $nil, respectively.

Investments

Cost Method Investments

Direct and or indirect investments in business entities in which the Company does not have a controlling financial interest and has no ability to exercise significant influence over operating and financial policies (generally 0-20 percent ownership), are accounted for by the cost method.

Equity Method Investments

Direct and or indirect investments in business entities in which the Company does not have a controlling financial interest, but has the ability to exercise significant influence over operating and financial policies (generally 20 – 50 percent ownership), are accounted for by the equity method.

Contractual Obligations

We have no contractual obligations as of September 30, 2016.

Off-Balance Sheet Commitments and Obligations

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties.

Recent Accounting Pronouncements

In May 2015, the FASB issued ASU No. 2015-09, Revenue from Contracts with Customers (“ASU 2015-09”). The standard provides companies with a single model for use in accounting for revenue arising from contracts with customers and supersedes current revenue recognition guidance, including industry-specific revenue guidance. The core principle of the model is to recognize revenue when control of the goods or services transfers to the customer, as opposed to recognizing revenue when the risks and rewards transfer to the customer under the existing revenue guidance. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606) (“ASU 2015-14”), Deferral of the Effective Date. With the issuance of ASU 2015-14, the new revenue guidance ASU 2015-09 as amended by ASU 2015-14 is effective for annual reporting periods beginning after December 15, 2017. Early adoption is permitted as of the original effective date for ASU 2015-09 for annual reporting periods beginning after December 15, 2016, but otherwise earlier adoption is not permitted. The guidance permits companies to either apply the requirements retrospectively to all prior periods presented, or apply the requirements in the year of adoption, through a cumulative adjustment. The Company is in the process of evaluating the impact of adoption on its consolidated financial statements.

In August 2015, the FASB issued ASU No. 2015-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. (“ASU 2015-15”). This ASU provides guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern and provides principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. ASU 2015-15 is effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. The Company is in the process of evaluating the impact of adoption on its consolidated financial statements.

In November 2015, the FASB issued ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes, requiring all deferred tax assets and liabilities, and any related valuation allowance, to be classified as non-current on the balance sheet. The classification change for all deferred taxes as non-current simplifies entities’ processes as it eliminates the need to separately identify the net current and net non-current deferred tax asset or liability in each jurisdiction and allocate valuation allowances. Early adoption is permitted. The adoption of this guidance is not expected to have an impact on the Company’s consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases, requiring lessee’s to recognize assets and liabilities for leases with lease terms of more than 12 months in the balance sheet. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new guidance is effective for fiscal years and for interim periods within those fiscal years, beginning after December 15, 2018. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the impact of the adoption on its consolidated financial statements.

In April 2016, the FASB issued ASU 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing”. The amendments add further guidance on identifying performance obligations and also to improve the operability and understandability of the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

In May 2016, the FASB issued ASU 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients”. The amendments, among other things: (1) clarify the objective of the collectability criterion for applying paragraph 606-10-25-7; (2) permit an entity to exclude amounts collected from customers for all sales (and other similar) taxes from the transaction price; (3) specify that the measurement date for noncash consideration is contract inception; (4) provide a practical expedient that permits an entity to reflect the aggregate effect of all modifications that occur before the beginning of the earliest period presented when identifying the satisfied and unsatisfied performance obligations, determining the transaction price, and allocating the transaction price to the satisfied and unsatisfied performance obligations; (5) clarify that a completed contract for purposes of transition is a contract for which all (or substantially all) of the revenue was recognized under legacy GAAP before the date of initial application, and (6) clarify that an entity that retrospectively applies the guidance in Topic 606 to each prior reporting period is not required to disclose the effect of the accounting change for the period of adoption. The effective date of these amendments is at the same date that Topic 606 is effective. The Company is currently in the process of evaluating the impact of the adoption on its consolidated financial statements.

In June 2016, the FASB issued Accounting Standards Update No. 2016-13 (ASU 2016-13) “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. ASU 2016-13 is effective for annual reporting periods, and interim periods within those years beginning after December 15, 2019. The Company is currently in the process of evaluating the impact of the adoption on its consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments, which is intended to reduce diversity in practice in how certain cash receipts and payments are presented and classified in the statement of cash flows. The standard provides guidance in a number of situations including, among others, settlement of zero-coupon bonds, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, and distributions received from equity method investees. The ASU also provides guidance for classifying cash receipts and payments that have aspects of more than one class of cash flows. The Company is currently in the process of evaluating the impact of the adoption on its consolidated financial statements.

INDUSTRY

Crowdfunding is a process by which a project or project is funded by raising money from a large number of people, primarily through an internet-based platform. The participants in crowdfunding are the crowdfunding platforms, such as our platform, the entrepreneurs or project sponsors, and the participants or other funding sources who make a payment for the reward. The crowdfunding industry has developed rapidly since 2000 when several non-governmental organizations and companies started raising funds online. The concept of online fundraising was quickly adapted to various forms of collective funding over the Internet, now all being labeled as crowdfunding.

There are five major categories crowdfunding. These are:

•	Equity crowdfunding, where the participate receives equity in the projects;
•	Reward-based crowdfunding, which is the type of crowdfunding that we offer, where the participant receives a product, service or other benefit in exchange for a payment. Where the reward is a product or service, the participant is, in effect, prepaying for the product or service and the project is using the proceeds to develop or manufacture the product;
•	Debt-based crowdfunding, by which loans are made to a person or business;
•	Royalty-based crowdfunding, in which the participant receives payments based on revenue generated by the project, to the extent that the project generates revenue, and no payment being made if the project does not generate revenue or the level of revenue which would trigger royalty payments to the participants; and
•	Donation-based crowdfunding, where the participant makes a contribution and does not receive any benefit in exchange. The contribution could be made to a charity or to fund a need of the sponsor, such as an operation for a member of the sponsor’s family.

We are only engaged in reward-based crowdfunding, and, at present, we do not plan to support any other type of crowdfunding activities.

Globally, more than 3,000 crowdfunding platforms are currently active in the marketplace, with a majority of these platforms involved in donation-based or reward-based crowdfunding. The low barriers to entry allow many vendors to establish crowdfunding platforms, but, typically, their scope is limited to a specific geography or niche industry, such as music and recording arts, books or films. The research firm Massolution, in its “Crowdfunding Industry Report 2015,” estimated that the global market size of crowdfunding in 2015 was $66.4 billion, an increase of approximately $32 billion from $34.4 billion in 2014, in Massolution’s Crowdfunding Industry Report 2014.

According to the 2015 Massolution Report, in 2014, Asia places second place in terms of funding volume, at $3.4 billion raised and growth of 320%; $3.26 billion was raised in Europe and $9.46 billion in the U.S. with a growth rate of 145%. In Asia, the Top 5 platforms are all China-based (person-to-person and person-to-business) lending platforms.

The 2015 Massolution Report predicted that Asia will retain its second largest market in 2015, and account for 31% of market share with a 210% market growth in 2015 to achieve a funding volume of approximately $10.54 billion. Growth for 2015 was predicted to be 82% in North America, and 97% in Europe.

The 2015 Massolution Report pointed out, crowdfunding platforms generating the larger volumes are generally lending-based crowdfunding platforms providing debt investments, ahead of equity-based projects/platforms.

Because crowdfunding in China is less developed that in the United States, its current rate of growth is greater than that in the United States.

China’s Crowdfunding Market

The PRC crowdfunding market is growing very fast since its incepting in the late 2011 and early 2012. According to Ying Can Consulting’s (盈灿咨询) 2015 National Crowdfunding Industry Annual Report (Ying Can 2015 Report) examining the PRC crowdfunding market, the entire crowdfunding market in the PRC successfully raised in 2015 RMB 11.424 billion (approximately $ 1.7136 billion), an increase of 429.38% from RMB 2.158 billion (approximately $ 323.7 million) in 2014, and 3310.15% from RMB 335 million (approximately $ 50.25 million) in 2013. In the reward-based crowdfunding segment, according to the 2015 PRC Equity-based Crowdfunding Market Report published by iResearch, the aggregate capital raised was RMB 1.12 billion (approximately $ 168 million) in 2015, reflecting significant increases from RMB 440 million (approximately $ 66 million) in 2014, RMB 200 million (approximately $ 30 million) in 2013 and 70 million (approximately $ 10.5 million) in 2012.

While the crowdfunding market has benefitted from a high growth rate, it is also very volatile. According to the Ying Can 2015 Report, by the end of 2015, there were 283 operating crowdfunding platforms in the PRC (including 66 reward-based platforms, and 130 equity-based platform), a 99.30% increase from 142 in 2014. In 2015, approximately 40 platforms closed their operation and approximately 26 ceased crowdfunding operations. The PRC crowdfunding market is also concentrated in a handful of major provinces and tier-one cities. According to the Ying Can 2015 Report, crowdfunding platforms based in Beijing (RMB 3.917 billion, or approximately $ 587.55 million), Guangdong Province (RMB 2.116 billion, or approximately $ 317.4 million) and Zhejiang Province (RMB 1.610 billion, or approximately $ 241.5 million), Shanghai (RMB 1.454 billion, or approximately $ 218.1 million) and Jiangsu Province (RMB 996 million, or approximately $ 149.4 million) collectively raised 88.35% of the aggregate capital raised by all crowd-funding platforms in 2015. The Ying Can 2015 Report states that the dominance of those cities and provinces reflects the fact that these five provinces and cities are leading economic markets with higher GDP output, stronger financial investment drive of its citizens and more favorable provincial and local policy support.

According to the Ying Can 2015 Report, approximately 72,314,900 contributions or investments were made in 2015, with charity-based projects 39,570,713 at 54.72% of the aggregate number, and reward-based projects at 32,640,600, at 45.14%. According to 2015 iResearch Report, approximately 790,825 registered users of crowdfunding platforms contributed to reward-based projects in 2014.

BUSINESS

Overview

We operate a fast growing reward-based crowdfunding platform in the PRC and provide quality incubation services and financial services to entrepreneurs and business entities with funding needs utilizing our crowdfunding platform.

Our revenue is generated from three sources:

•	We receive a percentage of the funds raised through our crowdfunding platform, which is generally 3%, but has ranged from 0% to 3%, directly from the third-party payment processor, Union Mobile Pay.
•	Fees paid for providing our incubation services. These fees are paid pursuant to a consulting agreement between us and the project receiving incubation service.
•	Finder’s fees paid to us for assisting a project in raising funds, as a portion of the proceeds, generally from one or more funding sources with which we have relationships, although we may seek to obtain funds from other sources, and from introductions to business partners, acquisition candidates or other strategic relationships.

We did not generate any revenue for the period starting from our inception in October 9, 2014 to March 31, 2015. For the year ended March 31, 2016, we generated revenue of $1,662,406, of which $767,779, or approximately 46%, was from crowdfunding, $595,980, or approximately 36%, was from our incubation services, and $298,647, or approximately 18%, was from finder’s fees for raising capital. None of the three sources experience any seasonality. For the six month periods ended September 30, 2016, we generated revenue of $1,181,526, of which $77,205, or approximately 6.53%, was from crowdfunding, $1,104,321, or approximately 93.47%, was from our incubation services, and $0, or approximately 0%, was from finder’s fees for raising capital. None of the three sources experience any seasonality.

Crowdfunding is a process by which a project or project is funded by raising money from a large number of people, primarily through an internet-based platform. The participants in crowdfunding are the crowdfunding platforms, such as our platform, the entrepreneurs or project sponsors, and the participants or other funding sources who make a payment for the reward. There are five basic types of crowdfunding programs — equity crowdfunding, reward-based crowdfunding, debt-based crowdfunding, by which loans are made to an individual or business, royalty-based crowdfunding, which the participant receive payments based on revenue generated by the project, to the extent that the project generates revenue, and donation-based crowdfunding. Currently, we are only engaged in reward-based crowdfunding in China, and we may offer other types of crowdfunding in compliant with PRC laws and regulations in the future.

We launched our online crowdfunding platform, 5etou (“易投”), at www.5etou.cn in March 2015. Our 5etou platform is designed to enable projects searching for funding to connect with participants, who are the funding sources looking for projects. Our platform enables projects to seek to raise initial seed money and to try to establish a credible track-record in product/service development and cash flow, and participants become involved in opportunities for rewards, often the product for which the business is seeking funding, as well as being involved in an project that the participant believes has the possibility of offering products, services and technology of interest to him. Up till now since the inception of the 5etou platform, all of the successfully funded reward-based projects have been able to fulfill and/or deliver the promised rewards in form of service or products.

For a reward-based crowdfunding project, the participant uses our platform to review opportunities that are available on our platform and to consider whether he wants to make a payment to one or more of the projects that are then raising funds through our platform. In exchange for the payment, the participant receives a reward. If the project is developing a product, the project can offer to deliver the product when it is completed, which is, in effect, a pre-order of the product, with the project using the proceeds of the pre-sale to develop or manufacture the product. The project may require payment of a certain amount in order to receive the product, and participants who pay a lesser amount may receive a lesser benefit, such as a company t-shirt or recognition on the company’s website. If the delivery of a product does not apply to the project, the project can offer a service or other benefit.

In addition to the operation of our funding platforms, we offer business incubation services to the projects utilizing our platform for their projects, at the election of the projects. We provide our consulting services pursuant to agreements with the projects on an ongoing and as-needed basis, until the projects no long need or desire the consulting services. We offer these services, commencing from the time when a project first initiates a contribution campaign using our platform to the completion of project prototypes and/or product/service, and continuing until the project becomes profitable or no longer requires or desires our services. These services include business and operation advisory services relating to marketing, sales and strategic planning, and guidance and general resources in ancillary services such as human resources, legal, accounting, assisting with feasibility studies and other types of services that projects need. We are not intended to substitute for professional services providers such as business operation professionals, accountants, or lawyers and will make referrals to third-party providers when needed. For the six months periods ended September 30, 2016, we generated approximately US$1,104,321 (RMB7,286,752) through our business incubation services.

We also offer to act as a finder to also assist these companies to obtain loans or additional equity financing, and introduce them to potential business partners, find merger candidates or other strategic relationships, or assist with feasibility studies, for which we charge a finders’ fee in the form of cash only. We generally seek financing only from funds or groups that are financially sophisticated in making risky investment, We do not engage in investment activities such as providing capital in the form of equity or debt, in projects that seek funding through our platform. We do not engage in similar investment activities in entities that provide equity or debt financings separate from our platform. Unlike the United States, where either issuer is not allowed to pay a finder’s fee or broker’s fee for raising, in the PRC, as long as the issuer is (a) not a public company, and (2) the fundraising transaction does not involve any public offering or sale of equity or debt securities pursuant to PRC securities laws, a finder is not required to obtain any special administrative approval for receiving finders fee or brokers fee for making business introductions or referrals, and assisting fundraising in private financing transactions. Occasionally, as part of the perks for fundraising via our platform and aimed at attracting high quality projects with additional conduits of follow-on financing, we also introduce projects that are ready to raise funding publicly, to relevant primary exchanges for which we do not take a finder’s fee. Such primary exchanges are provincial or regional primary exchanges, aka stock exchanges or financial assets exchanges licensed by regional governments in the PRC and hold business license and permits to engage in activities involving the primary market of share issuance, primary trading of stocks and financial assets and the like.

The PRC government takes the position that start-up related business activities are an important source that drives economic development and lowers unemployment rate, and thus encourages start-up related business activities, as stated in an opinion issued by the PRC State Council on April 27, 2015, on “Further Efforts Relating to Employment and Business Startup Under the New Conditions”. Partly in response to a belief that the government is encouraging start-up projects, recent college graduates, college students, as well as young professional are entering the start-up business world. Our goal is to enable quality start-up projects to first test the market with either prototypes of their products or services, or their business propositions and then cultivate initial financial and business resources for the underlying businesses to grow and thrive.

The first project was launched on our platform on April 12, 2015. Since then, through September 30, 2016, 60 projects have initiated and completed fundraising campaigns using our platform, for which they raised approximately $34,889,483.33. All of the 60 projects successfully met their target amounts on our platform. The majority of the 60 projects successfully completed their fundraising between one month and three months from the date they launched their fundraising campaign on our platform.

We do not possess an internal payment capability and as such, transaction payments through our platform are processed by Union Mobile Pay, who is an independent third-party payment processor. Union Mobile Pay retains a percentage of the proceeds from successfully completed offerings as cost for the transaction. Union Mobile Pay advised us that it is in compliance with all applicable PRC’s regulations, including those related to privacy, online payments and money laundering.

Our History and Corporate Structure

We were incorporated in the Cayman Islands on June 19, 2015. Our wholly-owned subsidiary, Sweet Lollipop Co., Ltd. (“Sweet Lollipop”) was incorporated in the British Virgin Islands on May 8, 2014 , with Lili Xu as the sole shareholder, a non-related third party to us. From its inception until June 25, 2015, Sweet Lollipop had no business activities. On June 25, 2015, Lili Xiang transferred her 100% equity interest in Sweet Lollipop to us. After June 25, 2015 and until now, Sweet Lollipop has no business operation other than being a pass-through entity and holding the 100% equity interest in Long Yun HK. Long Yun International Holdings Limited (“Long Yun HK”), which is a wholly-owned subsidiary of Sweet Lollipop, was incorporated in Hong Kong on May 2, 2015. Hangzhou Yuyao Network Technology Co., Ltd (“WFOE”), Sweet Lollipop’s wholly owned subsidiary, was organized pursuant to PRC laws on May 30, 2016. Our variable interest entity, Hangzhou Long Yun Network Technology Co., Ltd., which we refer to as Long Yun, was established on October 9, 2014 in City of Hangzhou, PRC pursuant to PRC laws. Long Yun’s shareholders include certain PRC residents and corporate entities controlled by PRC residents.

Pursuant to PRC laws, each entity formed under PRC law shall have certain business scope approved by the Administration of Industry and Commerce or its local counterpart. As such, WFOE’s business scope is to primarily engage in technology development, provision of technology service, technology consulting; development of computer software and hardware, computer network technology, game software; provision of enterprise management and related consulting service, human resource consulting service and intellectual property consulting service. Since the sole business of WFOE is to provide Long Yun with technical support, consulting services and other management services relating to its day-to-day business operations and management in exchange for a service fee approximately equal to the net income of Long Yun, such business scope is necessary and appropriate under the PRC laws. Long Yun, on the other hand, has been granted a business scope different from WFOE to enable it to provide internet crowdfunding, and incubation management service and function as a financing channel for small and micro businesses.

We control Long Yun through contractual agreements, which are described under “Business — Contractual Agreements with Long Yun and its shareholders.” Dragon Victory is a holding company with no business operation other than holding the shares in Sweet Lollipop, Sweet Lollipop and Long Yun HK are both pass-through entities with no business operation. WFOE is exclusively engaged in the business of managing the operation of Long Yun.

Our principal executive offices are located at Suite B1 9-901, No.198, Qidi Road, Xiaoshan District, Hangzhou, PRC, and our phone number is + 86-571-82213772. We maintain a corporate website at http://www.dvintinc.com/. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

Our corporate structure as of the date of this prospectus is as follows:

Dragon Victory International Limited
Cayman Islands, 2015
100%
Sweet Lollipop Co, Ltd.
British Virgin Islands, 2014
100%
Long Yun International Holdings Limited
("Long Yun HK")
Hong Kong, 2015
Offshore
Onshore
100%
Hangzhou Yuyao Network Technology Co., Ltd
("WFOE")
PRC, 2016
Contractual Arrangements
Hangzhou Long Yun Network Technology Co., Ltd ("Long Yun")
PRC, 2014

Contractual Arrangements between WFOE and Long Yun

Due to PRC legal restrictions on foreign ownership in the telecommunications sector, see “Regulations — Foreign Ownership Restrictions”, neither we nor our subsidiaries own any equity interest in Long Yun. Instead, we control and receive the economic benefits of Long Yun’s business operation through a series of contractual arrangements. WFOE, Long Yun and its shareholders entered into a series of contractual arrangements, also known as VIE Agreements, on August 19, 2016. The VIE agreements are designed to provide WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Long Yun, including absolute control rights and the rights to the assets, property and revenue of Long Yun.

According to the Exclusive Business Cooperation Agreement, Long Yun is obligated to pay service fees to WFOE approximately equal to the net income of Long Yun.

Each of the VIE Agreements is described in detail below:

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement between Long Yun and WFOE, WFOE provides Long Yun with technical support, consulting services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, Long Yun granted an irrevocable and exclusive option to WFOE to purchase from Long Yun, any or all of Long Yun’s assets at the lowest purchase price permitted under the PRC laws. Should WFOE exercise such option, the parties shall enter into a separate asset transfer or similar agreement. For services rendered to Long Yun by WFOE under this agreement, WFOE is entitled to collect a service fee calculated based on the time of services rendered multiplied by the corresponding rate, the plus amount of the services fees or ratio decided by the board of directors of WFOE based on the value of services rendered by WFOE and the actual income of Long Yun from time to time, which is approximately equal to the net income of Long Yun.

The Exclusive Business Cooperation Agreement shall remain in effect for ten years unless it is terminated by WFOE with 30-day prior notice. Long Yun does not have the right to terminate the agreement unilaterally. WFOE may unilaterally extend the term of this agreement with prior written notice.

The CEO and president of WFOE, Mr. Yu Han, is currently managing Long Yun pursuant to the terms of the Exclusive Business Cooperation Agreement. WFOE has absolute authority relating to the management of Long Yun, including but not limited to decisions with regard to expenses, salary raises and bonuses, hiring, firing and other operational functions. The Exclusive Business Cooperation Agreement does not prohibit related party transactions. Upon establishment of the audit committee at the consummation of this offering, the audit committee of the Registrant will be required to review and approve in advance any related party transactions, including transactions involving WFOE or Long Yun.

Share Pledge Agreement

Under the Share Pledge Agreement between Mr. Yu Han, and Ms. Koulin Han, together holding 100% shares of Long Yun (“Long Yun Shareholders”) and WFOE, the Long Yun Shareholders pledged all of their equity interests in Long Yun to WFOE to guarantee the performance of Long Yun’s obligations under the Exclusive Business Cooperation Agreement. Under the terms of the agreement, in the event that Long Yun or its shareholders breach their respective contractual obligations under the Exclusive Business Cooperation Agreement, WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. The Long Yun Shareholders also agreed that upon occurrence of any event of default, as set forth in the Share Pledge Agreement, WFOE is entitled to dispose of the pledged equity interest in accordance with applicable PRC laws. The Long Yun Shareholders further agree not to dispose of the pledged equity interests or take any actions that would prejudice WFOE’s interest.

The Share Pledge Agreement shall be effective until all payments due under the Exclusive Business Cooperation Agreement have been paid by Long Yun. WFOE shall cancel or terminate the Share Pledge Agreement upon Long Yun’s full payment of fees payable under the Exclusive Business Cooperation Agreement.

The purposes of the Share Pledge Agreement are to (1) guarantee the performance of Long Yung’s obligations under the Exclusive Business Cooperation Agreement, (2) make sure the shareholder of Long Yung shall not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice WFOE’s interests without WFOE’s prior written consent and (3) provide WFOE control over Long Yun. Under the Exclusive Option Agreement, WFOE may exercise its option to acquire the equity interests in Long Yun any time to the extent permitted by the PRC Law. In the event Long Yun breaches its contractual obligations under the Exclusive Business Cooperation Agreement, WFOE will be entitled to foreclose on the Long Yun Shareholders’ equity interests in Long Yun and may (1) exercise its option to purchase or designate third parties to purchase part or all of their equity interests in Long Yun and in this situation, WFOE may terminate the VIE agreements after acquisition of all equity interests in Long Yun or form new VIE structure with the third parties designated by WFOE; or (2) dispose the pledged equity interests and be paid in priority out of proceed from the disposal in which case the VIE structure will be terminated.

Exclusive Option Agreement

Under the Exclusive Option Agreement, the Long Yun Shareholders irrevocably granted WFOE (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of their equity interests in Long Yun. The option price is equal to the capital paid in by the Long Yun Shareholders subject to any appraisal or restrictions required by applicable PRC laws and regulations. As of the date of this prospectus, if WFOE exercised such option, the total option price that would be paid to all of the Long Yun Shareholders would be approximately $1.5 million, which is the aggregate registered capital of Long Yun. The option purchase price shall increase in case the Long Yun Shareholders make additional capital contributions to Long Yun, including when the registered capital is increased upon Long Yun receiving the proceeds from our initial public offering.

Under the Exclusive Option Agreement, WFOE may at any time under any circumstances, purchase, or have its designated person to purchase, at its discretion, to the extent permitted under PRC law, all or part of the shareholders’ equity interests in Long Yun. The Exclusive Option Agreement, together with the Share Pledge Agreement and the Power of Attorney, enable WFOE to exercise effective control over Long Yun.

The agreement remains effective for a term of ten years and may be renewed at WFOE’s election.

Power of Attorney

Under the Power of Attorney, the Long Yun Shareholders authorize WFOE to act on their behalf as their exclusive agent and attorney with respect to all rights as shareholders, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights, including voting, that shareholders are entitled to under the laws of China and the Articles of Association, including but not limited to the sale or transfer or pledge or disposition of shares in part or in whole; and (c) designating and appointing on behalf of shareholders the legal representative, the executive director, supervisor, the chief executive officer and other senior management members of Long Yun.

Although it is not explicitly stipulated in the Power of Attorney, the term of the Power of Attorney shall be the same as the term of that of the Exclusive Option Agreement.

This Power of Attorney is coupled with an interest and shall be irrevocable and continuously valid from the date of execution of this Power of Attorney, so long as the Long Yun Shareholder is a shareholder of Company.

Our Crowdfunding Platform

Our integrated crowdfunding platform, “5etou” (“易投”) began its operations in China in March 2015. Our platform enables small and medium sized companies, start-up companies and idea generators to raise funding from participants through the Internet. Currently, we only facilitate reward-based crowdfunding. Reward-based crowdfunding refers to payments through the Internet by a large number of participants to a specific project with the prospect of a return in the form of goods, perks, a product or service, when the project is successful. We do not presently intend to offer equity-based crowdfunding, debt crowdfunding or donation-based crowdfunding.

Projects on our platform

Our platform is based in China, and our contributors, entrepreneurs and projects are all located in China. We do not market our platform or our projects to backers located in the U.S. We employ technological measures to ensure that our online contribution system is only accessible by Internet users located in China. All contributors are required to complete an online certification confirming they are not U.S. Persons, as defined in SEC Rule 902, prior to making contributions and are using their legal name consistent with their government-issued identification card. Projects and individuals can submit business propositions to be funded by individual and entity contributors, via our platform. After projects and individuals make online submissions, our platform staff will review and then determine whether and under which category to upload the projects on our platform. Our staff has full control over the access to the platform. Alternatively, potential projects are identified, screened and referred to us by non-related, third party sponsors who are typically experienced personnel with technical or skilled knowledge in their respective fields. We do not pay the sponsors any compensation, nor do we enter into any compensation arrangements with the sponsors. Projects referred by sponsors and self-submitted projects are subject to the same review process. For details concerning how we review projects based upon their types, please see herein “Business — Our Crowdfunding Platform — Three levels of programs on our platform.”

The primary focus of our crowdfunding platform is reward-based projects for all industries, with an emphasis on design, business, technology, media and entertainment. Projects and/or entrepreneurs involved in product development, service provision, films and entertainment projects in production, and other projects in exchange for rewards, such as the products, services, and film tickets when such films in public distribution.

Our proprietary platform also display the business and financial information of companies and/or projects database that have completed campaigns or sought contributions on our crowdfunding platform. We require projects that successfully completed their campaigns using our platform to post on our platform the financial reports and business and product updates from time to time but we do not independently verify any information provided by the project and its sponsors. If the projects provide information on our platform as to both the success of the previous crowdfunding campaigns and the development of the project’s product or service, potential participants have access to this information on our platform, and can use this information in determining whether to participate. Our platform as well as our agreements with the registered users provide that the information as to any project or project on our website is provided by the sponsor or the project and we have no responsibility for the accuracy or adequacy of any information relating to any project, sponsor or project that is accessible on our website. We do not require projects seeking to raise funds through our platform to meet minimum income or asset requirements since all of our projects are reward-based. We require all participants to become registered users of our platform and make contributions under their legal names. Our platform does not require participants to Fast Track, Type A and Type B campaigns to make a minimum investment commitment. Projects set their own minimum contribution required of each backer, and Type A and Type B projects typically set a higher minimum investment commitment than the Fast Track projects, in order to attract high-net-worth individuals and larger entities. We are not involved in determining the campaign target or the rewards. In each offering, the amount of money being raised, the nature of the offering, including amount to be paid for a specified reward or benefit and the period during which payments will be accepted by the project, is determined by the project.

Three levels of programs on our platform

Our platform supports three levels of programs that are available to businesses or entrepreneurs, which we call our Fast Track program, Type A program and Type B program.

Our Fast Track program is designed to enable a start-up project to raise up to RMB 100,000, which is approximately $15,000, for which the participant will receive a reward or benefit. Participants in this program can contribute as little at RMB 1.00 (approximately $0.15), thus as a result, to meet funding target, each project that use our Fast Track program typically receives contribution from a large number of participants (who also become registered users if they are not already registered users) than those using our Type A or Type B programs (as explained below, typically have higher minimum contribution per participant). Our Fast Track program is designed to enable start-up projects to test the market by offering a non-equity participation in the project in order to give the project resources to develop its product and service and provide participants with a product or service or other benefit, generated by the project, even if the reward is not developed until a considerable time after the completion of the Fast Track financing. Participants in Fast Track offerings may make contributions either because they want to receive the product, for which they are pre-paying, or receive another benefit. Startup companies without a track record and companies needing a small amount of contribution are eligible for Fast Track crowdfunding campaign. As of October 20, 2016, the Fast Track program had the largest number of projects either under way or completed on our platform. Due to their small fundraising size and quick turnaround, Fast Track projects could be accessed by a larger number of participants and provide valuable market intelligence on the projects, which in turn will attract more projects.

Type A and Type B campaigns are designed for projects that either have completed a Fast Track campaign and received a positive response from the market, or are projects that are more established or whose product development are further along the way than a Fast Track project, or require more funds than can be raised through Fast Track. Projects using Type A and Type B campaign tracks may raise a larger amount of money without any limitation on the target amount, for which they issue rewards that may, but need not, be different from the rewards available through Fast Track. Typically, projects that have successfully raised via the Type A or Type B campaign tracks have had target amounts in the range from approximately $149,253 (RMB 1,000,000) to approximately $4,477,612 (RMB 30,000,000), which are many times the ceiling of a Fast Track campaign which is approximately $15,000 (RMB 100,000).

Projects may raise funds through our Type A program if a project has completed a Fast Track program or if the project is submitted by a business entity registered with the relevant branches of Bureau of Industry and Commerce and holds a requisite business license, which is the main parameter we consider in reviewing a project’s eligibility for Type A campaigns, and the project agrees to disclose certain financial information during the period from the date when the project is first funded and until all promised rewards are delivered. Only for Type A projects, we verify with the relevant branches of Bureau of Industry and Commerce regarding an project’s requisite business license and a background search of the principles to be put on our file, and do not otherwise perform any additional independent verification or due diligence beyond what is described herein. The due diligence that is performed for Type A campaigns is significantly less than the due diligence a broker-dealer in the United States is required to conduct in connection with a financing arranged by the broker-dealer. Since we do not independently verify the application material provided by the projects, we cannot assure participants that the information in the application material provides either accurate or adequate information.

Our Type B platform enables projects that are either relatively established or have completed a Fast Track program, although unlike projects using the Type A platform, these projects are not subject to any due diligence review by us.

FastTrack and Type B projects are permitted to commence their campaigns on the platform after our staff completes a review ensuring all information in the application is provided in full. As part of the application material, Fast Track and Type B projects are also required to certify to us that the project founders are disclosing their legal names as evidenced by their State-issued identification card, and are abiding by the terms and conditions of utilizing our 5etou platform for raising funding. We do not independently verify the completeness or accuracy of the information in the application of Type B and Fast Track projects. We review Type A projects based upon the aforementioned verification standard and some are occasionally rejected for failure to meet our verification standard. For Type A projects, we do not perform any additional independent due diligence on the projects, the principals and officers of the project or the material which the projects provide to us. Project Profile information and fundraising information are otherwise published in the form that they are submitted, without input from or revision by our platform. We do not require companies using our platform to provide audited financial statements. The disclosure provided by the project is included with the information about the company on our platform, without edit or comment by us. Alternatively, potential projects are identified, screened and referred to us by third party “sponsors” who represent that they have knowledge in fields in which their projects are engaged.

The first project was launched on our platform on April 12, 2015. Since then, through September 30, 2016, 60 projects have initiated and completed fundraising campaigns using our platform, for which they raised approximately $34,889,483.33 (RMB 228,319,231) in funding, including approximately $23,398,052.90 (RMB 153,100,831) for Type A projects, approximately $10,779,884.08 (RMB 70,562,000) for Type B projects, and approximately $711,546.35 (RMB 4,656,400) for Fast Track projects. As of September 30, 2016, of the 60 projects successfully met their target amounts on our platform, 42 projects successfully met their target amounts for the year ended March 31, 2016, and an additional 18 projects for the six months ended September 30, 2016.

For the year ended March 31, 2016, the revenue for crowdfunding platform service fees generated by Type A projects was approximately $581,925 (RMB3,805,501), by Type B projects was approximately $145,362 (RMB950,597), and by Fast Track projects was approximately $15,619 (RMB102,142). For the 6 months ended September 30, 2016, the revenue for platform service fees generated by Type A projects was approximately $42,892 (RMB283,019), by Type B projects was approximately $32,169 (RMB212,265), and by Fast Track projects was approximately $2,145 (RMB14,151). For the 6 months ended September 30, 2016, of the 18 projects that successfully met their fundraising target, 14 are Fast Track, 1 is Type A, and 3 are Type B. As such, we believe that in the foreseeable future, platform service revenues generated by Type A and Type B projects will continue to take a more significant portion of our platform service revenues generated by all three levels of our programs, mainly due to the much larger target offering amounts of Type A and Type B projects than those of Fast Track projects. However, despite the smaller fundraising size associated with Fast Track projects which may not contribute to significant growth in our revenue in the immediate future, we believe that our focus on marketing our Fast Track program will continue to boost overall revenue generated by our platform service, as illustrated by our past operation and business performance (as further discussed below).

Since April 2016 till now, the main focus of our marketing efforts has been our Fast Track aspect of the platform operation. We believe that marketing the Fast Track program and attracting first-time registered users with our Fast Track projects could ultimately allow us to build a stronger brand name and generate steady revenue in the long run. First-time registered users who registered in order to participate or view our Fast Track projects have consistently had a high conversion rate where they later on participated in Type A and Type B projects. Each of the quarters that followed the quarter ended June 30, 2015 saw an average 50 – 60%

of active registered users who had first registered to participate or view our Fast Track projects and then participated in Type A and/or Type B projects, which generates more platform service revenue for us.

In the long run, we believe that attracting first-time registered users by focusing on marketing Fast Track program is key to growing our revenue, due to the following reasons. First, as discussed previously, increasing first-time registered users who first participated in Fast Track projects ultimately contribute to more participation in all three levels of programs. Second, Fast Track projects act as a useful marketing tool for our platform, since due to their lower fundraising amount per participant, they typically introduce more participants who are first-time registered users.

The majority of the 60 projects successfully completed their fundraising between one month and three months from the date they launched their fundraising campaign on our platform. Specially, the average timeframe of a campaign from initiation to completion of a typical project is approximately 30 – 60 days for Fast Track projects, 30 – 90 days for both Type B and Type A projects.

The projects raising funds through our platform are in sectors, including but not limited to, technology, media entertainment, social media, healthcare product, and manufacturing. The nature of products and services developed through funds raised via our crowdfunding platform is diverse, ranging from integrated smart healthcare mobile application, social media network applications, personalized service providers for jewelry design and trip planning, online applications for cooking and recipes, and online games platforms and internet finance platforms. Due to our limited operating history, we have not identified any trends in terms of average funding amount/per participant in a given project and the percentage of participants who so far have qualified for the full amount of benefits.

For projects that have successfully raised their target amount, the representative awards associated with projects at each level are in the following: (1) Type A: a project researching and producing an intelligent health check-up machine rewards its participants with free annual health check-up for 10 years with option to bring two family members for free check-ups; (2) Type B: a project that operates a media platform targeting the Tibetan province was raising funds for a short marketing and tourism film depicting the lives of Tibetan young people, will include an advertisement of participants’ companies in the beginning of the film, in addition to listing the participants’ names and company logos (if any) as co-producers in the film; (3) FastTrack: a project that devised a new type of online car insurance, rewards its participants with discount purchase for insurance in addition to coupons; an online education platform for children, rewards its participants with the use of the platform as a VIP member for one month, and free 1-month use of the platform’s educational materials.

Participants on our platform

Although it is not necessary for a participant to become a registered user in order to view available projects on our platform, the participant must register before making any payment using our platform. All of the registered users and projects are located in China, and our platform used technological measures so that it is accessible only by Internet users in the PRC. Each registered user must self-certify that, among other requirements, he is not a U.S. Person, as that term is defined in Rule 902 of the SEC under the Securities Act, that he is a resident of the PRC and that he is using his legal name consistent with governmental-issued identifications when making contribution payments. Our 5etou platform includes software protections to ensure that the online contribution system is only accessible to Internet users located in the PRC. In registering with on our platform, the participant acknowledges that he understands that our platform is designed to enable participants to make payments to projects using our platform, but that we have not performed any independent due diligence review concerning the projects raising money on our platform, other than whether the project has the required business license and required permits and government approvals and a background search of the principles, that the participant is making his or her own determination as to whether to make any payment for any projects on our platform.

Since the launch of our platform in April 2015, our registered user base has been growing steadily.

As of June 30, 2015, we had approximately 250,000 registered users. As of September 30, 2016, we had approximately 2.58 million registered users, an increase of 0.9 million or 54% from June 30, 2016 and an increase of 2.33 million or 932% from June 30, 2015. From our inception to September 30, 2015, approximately 17% of registered users participated in at least one project, and approximately 4% participated in at least two projects. From our inception to March 31, 2016, approximately 19% of registered users participated in at least one project, and approximately 4.7% participated in at least two projects. From our inception to September 30, 2016, approximately 18.2% of registered users participated in at least one project, and approximately 4.8% participated in at least two projects. We believe that increases in the number of registered users generally positively affect our revenue because such increase may provide more investors to participate in our crowdfunding projects and may provide us with more opportunities for monetization. The steady increase of registered users is mainly due to our focus on marketing Fast Track program which because of the small minimum contribution per participant usually increases our registered user base significantly with each successfully completed project. Registered users may browse our platform for information relating to all offerings that are available on our platform, including information provided by the sponsor as to the project seeking to raise funds as well as the number of users who expressed an interest in the project and who made investments in a specific project, and the remaining time for a project to reach its target before its offering is terminated and may make investments though our platform. We require all reward-based projects that successfully raise funds using our platform to provide us and their contributors with balance sheets and/or financial reports, operation and product updates from time to time, although we do not verify the accuracy or completeness of such information.

Transactions Processing on our Platform

We do not possess an internal payment capability and payments through our platform are processed by Union Mobile Pay, who is an independent vendor providing third-party payment processing service to us. Union Mobile Pay retains a percentage of the proceeds from successfully completed offerings as cost for the transaction. Pursuant to our agreement with Union Mobile Pay, once the funding target is reached and the campaign closes, our platform fees will be paid to us out of the raised proceeds held in an escrow account administered by Union Mobile Pay, as further described below.

Transaction payments will be held in a third-party escrow account administered by our payment processor, Union Mobile Payment, during crowdfunding campaign and 90% of the gross proceeds is paid to the project if and when the target is reached by the last day of the campaign. Projects set their own target amount and/or minimum amount and how long they want to keep their campaigns open (the “Campaign Period”). Successfully reaching the target and/or minimum amount prior to or at the end of the Campaign Period means the funding target is reached and funds are eligible for disbursement; these are the only circumstances where funding target is deemed to be reached. Once the funding target is reached, as determined by the system of Union Mobile Payment that tracks the funding process and amounts, Union Mobile Pay distributes 90% of the proceeds to the project net of our platform fees (which Union Mobile Pay will pay to us simultaneously) and Union Mobile Payment’s transaction cost, and the remaining 10% is held in escrow until the project delivers the reward. If the project fails or does not deliver the promised reward, the 10% held in escrow is then paid to the participants on a pro rata basis. If the funding target is not reached by the end of the Campaign Period, all funds will be repaid to the participants. We understand that this practice is customary in the PRC crowdfunding market.

At our inception, we also offered donation-based projects, to either charities seeking funds for their charitable purposes or individuals or organizations seeking funding for a specific project, such as fulfilling a personal dream of a disabled person to receive piano training. The donation-based programs did not provide goods, services or other benefits. We required the donation-based program sponsors to provide status updates to us and contributors. However, we did not pass upon or evaluate the sponsors or the projects, and we did not take any steps to determine whether the charity is a bona fide charity under PRC law or whether the project or the sponsor is legitimate, and we did not audit or otherwise evaluate the project or take any steps to independently determine how the proceeds were used. We exited the donation-based crowdfunding program and currently do not offer donation-based crowdfunding programs. Our exit was due to our plan to focus our business and operation resources on growing our reward-based projects. But we may offer such a program in the future, when we have more resources to grow the donation-based program into a significant aspect of our platform.

For the year ended March 31, 2016, we generated approximately 46% of our revenue from our crowdfunding platform service operation. For the six months periods ended September 30, 2016, we generated approximately 6.53% of our total revenue from our crowdfunding platform service operation.

Business Incubation and Consulting Services

We offer business incubation services to projects utilizing our platform for fundraising. We provide consulting services pursuant to agreements with the projects on an ongoing and/or as-needed basis.

These services include business and operation advisory services relating to marketing, sales, and strategic planning, and guidance and general resources in ancillary services such as human resources, legal, accounting, assisting with feasibility studies and other types of services that projects need. We are not intended to substitute for professional services providers such as business operation professionals, accountants, or lawyers and will make referrals to third-party providers when needed.

Our relevant fees are in the form of cash only. We negotiate our fees for providing incubation services on a case-by-case basis, taking into consideration the specific services that our team provides, the nature of the projects, our business relationships with the project owners, and whether the services are ongoing or as-needed. Clients utilizing our business incubation services are typically business and technology startups in the fields such as information technology, media, entertainment, and tourism. Projects fundraising through our platform typically involve the development and/or sales of products or services, based upon a viable business proposition or prototypes still in development. We provide quality business consulting and advisory services to our projects in each of their development stages from initiation to implementation, and seek to assist those projects to reach profitability. However, we are not involved with the management of these projects and we cannot assure that the projects can or will ever operate profitably.

We focus on business and technology startups including but not limited to information technology, media and entertainment, etc. Projects fundraising through our platform typically involve the development and/or sales of products and/or services, based upon a viable business proposition or prototypes still in development. We provide business incubation services continuously from when a project first initiates a contribution campaign via our platform, to completion of project prototypes and/or product/service, and so on until they reach profitability, on an as-needed basis. Specifically, the growth and development of startup companies and small and medium-sized projects typically overlook the following general stages before they generate sufficient volume to reach profitability and we seek to assist them in these areas:

•	In the development stage of product and/or service, the project needs to sufficiently define the features of the product and/or service offering in the quantity and quality that the sponsors believe are required by the market;
•	As the development stage moves toward the completion of the product/service, the product/service needs to be made available to the general market through various sales and distribution channels, such as (direct online or offline sales, or a distributor network or through a sales staff);
•	When the product/service is developed the project needs to reach as certain sales volume in order to operate profitable;
•	If the business is profitable, it might require additional capital for expansion in either sales and marketing, or additional product development.

We provide quality business consulting and general services to our projects in each of the development stages, and seek to assist the projects that raise funds through our platform to use to reach profitability. However, we are not involved with the management of these projects and we cannot assure either the participants or the projects that the projects can or will ever operate profitably.

For the year ended March 31, 2016, approximately 36% of our revenue was generated from our incubation services. For the six months periods ended September 30, 2016, approximately 93.47% of our revenue was generated from our incubation services. Such significant increase in the percentage of incubation service, to our gross revenue was due to (1) an increase in demand for our incubation services due to the growing number of successfully funded projects through our platform, since at the moment all projects utilizing our incubation services had previously and successfully raised funding via our platform, (2) success in achieving higher fee rates for our incubation services and (3) temporary diversion of a significant portion of our resources to the segment of incubation services in order to fulfill client demand. However, our main plan is still to focus on our crowdfunding platform service. To date, all of the projects receiving our business incubation services have previously raised capital via our crowdfunding platform. For more detailed discussion, please refer to “Risk Factors — Risks Related to Our Business and Industry — We have a limited operating history and are subject to the risks encouraged by early-stage companies. The increase in the number of crowdfunding projects fundraising via our platform has provided us with more potential clients who have needs for our incubation and financial services. Currently, all projects that have sought our incubation services and financial services had previously raised funding on our platform. We believe that having a crowdfunding platform with growing number of successful crowdfunding projects has been the key driving factor in the increase of our incubation services revenue.

We believe that our crowdfunding platform service segment is key to our business operation and revenue growth. Even though there is no guarantee that demand for our incubation services will consistently grow along with the increase in the number of our crowdfunding projects, we believe our business operation continues to root in providing crowdfunding platform service to various projects.

Services For Financing and Strategic Business Opportunities

We also assist projects who fund projects through our platform to seek equity or debt financing and introduce them to potential business partners, merger candidates or other strategic relationships, for which we charge a finders’ fee in the form of cash only in connection with the specific services that our team provides. We generally seek financing only from funds or groups that are financially sophisticated in making risky investment. These investments are generally made directly between the investor and the project and not through our platform.

Unlike the United States, where the issuer cannot pay a finder’s fee or broker’s fee for raising funds from either a public or private issuer, in the PRC, as long as the issuing company is (a) not a public company, and (2) the fundraising transaction does not involve any “public offering” securities pursuant to PRC securities law, a finder is not required to obtain any special permit or license, or administrative approval, to receive a fee for making business introductions and assisting fundraising in private financing transactions. Under the PRC securities laws, a “public offering” is defined as an offering of securities which is (a) marketed publicly via general solicitation, (b) sold to more than 200 investors, or (c) as otherwise deemed as “public offering” by specific regulations. The nature of the financing transactions in connection with which we can receive a finder’s fee is privately conducted equity or loan financings for non-public enterprises, which does not fall under the definition of “public offering” under applicable PRC securities laws.

Occasionally, as part of the perks for fundraising via our platform and aimed at attracting high quality projects with additional conduits of follow-on financing, we also introduce projects that are ready to raise funding publicly, to relevant primary exchanges for which we do not take a finder’s fee. Such primary exchanges are provincial or regional primary exchanges, aka stock exchanges or financial assets exchanges licensed by regional governments in the PRC and hold business license and permits to engage in activities involving the primary market of share issuance, primary trading of stocks and financial assets and the like.

We maintain an internal database of unaffiliated, financially sophisticated third-party investors, primarily composed of those sponsors who have previously participated in campaigns via our platform, and those who have invested offline in projects that campaigned on our platform. Certain entities that have previously participated in campaigns via our platform, or have invested offline in projects that campaigned on our platform, we have since developed business partnerships with and invited them to participate in other projects fundraising on our platform or recommended projects for offline fundraising campaigns. We are not involved in the actual financing made directly between the investors and the project offline, other than making the initial introduction and receiving certain finder’s fee from the investors should a transaction be consummated between such investors and projects. We believe, based on information provided by them, that they are sophisticated investors who are typically either high net worth individuals, investment funds or other institutional investors. As of March 31, 2016, we have assisted in raising approximately US$ 387,000 (RMB 2.5 million) of capital with our role as a finder, for one specific project owned by an unrelated third party. We negotiated our fee with the project owner, which took into consideration (a) that we had provided such project with incubation-related services without charge prior to the financing and (b) that our fee was assessed as a percentage of the amount of the initial financing only but not of any follow-on financing even if it is funded by the investors we originally introduced to such project. For our finder’s business, we do not have a fixed rate or fee percentage based upon funds raised, and intend to negotiate our fees on a project by project basis. We cannot guarantee receiving comparable fee payment for any of our future projects. For the six-month ended September 30, 2016, we did no engage any finder’s service. For more detailed discussions, please refer to “Risk Factors — Risks Related to Our Business and Industry — We may experience significant fluctuation in revenues to be generated by our financial services, since the fee rates we charged are assessed on a project by project basis and subject to variables.

We do not engage in any offline roadshow activities involving capital raising by projects or entrepreneurs, and we are not involved in value-assessment of the projects or business ideas. Pricing or valuation is primarily determined by the entrepreneurs and the investors.

For the six-month ended September 30, 2016, we generated approximately 0% of our revenue from finder’s fees.

Marketing

Locating and identifying viable projects for reward-based crowdfunding and continuing to support their growth, is integral to our business. We have working relationships with various provincial and municipal government sponsored hi-tech incubation parks in Hangzhou, Guangzhou, Hong Kong, Macau and Taiwan, to share resources to achieve mutual growth. We do not have any compensation arrangement with them. The nature of the working relationship is through mutual effort, increase the success of incubating viable startup projects or companies into successful businesses that would benefit all parties. The infrastructure of such parks, and the crowdfunding expertise and the platform of our company allow us to provide synergy in supporting startup projects and companies. Such Innovation and Incubation Parks usually have a campus providing for office and/or product development space for startups, and IT infrastructure and support provided by reliable IT service companies; additionally, these Parks are either certified by local or provincial PRC government, or established according to the policy guidance of and/or operated by state-owner-enterprises of local or regional PRC government. Specifically, such sponsored parks allow us and our sponsors to access projects in such incubation parks and bring them to fundraise on our platform, and/or allow us to recommend projects for membership in such incubation parks, after projects have successfully completed the Fast Track program on our platform. For the former, our sponsors or us then screen and select viable projects in need of funding and/or business incubation services from us. For the latter, the incubation parks then provide the infrastructure and support (IT support, continued operation of the infrastructure, etc.) for Fast Track projects to complete product or service development as promised in their campaigns. Additionally, we collaborate with these Parks in organizing public events geared towards either attracting contributors, or viable projects, or both, or raising general awareness in crowdfunding. Such incubators and incubation parks provide facility and space, and favorable business environment to determined entrepreneurs and business startups that qualify for access to such incubators and incubation parks. We believe that startups and projects that qualify for membership in such incubators and incubation parks have a higher success rate, and in turn, startups and projects benefit from the infrastructure, support and operation and are also more likely to deliver promised service or product development and eventually grow into successful businesses. Specifically, we have business partnership with the following regional and municipal incubation parks: Hangzhou HIPARK, Chongqing Innovation Park, Zhuhai Innovation Park, Shenzhen Longgang Government Incubator, Hong Kong Innovation Park, and Taiwan Innovation Park. Initially when our platform first incepted, our business development staff reached out to such parks and grow the working relationships with these Parks: While we continue to do that, certain incubators have sought us to form working relationships and resource sharing. We do not have any compensation arrangement with them.

Currently, as a crowdfunding platform company still in our initial growth period, we believe a steady growth of our registered user base is also integral to our operation and the recognition of our brand name. As such, we have been focusing our marketing resources on our Fast Track program since April 2016, because Fast Track projects typically see a large number of participants and usually sees significant increases in new registered users, as explained herein. Our marketing expense on our Fast Track program as part of our marketing expenses for all three levels of our programs, has increased from 18.4% in the year ended March 31, 2016, to 60.3% for the six months ended September 30, 2016. We expect to continue to focus our marketing efforts on the Fast Track program, as discussed in detail in “Business — Our Crowdfunding Platform — Three Levels of Programs on Our Platform.”

We have also entered into cooperative agreements with regional stock and/or financial exchanges that hold the requisite regulatory permits to facilitate equity or debt-based financing and secondary transactions, such as Wenzhou Financial Assets Exchange Center, Jiangsu Culture Exchange, Tianjin Financial Assets Exchange, and other various non-affiliated project capital funds and private equity funds.

Several well-known companies have launched or intend to launch projects for crowdfunding campaigns via our platform, such as 163.com Games, Ping An Games, Global Gaming and SMI Corporation. As part of our working relationship, they feature such projects on their webpage with a url link to our platform. These companies usually have a large registered user bases and/or busy online traffic and thus such exposure potentially lead to increasing traffic to our platform and increasing our online exposure. We conduct targeted sales and marketing efforts to the customers and users of such collaborators in order to expand our own registered user base. Our collaboration with these well-known companies includes (1) crowdfunding campaigns on our platform for the projects they launched, and (2) promoting our projects through their websites when we believe that the themes of these companies are relevant to our projects, such as technology, game design, entertainment and business. We believe featuring our projects on partner platforms allow additional exposure of both our platform and the projects and will positively influence our platform’s online traffic.

For example, SMI Corporation, which we believe is a significant market player as a non-government-owned media and entertainment enterprise in the PRC, has successfully raised its target crowdfunding campaign amount of approximately $4.5 million (RMB 30 million) for its reward-based crowdfunding project using our platform, the proceeds of which SMI states will be used primarily to establish and construct a new movie theater in Hangzhou, Zhejiang Province, a major city with a population of approximately 21 million in 2016 and a GDP per capita of approximately $10,000 in 2015. We have also entered into a strategic alliance agreement with SMI pursuant to which SMI agrees to run reward-based crowdfunding campaigns for its film production and other projects on our 5etou platform. We believe our strategic alliance with a widely recognized business entity as SMI Corporation will be helpful in enhancing our brand reputation as a quality reward-based crowdfunding platform. The strategic alliance agreement with SMI was a framework agreement in nature which does not provide for any payment terms. In the future, we will enter into definitive agreement with SMI with respect to each project containing the economic terms. There is no assurance we will host any such project for SMI in the future.

In addition to our marketing efforts described above, we also market our platform, through:

•	Referrals from both participants who use our platform to make payments in reward-based crowdfunding and from the projects who raise money through our platform;
•	Events that we host in universities and regional and municipal hi-tech incubation parks;
•	Social media, principally wechat and weibo;
•	Newsletters to our data base of participants; and
•	Business relationships with well-known corporations and web platforms with large online traffic that can direct traffic to our platform through links on their websites.

According to the China Crowdfunding Market Development Report 2015 published by Zero2IPO, typically, the reward-based crowdfunding projects were able to close the raising with more than their target amount and raise more funds.

Competition

We face competition from a number of reward-based crowdfunding platforms such as dj.JD.com, and Hi.taobao.com. Many of these platforms are well established in the e-commerce market in China, and have more resources and are better funded and better known than we are, and also have a significant proprietary user base. The top five largest rewards-platforms in China, z.jd.com (operated and owned by JD.com), Zhongchou.cn, Hi.taobao.com, Demohour.com and Dreamore.com, are reported to have raised an aggregate of RMB 270 million (approximately $40.5 million), which accounted for 60.8% of the total money raised in the reward-based crowdfunding market in China.

We also face competition from other crowdfunding platforms that specialize in either loan-based, equity-based or royalty-based crowdfunding offerings, such as AngelCruch, AngelClub and Dajiaotou. Market leaders such as dj.JD.com, an equity crowdfunding platform operated by JD.com, utilizes a lead-and-follow mechanism, where Institutional VC firms and angel funds will lead and manage the investment deals and allowing individual investors to participate on the same terms.

We believe that, by offering business incubation services, we attract high quality prospective projects with valuable services in addition to the funds that could be raised using our platform. We market these services, as well as the possibility that we may be able to introduce them to offline funding sources and potential business relationship through our formal and informal relationships. We believe that, because these additional services could assist the projects is developing their business, we will be able to attract more quality projects. We believe that we are one of the few platforms in the PRC market that provides high-quality business incubation services to entrepreneurs, although we are aware that there are a number of incubation facilities, including those with which we have a formal or informal relationship. By providing these value-added services, we believe that projects on our platform could have a better chance of success in both product development and completing a fundraising campaign.

Competitive Advantages

Integration Synergy by Combining Business Incubation Services With Crowdfunding Platform

Our business incubation services include providing additional business insight, operation advisory and product management assistance in a project’s product development, sales growing, operation efficiency as well as building more significant online presence and brand recognition. Our business incubation services also provide guidance and resources in ancillary services such as accounting and human resources to minimize corporate demands which are usually distractions faced by projects and their entrepreneurs. We believe this will translate to more successful projects as projects may now focus on their core business and driving sales, and in the long run, establish a strong brand reputation and attract a much larger number of backers. Projects enrolled in this service have a higher chance of success in both product development and completing a fundraising campaign. In turn, participants are more likely to see their rewards materialize. To the extent that our services can assist a project’s product development, sales and marketing and operating efficiencies, the project could become a more attractive project for participants. However, our services are consulting services, and we have no control over the operations of the company. We are hopeful that combining our business incubation services with our platform will translate to more successful projects.

Strategic Partnership with Prominent Funding Sources Such as Venture Capital Funds and Institutional Investors

Projects on our reward-based crowdfunding platform have access to additional perks that include meaningful introduction to relevant venture capital funds and institutional investors, for follow-on equity or debt-based financing. We believe that this aspect of our services allows our platform to attract the higher quality projects. In turn, access to additional and follow-on capital increases the success rate of projects in the long run. As such, we will cultivate a strong business reputation through a virtuous cycle of attracting higher quality projects that undergo higher success rates.

Strategic Partnership with Provincial and Regional Exchanges to Better and More Broadly Market our Platform to Interested Parties

Our strategic partnership with provincial and regional exchanges allow us to market our platform via exchange-sponsored public events targeting a broader group of individuals and entities who would potentially be interested in in participating in projects via our platform. We believe marketing our platform via exchange-sponsored public events is an effective way to increase the public exposure and brand recognition of our platform, since exchange-sponsored public events typically target a broader group of individuals and entities.

Higher Quality Projects From Incubators and HiTech Parks Operated by Higher-Education Institutes and Governments

University-sponsored incubators and hi-tech incubation parks sponsored by provincial or municipal governments have access to higher quality projects stemming from university research and/or attract better projects due to the government-backed incubation park infrastructure. Additionally, because they provide infrastructure and mentorship services to projects and entrepreneurs, these projects have more resources to succeed than those that are not part of a university incubator or government sponsored incubation park. These incubators and incubation parks, in turn, allow us and our users access to a pool of higher quality projects, via our working relationship with various university incubators and provincial-and-municipal-sponsored hi-tech incubation parks in Hangzhou, Guangzhou, Hong Kong, Macau, Taiwan, etc. We have collaborated with various quality projects from government-sponsored or university-sponsored incubators.

Experienced and Highly Qualified Team

Our team members have an average of eight years of experience in their respective fields of e-commerce, Internet finance, media, entertainment, design and technology and online marketing. Some members of our team previously work at other online giants such as Alibaba and Baidu, while others have ample experience in product development and marketing. Our CEO Mr. Yu Han has over 20 years of experiences in entertainment-related product development (e.g. game development and media-related products), in addition to a successful track record of launching various commercial platforms and service platforms. Mr. Han was previously the Chief Executive Officer of an online games platform named 2com established in 2009. Under Mr. Han’s leadership, the 2com platform had registered users of approximately 13 million. Mr. Han was also previously the CEO of http://www.zhkjcx.org/, a platform for small and mid-sized enterprises in Guangdong, Zhuhai, to innovate via business-to-business marketing and sales conduits — the platform while under Mr. Han’s leadership, had approximately 37,000 paid members who were enterprises.

Our Growth Strategy

Our goal is to establish our 5etou platform as a well-known reward-based crowdfunding platform recognized both for quality projects in the PRC market and as a business services provider to crowdfunding projects. To reach our goal, our general strategy is the following: (1) attract an ongoing supply of high quality projects and companies to fundraise for capital on our platform, and (2) grow and maintain a loyal user base.

(1) Attract an ongoing supply of high quality projects and companies through deepening collaboration with sources of projects such as university incubators and government-sponsored incubation parks.  We attract high quality, viable projects through various incubation campuses of higher education institutions and high-tech incubation parks of municipal and provincial governments. Currently, we have access to various university incubators and provincial-and-municipal-sponsored hi-tech incubation parks in Hangzhou, Guangzhou, Hong Kong, Macau, Taiwan, etc. where our sponsors have identified viable and promising projects that have utilized our platform. We plan to collaborate with more incubators and hitech parks sponsored by higher educational institution, municipal and provincial governments, to attract projects from these institutes to fundraise via our platform.

(2) Grow and maintain our user base via growing contributions in registered users to multiple projects on our platform, and targeted sales and marketing efforts to customers and users of some of our established crowdfunding customers.  We believe we have been successful in growing our user base by conducting more targeted sales and marketing efforts to the customers and users of our customers such as 163.com Games, Ping An Games, Global Gaming, SMI Corporation, etc. pursuant to relevant strategic or cooperative agreements, as well as targeting our Fast Track registered users to participate in Type A and Type B projects to boost our platform service revenues in the long run. These customers are usually well established, well known companies with a larger and geographically broader, registered user base and casual online visitor volume, and are generally interested in developing high quality products in each of their product realms via crowdfunding. They have initiated projects to fundraise and have successfully completed fundraising via our platform; they feature these projects on their webpages with links to the project’s fundraising page on our 5etou platform, and thereby increasing online traffic to our platform and creating greater brand exposure.

Although the acquisition of business that are compatible with our business is a fundamental aspect of our long term growth strategy, we have no current plans to acquire any businesses or to engage in any businesses other than our current business as described in this prospectus.

Employees

As of December 1, 2016, we had an aggregate of 26 employees, all of which are full-time employees. None of our employees are represented by a labor union. We have not experienced any work stoppages, and we consider our relations with our employees to be good.

Legal Proceedings

We are not currently a party to any litigation the outcome of which, if determined adversely to us, would individually or in the aggregate be reasonably expected to have a material adverse effect on our business, operating results, cash flows or financial condition.

Facilities/Property

Our principal executive office is located at Suite B1-901, No.198, Qidi Road, Xiaoshan District, Hangzhou, PRC, and the phone number is + 86-571-82213772. The principal executive office of Long Yun is located at Suite B1-901, No.198, Qidi Road, Xiaoshan District, Hangzhou, PRC with an annual rent at approximately $47,000. An unaffiliated third-party landlord will waive the annual rent payment if the Company satisfies certain annual obligations. The lease term is three years starting in February 1, 2016 and expiring in January 31, 2019, with an option of renewal.

REGULATIONS

We operate our business in China under a legal regime consisting of the National People’s Congress, which is the country’s highest legislative body, the State Council, which is the highest authority of the executive branch of the PRC central government, and several ministries and agencies under its authority, including the Ministry of Industry and Information Technology, SAIC and their respective local offices. This section summarizes the principal PRC regulations related to our business.

Regulations on Crowdfunding Related Activities

Regulations on Operation of Online Crowdfunding Platform

The operation of an online crowdfunding platform includes provision of commercial internet information services via the Internet. Certain areas related to the Internet, such as telecommunications, Internet information services, international connections to computer information networks, information security and censorship, are covered extensively by a number of existing laws and regulations issued by various PRC governmental authorities, including:

•	the State Secrecy Bureau;
•	the Ministry of Commerce, or the MOFCOM;
•	the Ministry of Culture, or the MOC;
•	the Ministry of Industry and Information Technology, or the MIIT (formerly the Ministry of Information Industry);
•	the Ministry of Public Security;
•	the State Administration of Foreign Exchange, or the SAFE;
•	the State Administration of Industry and Commerce, or the SAIC;
•	the State Administration of Press, Publication, Radio, Film and Television;
•	the National Copyright Administration, or the NCAC; and
•	the State Council Information Office.

The State Council issued the Administrative Measures on Internet Information Services, effective in September 2000, and amended in January 2011. Pursuant to these measures, “internet information services” refer to provision of internet information to online users, and are divided into “commercial internet information services” and “non-commercial internet information services.” A commercial internet information services operator must register for an ICP License, from the relevant government authorities before engaging in any commercial internet information services operations in China. The ICP License has a term of five years and can be renewed within 90 days before expiration.

Additionally, the Telecommunications Regulations promulgated by the State Council and its related implementation rules, including the Catalog of Classification of Telecommunications Business issued by the MIIT, categorize various types of telecommunications and telecommunications-related activities into basic or value-added telecommunications services, and internet information services, or ICP services, are classified as value-added telecommunications businesses. In 2009, the MIIT promulgated the Administrative Measures on Telecommunications Business Operating Licenses, which set forth more specific provisions regarding the types of licenses required to operate value-added telecommunications services, the qualifications and procedures for obtaining such licenses and the administration and supervision of such licenses. Under these regulations, a commercial operator of value-added telecommunications services must first obtain a license for value-added telecommunications business, or VATS License, from the MIIT or its provincial level counterparts.

Online payment processing is an integral part of our platform business process. We use Union Mobile Pay, which is compliant with PRC laws regarding accepting payments and transmit the payments to a project, handling payments made to the projects raising money through our platform. Union Mobile Pay is subject to numerous regulations relating to such matters as privacy, receipt and transmission of payments and money laundering.

As the operation of an online crowdfunding platform includes provision of commercial internet information services and provision of Telecommunication Value Added Services Permit License, we believe that with respect to the operation of our 5etou platform, we have obtained from PRC authorities all required approval and license to operate the platform, including but not limited to, (1) the Internet Content Provider (ICP) License for our platform URL effective until March, 2020; and (2) the required VATS License obtained from the requisite regulatory branch in Zhejiang Province, effective until December 24, 2020. Both the ICP registration and VATS License may be renewed.

Regulations on Crowdfunding Activities

The PRC Crowdfunding Regulatory Realm

On March 5, 2016, the PRC government laid out its priorities for the year 2016, when Prime Minister Li Keqiang gave his annual state-of-the-nation report to the legislature, the National People’s Congress. Major areas of work for the PRC government in 2016 include encouraging more business startups, technological innovation and crowdfunding as some of its prerogatives emphasized that favorable government policies including employment-related and possible tax incentives will be promulgated to support business startups, technological innovation and crowdfunding, both on the national level and provincial and local level. According to Mr. Li, “[p]latforms will be created for crowd innovation, crowd support, crowdsourcing, and crowdfunding, and mechanisms will be built to encourage new types of business startups and innovation-making through cooperation between enterprises, institutions of higher learning, research institutes, and makers…” As such, we believe that (even though the) regulatory framework of internet-based fundraising, etc. has not been completely established, the PRC government is planning to promulgate a variety of industrial/incentive policies, to encourage innovation, business start-ups and crowdfunding economy.

Previously on July 18, 2015, People’s Bank of China and other nine ministries issued the Guiding Opinions on Promoting the Healthy Development of Internet Finance (No. 221 [2015], PBOC, hereinafter referred to as the “Guiding Opinions”) on promoting the sound development of internet-based financing. The Guiding Opinions attracted extensive attention from all circles of the society. According to the division of regulatory responsibilities for the Internet finance as specified in the Guiding Opinions, the China Securities Regulatory Commission (the “CSRC”) is accelerating the research and development of regulatory rules for the pilot program of equity crowd funding and actively promoting all preparations for the pilot program. In December 2014, proposed private equity-based crowdfunding rules (the “Draft Rules”) were promulgated by the Securities Association of China, an industry self-regulatory association. The Draft Rules are not yet finalized and have not been adopted.

On August 17, 2016, the China Banking Regulatory Commission (“CBRC”), the Ministry of Industry and Information Technology; the Ministry of Public Security and the State Internet Information Office jointly issued the Interim Measures for Administration of the Business Activities of Internet Borrowing Information Intermediary Agencies, or the Interim Measures. The Interim Measures are aimed to promote the healthy development of internet borrowing industry, prevent financial risks and protect investors' legitimate interests. The Interim Measures emphasize the role of peer-to-peer lending companies as financial information service intermediaries providing assessment and exchange of borrowing information for unrelated borrowers and lenders via internet platforms, and provided a negative list to draw the business boundaries of peer-to-peer lending companies, forbidding them from cash pooling, absorbing public savings or providing any form of guarantee for borrowers. The Interim Measures also set a ceiling for borrowers to control the size of loans on peer-to-peer platforms. To be specific, the borrowing balance of an individual borrower shall not exceed RMB 200,000 on a single peer-to-peer lending platform and RMB 1 million on different platforms. Similarly, the borrowing balance of a legal entity shall not exceed RMB 1 million on a single platform and RMB 5 million on different platforms. To better ensure the investors' money safety, peer-to-peer lending platforms are also required to have their investors' money deposited and managed by qualified banking institutions and to disclose information on the borrowers, financing projects and platform operation accurately on a timely basis. The Interim Measures took effect once promulgated, however, which provided a period of 12 months for any peer-to-peer lending companies established prior to the implementation of the Interim Measures to make rectification.

As such, the proposed Draft Rules and the Interim Measures referenced above only apply to private equity-based and debt-based crowdfunding, respectively. Our crowdfunding platform currently only provides reward-based crowdfunding in the PRC market, and do not provide equity-based or debt-based crowdfunding in the PRC market. Therefore, Guantao, our PRC Counsel, believes that we are is not subject to the proposed Draft rules or the Interim Measures.

Regulations Prohibiting “Illegal Fundraising.”

PRC general securities regulations prohibit “illegal fundraising.” Under PRC securities laws, any individual or entity is prohibited from publicly selling securities without meeting statuary requirements and being approved by the securities regulatory authority under the State Council or any department as authorized by the State Council. Any activity meeting the following criteria constitutes “publicly selling”, 1) selling securities to the general public, 2) selling securities to more than 200 specific persons accumulatively; 3) other activity as prescribed by any law or administrative regulation. “Illegal fundraising” also has consequences under general PRC criminal laws, which defines any fundraising activity meeting the following criteria as “illegal fund raising”, 1) raising funds from general public or without the legal approval from relevant governmental authorities or under the disguise of lawful business operations, 2) publicizing by means of media, recommendation fairs, leaflets or mobile phone text messages, etc.; and 3) promising to repay the principal and interests or make payments in the form of currency, real objects, equities, etc. within a certain time limit. Further, the Supreme People’s Court promulgated the Judicial Interpretations to Issues Concerning Applications of Laws for Trial of Criminal Cases on Illegal Fund-Raising, or the Illegal Fund-Raising Judicial Interpretations, effective January 2011, which provides that a public fundraising will constitute a criminal offense related to “illegally soliciting deposits from the public” under the PRC Criminal Law, if it meets all the following four criteria: (i) the fund-raising has not been approved by the relevant authorities or is concealed under the guise of legitimate acts; (ii) the fund-raising employs general solicitation or advertising such as social media, promotion meetings, leafleting and SMS advertising; (iii) the fundraiser promises to repay, after a specified period of time, the capital and interests, or investment returns in cash, properties in kind and other forms; and (iv) the fund-raising targets at the general public as opposed to specific individuals.

Regulations on Our Reward-Based Crowdfunding Activities in the PRC

As discussed above, the existing PRC crowdfunding rules and regulations are primarily focused on equity-based or debt-based crowdfunding. Our crowdfunding platform currently only provides reward-based crowdfunding in the PRC market, and do not provide equity-based or debt-based crowdfunding in the PRC market. We may provide donation-based crowdfunding in the future. There is no Chinese regulation currently in effect which specifically applies to reward-based or donation-based crowdfunding or requires special license or regulatory approval prior to conducting reward-based or donation-based crowdfunding activities in the PRC.

In addition, our contributors and entrepreneurs are limited to PRC residents and projects located in the PRC. We do not presently engage in crowdfunding offerings in the U.S. or to U.S. investors, and we have no plans to enter the crowdfunding market in the U.S., and therefore are not subject to any U.S. regulations governing securities-based crowdfunding such as Title III of the JOBS Act adopted formally and finally on October 30, 2015 in the U.S.

Since the crowdfunding industry is still at an early stage of development in China, new laws and regulations may be adopted from time to time to require additional licenses and permits to those we currently have and to address new issues that arise from time to time. As a result, there are substantial uncertainties with respect to the interpretation and implementation of current and any future Chinese laws and regulations applicable to the crowdfunding industry. See “Risk Factors — General Risks Relating to our Business and Industry — If our activities are found to be treated by PRC regulatory authorities as unapproved and not exempt from securities regulations, we may be required to suspend our crowdfunding platform business and we may be subject to fines and administrative penalties.”

Regulations on Incubation Services and Finder’s Services

With respect to our business incubation and finder’s services, which is within the business scope set forth in Long Yun’s business license, we believe we have obtained all required licenses and governmental approvals. Unlike the United States, where either issuer is not allowed to pay a finder’s fee or broker’s fee for raising funds from either a public or private issuer, in the PRC, as long as the issuer is (a) not a public company, and (b) the fundraising transaction does not involve any “public offering” of equity or debt securities pursuant to PRC securities laws, a finder is not required to obtain any special administrative approval for receiving finder’s fee or broker’s fee for making business introductions or referrals, and assisting fundraising in private financing transactions. Under PRC securities laws, “securities” refers to publicly-issued stock, privately-issued stock by a public company, company bonds, listed government bonds, listed securities investment fund units, securities derivatives and other securities identified by the State Council of the PRC. Pursuant to PRC securities laws, a non-public issuer conducting private financings of either equity or loan, is a financing transaction that does not involve “an offer or sale of securities,” and thus such a non-public issuer may pay a finder’s fee to us, and we may receive a finder’s fee without any special administrative approval.

Provisions on Foreign Investment

All limited liability companies and joint stock limited companies incorporated and operating in the PRC are governed by the Company Law of the People’s Republic of China, or the Company Law, which was amended and promulgated by the Standing Committee of the National People’s Congress on December 28, 2013 and came into effect on March 1, 2014. In the latest amendment, paid-in capital registration, minimum requirement of registered capital and timing requirement of capital contribution were abolished. Foreign invested projects must also comply with the Company Law, with exceptions as specified in foreign investment laws.

With respect to the establishment and operation of wholly foreign-owned projects, or WFOE, the MOFCOM, and the National Development and Reform Commission, or NDRC, promulgated the Catalogue of Industries for Guiding Foreign Investment, or the Catalogue, as amended on March 10, 2015, which came into effect on April 10, 2015. The Catalogue serves as the main basis for management and guidance for the MOFCOM to manage and supervise foreign investments. The Catalogue divides industries for foreign investment into three categories: encouraged, restricted and prohibited. Those industries not set out in the Catalogue shall be classified as industries permitted for foreign investment. According to the Catalogue, rewards based crowd funding, charity based crowdfunding, business incubation services, and business advisory services sectors are neither restricted nor prohibited.

On September 3, 2016, the Standing Committee of the National People’s Congress promulgated the Decision of the Standing Committee of the National People’s Congress on Amending Four Laws Including the Law of the People’s Republic of China on Wholly Foreign-owned Enterprises (the “Decision”), which provides record-filing in lieu of administrative approval for the establishments and alterations of foreign invested enterprises (the “FIEs”) not subject to special administrative measures. On October 8, 2016, the MOFCOM issued the Interim Measures for Record-filing for the Establishment and Alteration of Foreign-invested Enterprises (the “Interim Measure”), and the MOFCOM and the NDRC jointly issued a statement (the “Joint Statement”), clarifying that the special administrative measures in this case are implemented by referencing the Catalogue. To be specific, the special administrative measures to be implemented are the restricted and prohibited industry categories as well as encouraged industry categories having shareholding and executive management requirements prescribed in the Catalogue. Since then, FIE establishments and alterations that are not subject to special administrative measures have been changed from a pre-approval system to a more standardized and convenient filing process.

Foreign Ownership Restrictions

Foreign direct investment in telecommunications companies in China is regulated by the Regulations for the Administration of Foreign-Invested Telecommunications Enterprises, or the FITE Regulations, which limit foreign ownership of companies that provide value-added telecommunications services, including Internet content provision, to 50% of the outstanding equity.

On July 13, 2006, the MIIT issued the Circular on Strengthening the Administration of Foreign Investment in Value-added Telecommunication Services, or the MIIT Circular 2006. The MIIT Circular 2006 requires that (i) foreign investors can only operate a telecommunications business in China by establishing a telecommunications enterprise with a valid telecommunications business operation license; (ii) domestic ICP license holders are prohibited from leasing, transferring or selling telecommunications business operation licenses to foreign investors in any form, or providing any resource, sites or facilities to foreign investors to facilitate the illegal operation of telecommunications business in China; (iii) ICP license holders (including their shareholders) must directly own the domain names and registered trademarks they use in their daily operations; (iv) each ICP license holder must have the necessary facilities for its approved business operations and to maintain such facilities in the regions covered by its license and (v) all value-added telecommunication service providers must improve the network and information security, draft relevant information safety administration regulations and set up networks and information safety emergency plans. The provincial communications administration bureaus in charge of telecommunications services are required to ensure that existing ICP license holders would conduct a self-assessment of their compliance with the Notice and to submit status reports to the MIIT before November 1, 2006, and may revoke the operating licenses of those who fail to comply with the above requirements and fail to rectify such non-compliance within the limited period set by provincial communications administration bureaus. Due to the lack of further necessary interpretation from the regulator, it remains unclear what impact the Notice will have on us or the other Chinese Internet companies that have adopted the same or similar corporate and contractual structures.

In order to comply with such foreign ownership restrictions, we operate our business in China through Long Yun, which is owned 85% by Mr. Yu Han, and 15% by Ms. Koulin Han, and controlled by WFOE through a series of contractual arrangements. In the opinion of our PRC legal counsel, Guantao Law Firm, except as otherwise disclosed in this prospectus, our ownership structure comply with existing PRC laws and regulations.

Information Security

Internet content in China is regulated and restricted from a state security standpoint. The National People’s Congress, China’s national legislative body, has enacted a law that may subject to criminal punishment in China any effort to: (i) gain improper entry into a computer or system of strategic importance; (ii) disseminate politically disruptive information; (iii) leak state secrets; (iv) spread false commercial information or (v) infringe intellectual property rights.

The Ministry of Public Security has promulgated measures that prohibit using the Internet in ways which, among other things, result in a leakage of state secrets or a spread of socially destabilizing content. The Ministry of Public Security has supervision and inspection rights in this regard, and we may be subject to the jurisdiction of the local security bureaus. If an ICP license holder violates these measures, the PRC government may revoke its ICP license and shut down its websites.

PRC Regulation of Intellectual Property Rights

The State Council and the NCAC have promulgated various rules and regulations and rules relating to protection of software in China. Under these rules and regulations, software owners, licensees and transferees may register their rights in software with Copy Protection Center of China or its local branches and obtain software copyright registration certificates. Although such registration is not mandatory under PRC law, software owners, licensees and transferees are encouraged to go through the registration process and registered software rights may be entitled to better protections.

The PRC Trademark Law, adopted in 1982 and revised in 2001 and 2013, respectively, with its implementation rules adopted in 2002 and revised in 2014, protects registered trademarks. The Trademark Office of the SAIC handles trademark registrations and grants a protection term of ten years to registered trademarks.

Privacy Protection

In recent years, PRC government authorities have enacted laws and regulations on the use of Internet to protect personal information from any unauthorized disclosure. The Administrative Measures on Internet Information Services prohibit ICP service operators, like our platform, from insulting or slandering a third party or infringing upon the lawful rights and interests of a third party. Additionally, under the Several Provisions on Regulating the Market Order of Internet Information Services, issued by the MIIT in 2011, an ICP service operator may not collect any user personal information or provide any such information to third parties without the consent of a user. An ICP service operator must expressly inform the users of the method, content and purpose of the collection and processing of such user personal information and may only collect such information necessary for the provision of its services. An ICP service operator is also required to properly store users’ personal information, and in case of any leak or potential leak of users’ personal information, the ICP service operator must take immediate remedial measures and, in extraordinary circumstances, report immediately to the telecommunications regulatory authority. In addition, pursuant to the Decision on Strengthening the Protection of Online Information issued by the Standing Committee of the National People's Congress in December 2012 and the Order for the Protection of Telecommunication and Internet User Personal Information issued by the MIIT in July 2013, any collection and use of users’ personal information are subject to the consent of the users, abide by the principles of legality, rationality and necessity and be within the specified purposes, methods and scopes. An ICP service operator must also maintain such information strictly confidential, and is further prohibited from divulging, tampering or destroying of any such information, or selling or proving such information to other parties. Any violation of the above decision or order may subject the ICP service operator to warnings, fines, confiscation of illegal gains, revocation of licenses, cancellation of filings, closedown of websites or even criminal liabilities. We require our users to accept a user agreement whereby they agree to provide certain personal information to us, and have established information security systems to protect users’ privacy.

Intellectual Property

We rely on a combination of copyright, trade secret and other rights, as well as confidentiality procedures and contractual provisions to protect our technology, processes and other intellectual property. We own and operate, through Long Yun, the intellectual property underlying our crowdfunding platform. Although the protection afforded by copyright, trade secret and trademark law, written agreements and common law may provide some advantages, these statutory protections along with non-disclosure agreement with our employees may not be adequate to enable us to protect our intellectual property. The intellectual property laws in China are not as strong as those in the United States. Further, others can develop comparable technologies or can design intellectual property. The enforcement of intellectual property rights in China is difficult and, if we seek to commence litigation against any alleged infringer, there is no assurance that we will prevail. Even though intellectual property is not one of our competitive advantages compared to other crowdfunding platforms, it is an essential aspect of our platform operation.

MANAGEMENT

Set forth below is information concerning our directors, executive officers and other key employees.

The following individuals are members of the Board and executive management of the Registrant.

Name	Age	Position(s)
Yu Han	40	Chief Executive Officer; Chairman and Director
Xiaohua Gu	43	Chief Financial Officer
Chao Fu Chen	50	Chief Operating Officer
Cloris Li*	34	Director Nominee
Shenghua Zheng*	46	Director Nominee
Han Zhang*	36	Director Nominee

*	This individual has indicated his assent to occupy such position upon closing of this offering.

The following is a brief biography of each of our executive officers and directors:

Mr. Yu Han has been our CEO since August 1, 2016. He has been the CEO of Long Yun, our VIE Entity since October 2014. From June 2009 to August 2014, he was the CEO of Hangzhou Zifu Network Technology CO., Ltd. After working for 20 years in corporate operation and investment, and having developed and operated many successful online platforms, such as: Zhuhai Small and Medium Business Service Platform, Shi Shi Online Clothing Market Platform, 2COM Game Platform, Shell Virtual Asset Management Platform.. Mr. Han graduated from China Logic and Linguistics University and majored in Business Administration. We believe that Mr. Han should serve as a member of our board of directors due to the perspective and experience he brings as our founder, Chairman, and CEO, and as our largest and controlling stockholder

Mr. Xiaohua Gu has been our CFO since August 1, 2016. Mr. Gu is well suited for this position with more than 10 years of experience in financial auditing and accounting. Mr. Gu has been the CFO of Long Yun since October 2015. From July 2006 to February 2010, Mr. Gu was the Hangzhou branch manager of the KPMG Consulting (China) CO., Ltd. From March 2010 to February 2012, Mr. Gu Xiaohua was the partner of RichLink International Investment Co., Ltd. From March 2012 to present, Mr. Gu Xiaohua has been a Director of China Education Group, Associate Director of HEP CPA Shanghai Branch and a Director of Hailiang Education Group Inc. Mr. Gu holds a Master’s Degree in Newcastle University and a Master’s Degree in Finance in Leeds Metropolitan University.

Mr. Chao Fu Chen has been our COO since August 1, 2016. Mr. Chen is well qualified for this position because he has many years operating and management experience in internet and technology companies. From January 2015 to present, Mr. Chen has been the COO of our Long Yun. From 2010 to 2015, he was the Independent Director of Japan Raikoku Company Limited. Mr. Chen holds a Bachelor Degree from Chung Yuan Christian University for Business Administration.

Ms. Cloris Li will be one of our independent directors upon closing of this offering. Ms. Li has served as the Chief Financial Officer of China Education Alliances, Inc. since 2011 to present. From 2010 to 2011, Ms. Li worked as a consultant with PricewaterhouseCoopers, focusing on the function of assurance and risk & control, providing audit, internal control advice and SOX compliance services to both public and private companies. From 2004 to 2006, Ms. Li served as senior auditor and tax advisor in national accounting firm in Australia, providing financial auditing, planning and tax advice to both local and multinational companies. Ms. Li graduated from Queensland University Technology Australia with a Bachelor of Business (Accountancy) in 2004. We believe Ms. Li is well-qualified to serve as a member of the board because of her extensive prior work experience and educational background in the accounting field.

Mr. Shenghua Zheng will be one of our independent directors upon closing of this offering. Mr. Zheng has been an enterprise management professor in Zhejiang University of Technology since February 1998. During January 2008 and March 2009, as a Senor Visiting Scholar with the University of Pittsburgh KATZ Graduate School of Business, Mr. Zheng researched extensively in alliance and network. Mr. Zheng also has served as the vice-general manager of Hangzhou STAR management consulting company since

December 2000. Mr. Zheng holds a PhD in Management Science and Engineering of Zhejiang University and completed the Business Administration post-doctoral program at Fudan University. Mr. Zheng is well suited for this position with more than 20 years of experience and research in marketing and business management.

Ms. Han Zhang will be one of our independent directors upon closing of this offering. Ms. Zhang has served as the legal director of Shinecome Technology Limited since 2015. From 2014 t0 2015, Ms. Zhang worked as an attorney at Guantao Law Firm (Hangzhou). From 2008 to 2013, Ms. Zhang worked as an International Law Specialist at Morris, Manning and Martin LLP. From 2007 to 2008, Ms. Zhang worked as a Chinese Law Specialist at Womble Carlyle Sandridge & Rice, PLLC. Ms. Zhang received her Master of Laws degree (L.L.M) from Emory University School of Law in 2007. Ms. Zhang was chosen as a director because of her experience with capital market and her legal background.

Pursuant to our articles of association as we expect them to be amended and become effective upon completion of this offering, the minimum number of directors shall consist of not less than one person unless otherwise determined by the shareholders in a general meeting. Unless removed or re-appointed, each director shall be appointed for a term expiring at the next-following annual general meeting, if any is held. At any annual general meeting held, our directors will be elected by a majority vote of shareholders eligible to vote at that meeting. At each annual general meeting, each director so elected shall hold office for a one-year term and until the election of their respective successors in office or removed.

For additional information see “Description of Share Capital — Directors”.

Family Relationships

None of the directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of four directors upon closing of this offering.

Duties of Directors

Under Cayman Islands law, all of our directors owe three types of duties to us: (a) statutory duties, (b) fiduciary duties, and (iii) common law duties. The Companies Law (2013 Revision) of the Cayman Islands imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our amended articles of association, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.

Terms of Directors and Executive Officers

Each of our directors holds office until a successor has been duly elected and qualified unless the director was appointed by the board of directors, in which case such director holds office until the next following annual meeting of shareholders at which time such director is eligible for reelection. All of our executive officers are appointed by and serve at the discretion of our board of directors.

Qualification

There is currently no shareholding qualification for directors.

Insider Participation Concerning Executive Compensation

The Board of Directors of the Registrant, which comprises of Director, Mr. Yu Han was making all determinations regarding executive officer compensation from the inception of the Company up until the time where the three independent directors will be installed. The Registrant first started hiring executives in the last quarter ended March 31, 2016.

Committees of the Board of Directors

We will establish three committees under the board of directors immediately upon closing of this offering: an audit committee, a compensation committee and a nominating and corporate governance committee. We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee.  Our audit committee will consist of Ms. Cloris Li, Mr. Shenghua Zheng and Ms. Han Zhang. Mr. Shenghua Zheng will be the chairman of our audit committee. We have determined that Ms. Cloris Li, Mr. Shenghua Zheng and Ms. Han Zhang will satisfy the “independence” requirements of NYSE MKT listing rule as specified in Section 803A and Rule 10A-3 under the Securities Exchange Act. Our board also has determined that Ms. Cloris Li qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the NYSE MKT Listing Rules 803(B)(2)(a). The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

•	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;
•	reviewing with the independent auditors any audit problems or difficulties and management’s response;
•	discussing the annual audited financial statements with management and the independent auditors;
•	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;
•	reviewing and approving all proposed related party transactions;
•	meeting separately and periodically with management and the independent auditors; and
•	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.  Our compensation committee will consist of Ms. Cloris Li, Mr. Yu Han and Ms. Han Zhang upon the effectiveness of their appointments. Mr. Han will be the chairman of our compensation committee. We have determined that Ms. Cloris Li and Ms. Han Zhang will satisfy the “independence” requirements of NYSE MKT listing rule as specified in Sections 803A and 805(c)(1) and Rule 10A-3 under the Securities Exchange Act. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

•	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

•	reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;
•	reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and
•	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee.  Our nominating and corporate governance committee currently consists of will consist of Ms. Cloris Li, Mr. Yu Han and Ms. Han Zhang upon the effectiveness of their appointments. Mr. Han will be the chairperson of our nominating and corporate governance committee. Ms. Cloris Li and Ms. Han Zhang satisfy the “independence” requirements of NYSE MKT listing rule as specified in Sections 803A and Rule 10A-3 under the Securities Exchange Act. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

•	selecting and recommending to the board nominees for election by the shareholders or appointment by the board;
•	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;
•	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and
•	advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Corporate Governance

Our board of directors has adopted a code of business conduct and ethics, which is applicable to all of our directors, officers and employees. We will make our code of business conduct and ethics publicly available on our website prior to the initial closing of this offering.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the years ended March 31, 2016 and 2015 earned by or paid to our chief executive officer and principal executive officer, our principal financial officer, and our other most highly compensated executive officers in 2015 whose total compensation exceeded $100,000 (the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Deferred Compensation Earnings	Other	Total ($)
Yu Han CEO of Dragon Victory International Ltd. and Long Yun,	2016	2,400	0	0	0	0	0	0	2,400
	2015	0	0	0	0	0	0	0	0

Xiaohua Gu CFO of Dragon Victory and CFO of Long Yun	2016	0	0	0	0	0	0	0	0
	2015	0	0	0	0	0	0	0	0

Chao Fu Chen COO of Dragon Victory and Long Yun	2016	0	0	0	0	0	0	0	0
	2015	0	0	0	0	0	0	0	0

Agreements with Named Executive Officers

On August 1, 2016, we have entered into employment agreements with our executive officers. On December 30, 2016, we amended and restated each of the employment agreements with our executive officers to state that payment of cash compensation and benefits shall become payable when the Company becomes a public reporting company in the US. Each of our executive officers is employed for a specified time period, which will be renewed upon both parties’ agreement thirty days before the end of the current employment term. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. An executive officer may terminate his or her employment at any time with a one-month prior written notice. Each executive officer has agreed to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.

Our employment agreement with Mr. Yu Han, our CEO, provides his term as August 1, 2016 to July 31, 2019, with an annual salary of $240,000, the payment of which commences when the Company becomes a public reporting company in the US.

Our employment agreement with Mr. Xiaohua Gu, our CFO, provides his term as August 1, 2016 to July 31, 2019, with an annual salary of $120,000, the payment of which commences when the Company becomes a public reporting company in the US.

Our employment agreement with Mr. Chao Fu Chen, our COO, provides his term as August 1, 2016 to July 31, 2019, with an annual salary of $96,000, the payment of which commences when the Company becomes a public reporting company in the US.

Compensation of Directors

For the fiscal years ended March 31, 2016 and 2015, we did not compensate our directors for their services other than to reimburse them for out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Ordinary Shares offered in this offering for

•	each of our directors and executive officers who beneficially own our Ordinary Shares; and
•	each person known to us to own beneficially more than 5.0% of our Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 10,000,000 Ordinary Shares outstanding as of the date of this prospectus reflecting a 1-for-10 reverse stock split of our ordinary shares immediately prior to the effectiveness of the registration statement of which this prospectus is a part. Percentage of beneficial ownership of each listed person after this offering includes      Ordinary Shares outstanding immediately after the completion of this offering.

The number and percentage of Ordinary Shares beneficially owned after the offering are based on      Ordinary Shares outstanding following the sale of        Ordinary Shares if minimum offering amount is raised. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Ordinary Shares shown as beneficially owned by them. As of the date of the prospectus, we have 5 shareholders of record, none of which are located in the United States. All will be subject to lock-up agreements. See “Shares Eligible For Future Sale — Lock-Up Agreements.” We will be required to have at least 400 shareholders at closing in order to satisfy the NYSE MKT listing standards.

	Ordinary Shares Beneficially Owned Prior to this Offering		Ordinary Shares Beneficially Owned After this Offering Assuming Closing of Maximum Offering Amount		Percentage of Votes Held After this Offering
	Number	Percent	Number	Percent	Percent
Directors and Executive Officers:
Yu Han(1)	7,250,000	72.5%	—	—	%
5% Shareholders:
Koulin Han(2)	760,000	7.6%	—	—	%
Hongyu Zhang(3)	600,000	6%	—	—	%
Guomiao Chen	900,000	9%	—	—	%

(1)	Mr. Yu Han is the 100% owner of Honesty Heart Ltd. which holds 7,250,000 Ordinary Shares.
(2)	Ms. Koulin Han is the 100% owner of Destiny Links Management Ltd. that holds 740,000 Ordinary Shares. There is no familial relationship nor business relationship between Mr. Yu Han and Ms. Koulin Han except they are both being the current joint stockholder of our Company.
(3)	Hongyu Zhang is the 100% owner of Hong Limited that holds 600,000 Ordinary Shares.

History of Share Capital

We were incorporated in the Cayman Islands as an exempted company with limited liability on June 19, 2015. On the date of our incorporation, we issued 10,000,000 Ordinary Shares to certain founders In January

2016, all these founder shareholders (except Honesty Heart Ltd., a BVI company 100% owned by Mr. Yu Han (“Honesty Heart”)) transferred their shares to Honesty Heart and Destiny Links Management Ltd., a BVI company 100% owned by Ms. Koulin Han (“Destiny Links”). On January 2, 2017, Honesty Heart sold an aggregate of 19,900,000 shares of Ordinary Shares to three non-affiliated parties Hong Limited, Guomiao Chen, and Ultimate City Limited. As a result, Mr. Yu Han, our affiliate, beneficially owns 72.5% of our Ordinary Shares via Honesty Heart Ltd., Koulin Han beneficially owns 7.6% of our Ordinary Shares via Destiny Links Management Ltd., Hongyu Zhang owns 6% of our Ordinary Shares via Hong Limited, Guomiao Chen owns 9% of our Ordinary Shares, and Ultimate City Limited owns 4.9% of our Ordinary Shares. Neither the original transaction pursuant to which the Company completed its first sale of securities nor the subsequent founder shareholders’ sale to Mr. Yu Han and Ms. Koulin Han were in reliance upon Regulation S of the Securities Act, since the Company was not subject to U.S. securities law at the time of the sales. For detailed discussion, please see “Item 7. Recent Sales of Unregistered Securities.”

As of the date of this prospectus, our authorized share capital consists of US$50,000 divided into 500,000,000 Ordinary Shares, par value US$0.0001 per share. Holders of Ordinary Shares are entitled to one vote per share. We will issue Ordinary Shares in this offering.

As of the date of this prospectus, none of our outstanding Ordinary Shares are held by record holders in the United States.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

RELATED PARTY TRANSACTIONS

Upon completion of this offering, assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares, Mr. Yu Han will hold     % of the combined total of our outstanding Ordinary Shares. If the underwriters exercise their over-allotment option to purchase additional Ordinary Shares in full, upon completion of this offering, Mr. Yu Han will hold     % of the combined total of our outstanding Ordinary Shares. Following the completion of this offering, Mr. Yu Han will continue to have the power to act alone in approving any action requiring a vote of the majority of our Ordinary Shares and to elect all of our directors.

Contractual Arrangements with WFOE, Long Yun and Its Shareholders

To comply with PRC laws restricting foreign ownership in the crowdfunding business in China, we conduct our crowdfunding business through Hangzhou Long Yun Network Technology Co., Ltd., a VIE entity that we control through a series of contractual arrangements between our PRC subsidiary WFOE, Long Yun and its shareholders, Mr. Yu Han, and Ms. Koulin Han. Such contractual arrangements provide us (i) the power over Hanghzhou Long Yun, (ii) the exposure or rights to variable returns from our involvement with Long Yun, and (iii) the ability to affect those returns through use of our power over Long Yun to affect the amount of our returns. Therefore, we control Long Yun. For a description of these contractual arrangements, see “Business — Our History and Corporate Structure”.

Material Transactions with Related Parties

Advances to Related Parties

As of March 31, 2015, outstanding advances that the Company had made to Mr. Yu Han, our CEO, was $277,517. The advance is due on demand and non-interest bearing. This loan has been fully repaid by October 9, 2016.

As of March 31, 2016, outstanding advances that the Company had made to Mr. Yu Han, our CEO, was $767,300. The advance is due on demand and non-interest bearing. This loan has been fully repaid by October 9, 2016.

As of September 30, 2016, outstanding advances and loans that the Company had made to Mr. Yu Han, our CEO, and various entities affiliated with Mr. Han as of March 31, 2016, was $1,334,064. The advance is due on demand and non-interest bearing. All these advances and loans have been fully repaid by October 9, 2016.

Advances and Loans from Related Parties

From November 2014 to February 2015, JiaXing YiTou ShangMa Investment Ltd. Partnership (“JiaXing YiTou”), an entity that the Company holds a 10% ownership in, loaned the Company in the aggregate, approximately $818,451 with 6% interest per annum and repayment period of 2 years, in a series of transactions. This loan was used for the Company’s business operation at its inception. During the same period, the Company made repayment of $0. As of September 30, 2016, there is no outstanding loan due to JiaXing YiTou.

From December 2014 to March 2015, Mr. Yu Han, the Company’s CEO, made a due-on-demand and non-interest bearing loan to the Company. As of March 31, 2015, the outstanding loan payable to Mr. Yu Han is $47,446.

For the year ended March 31, 2016, Mr. Yu Han, the Company’s CEO, made due-on-demand and non-interest bearing loans of $162,228 to the Company. As of March 31, 2016, the outstanding loan payable to Mr. Yu Han is $162,228. As of September 30, 2016, the Company paid off this outstanding loan to Mr. Yu Han.

Accounts receivables from related parties

As of March 31, 2016, accounts receivable from Hangzhou ZiFu Network Technology Co. Ltd., an entity controlled by our principal shareholder Mr. Yu Han and under common control with the Company is $451,459. This is paid off as of October 9, 2016. As of the date of this prospectus, we have no outstanding accounts receivables from related parties.

Employment Agreements

See “Management — Employment Agreements”.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our memorandum and articles of association are summaries and do not purport to be complete. Reference is made to our amended memorandum and articles of association, which will become effective upon completion of this offering, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

We were incorporated as an exempted company with limited liability under the Companies Law (2013 Revision) of the Cayman Islands, or the Cayman Companies Law, on June 19, 2015. A Cayman Islands exempted company:

•	is a company that conducts its business mainly outside the Cayman Islands;
•	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);
•	does not have to hold an annual general meeting;
•	does not have to make its register of members open to inspection by shareholders of that company;
•	may obtain an undertaking against the imposition of any future taxation.
•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;.
•	may register as a limited duration company; and
•	may register as a segregated portfolio company.

Ordinary Shares

All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Each holder of our Ordinary Shares will be entitled to receive a certificate in respect of such Ordinary Shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares or warrants to bearer.

Our authorized share capital is US$50,000 divided into 5,000,000,000 Ordinary Shares, par value US$0.0001 per share. Subject to the provisions of the Cayman Companies Law and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Law. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

At the completion of this offering, there will be     (if the minimum offering amount is raised) or     (if the maximum offering amount is raised) Ordinary Shares issued and outstanding held by at least 400 shareholders and beneficial owners which is the minimum requirement by NYSE MKT. The offering may terminate on the earlier of (i) any time after the minimum offering amount of our Ordinary Shares is raised, or (ii) 90 days from the effective date of this prospectus, or the expiration date. Shares sold in this offering will be delivered against payment from the escrow agent upon the closing of the offering in New York, New York, on or about         , 2017, subject to extension upon our agreement with the Underwriters to no later than         , 2017.

Listing

We shall apply to list the Ordinary Shares on the NYSE MKT under the symbol “     .”

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is Vstock Transfer, LLC, 18 Lafayette Pl., Woodmere, NY 11598.

Dividends

Subject to the provisions of the Cayman Companies Law and any rights for the being attaching to any class or classes of shares, the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose.

Subject to the provisions of the Cayman Companies Law and any rights for the being attaching to any class or classes of shares, our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Cayman Companies Law regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest against us.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote. On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of share capital

Subject to the Cayman Companies Law, our shareholders may, by ordinary resolution:

(a) increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b) consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c) convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d) sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e) cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Cayman Companies Law and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

Calls on shares and forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least fourteen clear days' notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten per cent. per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a) either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b) whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the calls and forfeiture provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within fourteen days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Untraceable Shareholder

Subject to the Cayman Companies Law, we may sell, subject to certain conditions, any share of a shareholder who cannot be traced if, during a period of twelve years, at least three cash dividends in respect of the share have become payable and no such dividend during that period has been claimed.

Forfeiture or surrender of shares

If a shareholder fails to pay any call the directors may give to such shareholder not less than fourteen clear days' notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeit, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is a director or secretary of us and that the particular shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

Share premium account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Companies Law.

Redemption and purchase of own shares

Subject to the Cayman Companies Law and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by our directors:

(a) issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner its directors determine before the issue of those shares;

(b) with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c) purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorised by the Cayman Companies Law, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorised by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Shares

Subject to the restrictions contained in our articles, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in any usual or common form or any other form approved by our board of directors, executed by or on behalf of the transferor (and, if in respect of a nil or partly paid up share, or if so required by our directors, by or on behalf of the transferee).

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of any Ordinary Share unless:

(a) the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b) the instrument of transfer is in respect of only one class of Ordinary Shares;

(c) the instrument of transfer is properly stamped, if required;

(d) the Ordinary Share transferred is fully paid and free of any lien in favor of us;

(e) any fee related to the transfer has been paid to us; and

(f) the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 calendar days' notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. However, the registration of transfers may not be suspended, and the register may not be closed, for more than 30 calendar days in any year.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Cayman Companies Law to inspect or obtain copies of our register of members or our corporate records.

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Law to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten per cent. of our paid up voting share capital deposited in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than twenty-one clear days' after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of twenty-one clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least fourteen days’ notice of an extraordinary general meeting and twenty-one days' notice of an annual general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Cayman Companies Law and with the consent of the shareholders who, individually or collectively, hold at least ninety per cent. of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

The presence of one third of the shareholders, whether in person or represented by proxy, shall constitute a quorum at a general meeting.

If, within fifteen minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for seven days or more, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before the declaration of the result of the show of hands) demanded by the chairman of the meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who together hold not less than ten per cent. of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the articles, we are required to have a minimum of one director.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

The remuneration of the directors shall be determined by the shareholders by ordinary resolution, except that the directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

Unless removed or re-appointed, each director shall be appointed for a term expiring at the next-following annual general meeting, if one is held. At any annual general meeting held, our directors will be elected by an ordinary resolution of our shareholders. At each annual general meeting, each director so elected shall hold office for a one-year term and until the election of their respective successors in office or removed.

A director may be removed by ordinary resolution.

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

(a) he is prohibited by the law of the Cayman Islands from acting as a director;

(b) he is made bankrupt or makes an arrangement or composition with his creditors generally;

(c) he resigns his office by notice to us;

(d) he only held office as a director for a fixed term and such term expires;

(e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director;

(f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director);

(g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of Section 803A of the Corporate Governance Rules of the NYSE MKT. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of Section 803A of the Corporate Governance Rules of the NYSE MKT and will meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

Powers and duties of directors

Subject to the provisions of the Cayman Companies Law, our memorandum and articles, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our memorandum or articles. However, to the extent allowed by the Cayman Companies Law, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Upon the initial closing of this offering, our board of directors will have established an audit committee, compensation committee, and nomination and corporate governance committee.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorised signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

A director shall not, as a director, vote in respect of any contract, transaction, arrangement or proposal in which he has an interest which (together with any interest of any person connected with him) is a material interest (otherwise then by virtue of his interests, direct or indirect, in shares or debentures or other securities of, or otherwise in or through, us) and if he shall do so his vote shall not be counted, nor in relation thereto shall he be counted in the quorum present at the meeting, but (in the absence of some other material interest than is mentioned below) none of these prohibitions shall apply to:

(a) the giving of any security, guarantee or indemnity in respect of:

(i) money lent or obligations incurred by him or by any other person for our benefit or any of our subsidiaries; or

(ii) a debt or obligation of ours or any of our subsidiaries for which the director himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(b) where we or any of our subsidiaries is offering securities in which offer the director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the director is to or may participate;

(c) any contract, transaction, arrangement or proposal affecting any other body corporate in which he is interested, directly or indirectly and whether as an officer, shareholder, creditor or otherwise howsoever, provided that he (together with persons connected with him) does not to his knowledge hold an interest representing one per cent or more of any class of the equity share capital of such body corporate (or of any third body corporate through which his interest is derived) or of the voting rights available to shareholders of the relevant body corporate;

(d) any act or thing done or to be done in respect of any arrangement for the benefit of the employees of us or any of our subsidiaries under which he is not accorded as a director any privilege or advantage not generally accorded to the employees to whom such arrangement relates; or

(e) any matter connected with the purchase or maintenance for any director of insurance against any liability or (to the extent permitted by the Cayman Companies Law) indemnities in favour of directors, the funding of expenditure by one or more directors in defending proceedings against him or them or the doing of any thing to enable such director or directors to avoid incurring such expenditure.

A director may, as a director, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement or proposal in which he has an interest which is not a material interest or as described above.

Capitalisation of profits

The directors may resolve to capitalise:

(a) any part of our profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b) any sum standing to the credit of our share premium account or capital redemption reserve, if any.

The amount resolved to be capitalised must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Liquidation Rights

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Cayman Companies Law, pass a special resolution allowing the liquidator to do either or both of the following:

(a) to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b) to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Register of Members

Under the Cayman Companies Law, we must keep a register of members and there should be entered therein:

•	the names and addresses of our shareholders, a statement of the shares held by each shareholder, and of the amount paid or agreed to be considered as paid, on the shares of each shareholder;
•	the date on which the name of any person was entered on the register as a shareholder; and
•	the date on which any person ceased to be a shareholder.

Under Cayman Companies Law, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the

Cayman Companies Law to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Cayman Companies Law is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Law and the current Companies Act of England. In addition, the Cayman Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Law applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Cayman Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a) the statutory provisions as to the required majority vote have been met;

(b) the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c) the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d) the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Law.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

(a) an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

(b) an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

(c) an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former secretary’s or officer’s duties, powers, authorities or discretions; and

(b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Articles

Some provisions of our articles may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Under the Cayman Companies Law, our directors may only exercise the rights and powers granted to them under our articles for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman law, a director owe three types of duties to the company: (a) statutory duties, (b) fiduciary duties, and (iii) common law duties. The Cayman Companies Law imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our amended articles of association, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than five per cent of our paid up voting share capital deposited in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than twenty-one clear days' after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of twenty-one clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.. Our articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our corporate governance guidelines require us to call such meetings every year.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Cayman Companies Law, our articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our articles, the office of a director may be terminated forthwith if (a) he is prohibited by the law of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) he resigns his office by notice to us, (d) he only held office as a director for a fixed term and such term expires, (e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director), (g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Companies Law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Companies Law does not regulate transactions between a company and its significant shareholders, under Cayman Islands law such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Companies Law and our articles, our company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Cayman Companies Law and our articles, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Companies Law, our articles may only be amended by special resolution of our shareholders.

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Ordinary Shares, and while application has been made for the Ordinary Shares to be listed on the NYSE MKT, a regular trading market for our Ordinary Shares may not develop. Future sales of substantial amounts of shares of our Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this offering, we will have outstanding Ordinary Shares representing approximately     % of our Ordinary Shares in issue if the Ordinary Shares are offered and sold at the minimum offering amount, and approximately     % of our Ordinary Shares in issue if the Ordinary Shares are offered and sold at the maximum offering amount. All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Lock-up Agreements

We have agreed that we will not offer, pledge, sell, contract to sell, grant any option, right or warrant to purchase, sell any option or contract to purchase, purchase any option or contract to sell, lend, or otherwise transfer or dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests), directly or indirectly, any of our Ordinary Shares or any securities that are convertible into or exercisable or exchangeable for our Ordinary Shares, or file any registration statement with the SEC relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares (other than a registration statement on Form S-8) without the prior written consent of the underwriter for a period ending 180 days after the closing of the offering, except issuances pursuant to the exercise of employee share options outstanding on the date hereof and certain other exceptions.

Each of our directors, executive officers and existing beneficial owners of 5% or more of our outstanding Ordinary Shares has agreed, subject to some exceptions, not to offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests), directly or indirectly, any of our Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares, without the prior written consent of the underwriter for a period ending 180 days after the closing of the offering. After the expiration of the 180-day period, Ordinary Shares held by our directors, executive officers or existing beneficial owners of 5% or more of our outstanding Ordinary Shares may be sold subject to the restrictions under Rule 144 under the Securities Act or by means of registered public offerings.

The 180-day restricted period is subject to adjustment under certain circumstances. If (1) during the last 17 days of the 180-day restricted period, we issue an earnings release or material news or a material event relating to us occurs; or (2) prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions will continue to apply until the expiration of the 180-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless, with respect to the restricted period applicable to us, our directors and executive officers and our existing beneficial owners of 5% or more of our outstanding Ordinary Shares, such extension is waived by the underwriter.

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

•	1% of the number of Ordinary Shares then outstanding, in the form of Ordinary Shares or otherwise, which will equal approximately shares immediately after this offering; or
•	the average weekly trading volume of the Ordinary Shares on the NYSE MKT during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. In addition, in each case, these shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

TAXATION

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to an investment in our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to an investment in our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non U.S. tax laws, state, local and other tax laws. Unless otherwise noted in the following discussion, this section is the opinion of Ellenoff, Grossman & Schole LLP, our U.S. Tax counsel, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law, and of Guantao Law Firm, our PRC counsel, insofar as it relates to legal conclusions with respect to matters of PRC Enterprise Taxation below.

The following brief description applies only to U.S. Holders (defined below) that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Share and you are, for U.S. federal income tax purposes,

•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

People’s Republic of China Enterprise Taxation

The following brief description of Chinese enterprise laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”

We are a holding company incorporated in the Cayman Islands and we gain substantial income by way of dividends paid to us from our PRC subsidiaries. The EIT Law and its implementation rules provide that China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential tax rate or a tax exemption.

Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property and other aspects of an enterprise, the only official guidance for this definition currently available is set forth in SAT Notice 82, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although Dragon Victory International Limited does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of SAT Notice 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in SAT Notice 82 to evaluate the tax residence status of Dragon Victory International Limited and its subsidiaries organized outside the PRC.

According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

We believe that we do not meet some of the conditions outlined in the immediately preceding paragraph. For example, as a holding company, the key assets and records of Dragon Victory International Limited, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that Dragon Victory International Limited and its offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Notice 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.

The implementation rules of the EIT Law provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders which are non-resident enterprises as well as gains realized by such shareholders from the transfer of our shares may be regarded as China-sourced income and as a result become subject to PRC withholding tax at a rate of up to 10%. We are unable to provide a “will” opinion because Guantao Law Firm (“Guantao”), our PRC counsel, believes that it is more likely than not that the Company and its offshore subsidiaries would be treated as a non-resident enterprise for PRC tax purposes because they do not meet some of the conditions out lined in SAT Notice. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities as of the date of the prospectus. Therefore we believe that it is possible but highly unlikely that the income received by our overseas shareholders will be regarded as China-sourced income.

See “Risk Factors — Risks Related to Doing Business in China — Under the enterprise Income Tax Law, we may be classified as a “Resident enterprise” of China.”

Our company pays an EIT rate of 25% for Long Yun (or $164,817 in the year ended March 31, 2016, the year we started generating revenue). The EIT is calculated based on the entity's global income as determined under PRC tax laws and accounting standards. If the PRC tax authorities determine that Long Yun a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to a 10% PRC withholding tax on gains realized on the sale or other disposition of our ordinary shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to dividends or gains realized by non-PRC individuals, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of the Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that the Company is treated as a PRC resident enterprise. There is no guidance from the PRC government to indicate whether or not any tax treaties between the PRC and other countries would apply in circumstances where a non-PRC company was deemed to be a PRC tax resident, and thus there is no basis for expecting how tax treaty between the PRC and other countries may impact non-resident enterprises.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our company levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. The Cayman Islands is not a party to any double tax treaties that are applicable to any payments made to our by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

United States Federal Income Taxation

WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES TO CONSULT THEIR OWN TAXADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAXCONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

•	banks;
•	financial institutions;
•	insurance companies;
•	regulated investment companies;
•	real estate investment trusts;
•	broker-dealers;
•	traders that elect to mark-to-market;
•	U.S. expatriates;
•	tax-exempt entities;
•	persons liable for alternative minimum tax;
•	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;
•	persons that actually or constructively own 10% or more of our voting shares (including by reason of owning our Ordinary Shares);

•	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation; or
•	persons holding our Ordinary Shares through partnerships or other pass-through entities.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the NYSE MKT. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will be eligible for (a) reduced tax rates of 0% (for individuals in the 10% or 15% tax brackets), (b) higher tax rates of 20% (for individuals in the 39.6% tax bracket) or (c) 15% for all other individuals. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company

A non-U.S. corporation is considered a PFIC for any taxable year if either:

•	at least 75% of its gross income is passive income; or
•	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets during our taxable year ending March 31, 2016, we do not believe we were a PFIC for our taxable year ending March 31, 2016. We must make a separate determination each year as to whether we are a PFIC. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2016 taxable year or for any subsequent year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we are treating Long Yun as being owned by us for United States federal income tax purposes, not only because we control their management decisions, but also because we are entitled to the economic benefits associated with Long Yun, and as a result, we are treating Long Yun as our wholly-owned subsidiary for U.S. federal income tax purposes. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for any taxable year during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;
•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and
•	the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of your taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the NYSE MKT. If the Ordinary Shares are regularly traded on the NYSE MKT and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 28%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares.

Underwriting

We expect to enter into an underwriting agreement with Boustead Securities, LLC and Network 1 Financial Securities Inc., as the underwriters named therein, with respect to the Ordinary Shares in this offering. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell a minimum offering amount of      Ordinary Shares and a maximum offering amount of      Ordinary Shares on a best efforts basis. The offering is being made without a firm commitment by the underwriter, which has no obligation or commitment to purchase any securities. The underwriter is not required to sell any specific number of dollar amount of Ordinary Shares but will use its best efforts to sell the Ordinary Shares offered.

We do not intend to close this offering unless we sell at least a minimum number of Ordinary Share, at the price per Ordinary Share set forth on the cover page of this prospectus, to result in sufficient proceeds to list our Ordinary Shares on the NYSE MKT. We plan to apply to list our Ordinary Shares on the NYSE MKT under the symbol“   ”. Because this is a best efforts offering, the underwriter does not have an obligation to purchase any securities, and, as a result, we may not be able to sell the minimum number of Ordinary Shares. The offering may close or terminate, as the case may be, on the earlier of (i) any time after the minimum offering amount of our Ordinary Shares is raised, or (ii) 90 days from the date of this prospectus, or the expiration date. If we can successfully raise the minimum offering amount within the offering period, the proceeds from the offering will be released to us.

The underwriting agreement provides that the obligation of the underwriter to sell the Ordinary Shares, on a best efforts basis, is subject to certain conditions precedent, including but not limited to (1) obtaining listing approval on the NYSE MKT, (2) delivery of legal opinions and (3) delivery of auditor comfort letters. The underwriter is under no obligation to purchase any Ordinary Shares for its own account. To list on the NYSE MKT, we are required to satisfy the financial and liquidity requirements of NYSE MKT under the NYSE MKT Listing Rules. To list on the NYSE MKT, we are required to satisfy the financial and liquidity requirements of NYSE MKT under the NYSE MKT Listing Rules. To qualify for listing, we will need to meet the pre-tax income standard requirements of having net income of $750,000, total shareholders’ equity of above US$4 million in the most recent fiscal year, having at least 400 round lot holders, a minimum bid price of $3 per Ordinary Share, a minimum of 1 million publicly-held shares, the market value of publicly held Ordinary Shares of at least US$3 million, in addition to meeting the board independence requirement. We plan to apply to list our Ordinary Shares on the NYSE MKT. Trading in the Ordinary Shares will commence within five days after the date of the initial issuance of Ordinary Shares pursuant to this prospectus. As an offering on a best efforts basis, there can be no assurance that the offering contemplated hereby will ultimately be consummated. The underwriter may, but is not obligated to, retain other selected dealers that are qualified to offer and sell the shares and that are members of the Financial Industry Regulatory Authority, Inc.

Discounts, Commissions and Expenses

Right of First Refusal

We have agreed to provide the underwriter the right of first refusal for one year from the closing date of the offering or the termination of our engagement with the underwriter to act as financial advisor or joint financial advisor on at least equal economic terms on any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of our equity or assets (“Future Services”). In the event we notify the underwriter of our intention to pursue any activity that would enable the underwriter to exercise its right of first refusal to provide Future Services, the underwriter shall notify us of its election to provide such Future Services, including notification of the compensation and other terms to which the underwriter claims to be entitled, within thirty days of our written notice.

We have agreed to pay the underwriter a fee equal to 7% of the gross proceeds of the offering from investors introduced by the lead underwriter.

We have agreed to pay the underwriter’s reasonable out-of-pocket expenses (including fees and expenses of the underwriter’s counsel not exceeding US$75,000 in the aggregate) incurred by the underwriter in connection with this offering up to US$95,000. We have agreed to pay in cash any unreimbursed expenses that have accrued as of the date of earlier termination of the agreement with the underwriter. We have also agreed to grant to the underwriter a warrant covering a number of Ordinary Shares equal to 7% of the aggregate number of the Ordinary Shares sold in the offering. The underwriter warrants will be exercisable, in whole or in part, during a period commencing on a date that is the closing of the offering and will expire on the five-year anniversary of the closing of the offering. The underwriter warrants will be exercisable at a price equal to 100% of the offering price and shall not be redeemable. We will register the shares underlying the underwriter warrants and will file all necessary undertakings in connection therewith. The underwriter warrants may not be sold, transferred, assigned, pledged or hypothecated for a period beginning from SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus forms a part (in accordance with FINRA Rule 5110), until 180 days after the closing of the offering, except that they may be assigned, in whole or in part, to any successor, officer, manager, member, or partner of the underwriter, and to members of the syndicate or selling group and their respective officers, managers, members or partners. The underwriter warrants may be exercised as to all or a lesser number of shares, will provide for cashless exercise and will contain provisions for one demand registration of the sale of underlying shares at our expense, an additional demand registration at the underwriter warrants’ holders’ expenses, and unlimited “piggyback” registration rights at our expense for a period of three years after the closing of the offering. The demand for registration may be made at any time one year after the closing of the offering but no later than three years after the closing of the offering.

We have agreed to pay our expenses related to the offering. We estimate that our total expenses related to this offering, excluding the estimated commissions to the underwriter and payment of the underwriter’s expenses referred to above, will be approximately US$    .

Except as disclosed in this prospectus, the underwriter has not received and will not receive from us any other item of compensation or expense in connection with this offering considered by FINRA to be underwriting compensation under FINRA Rule 5110.

The table below shows the per Ordinary Share and total commissions that we will pay to the underwriter.

	Minimum offering amount		Maximum offering amount
	Per Ordinary Share	Total	Per Ordinary Share	Total
Commissions to the underwriter (7%) for sales to investors introduced by the lead underwriter	US$	US$	US$	US$

We have agreed that, subject to certain exceptions, we will not without the prior written consent of the representatives, during the period ending 180 days after the closing of the offering (the “restricted period”):

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares;
•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares; or
•	file any registration statement with the SEC relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares (other than a registration statement on Form S-8);

whether any such transaction described above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise.

Each of our directors, executive officers and existing beneficial owners of 5% or more of our outstanding shares has agreed that, subject to certain exceptions, such director, executive officer or beneficial owner of 5% or more of our outstanding Ordinary Shares will not, without the prior written consent of the underwriter, during the restricted period:

•	offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares;
•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares; or
•	make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares;

whether any such transaction described above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise.

Prior to this offering, there has been no public market for the Ordinary Shares. The initial public offering price will be determined by negotiations between us and the underwriter. In determining the initial public offering price, we and the underwriter expects to consider a number of factors, including:

•	the information set forth in this prospectus and otherwise available to the representatives;
•	our prospects and the history and prospects for the industry in which we compete;
•	an assessment of our management;
•	our prospects for future earnings;

•	the general condition of the securities markets at the time of this offering;
•	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and
•	other factors deemed relevant by the underwriter and us.

The estimated initial public offering price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriter can assure investors that an active trading market will develop for our Ordinary Shares, or that the shares will trade in the public market at or above the initial public offering price.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the underwriter may be required to make for these liabilities.

Terms of the Offering

We are offering, on a best efforts basis, a minimum of US$     and a maximum of US$     . The offering is being made without a firm commitment by the underwriter, which has no obligation or commitment to purchase any securities. The underwriter is not required to sell any specific number of dollar amount of the Ordinary Shares but will use its best efforts to sell of the Ordinary Shares offered. The Ordinary Shares are being offered for a period not to exceed 90 days. If the minimum offering amount is not raised prior to July 31, 2017, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees. The offering may terminate on the earlier of (i) any time after the minimum offering amount of our Ordinary Shares is raised, or (ii) 90 days from the date of this prospectus. If we can successfully raise the minimum offering amount within the offering period, the proceeds from the offering will be released to us.

Escrow Agent and Deposit of Offering Proceeds

The Underwriters and the Company have agreed in accordance with the provisions of SEC Rule 15c2-4 to cause all funds received by the Underwriters for the sale of the ordinary shares to be promptly deposited in a non-interest bearing escrow account (“Escrow Account”) maintained by Signature Bank (the “Escrow Agent”) as escrow agent for the investors in the offering. The purpose of the Escrow Account is for (i) the deposit of all subscription monies (checks or wire transfers) which are received by the underwriter from prospective purchasers of our offered Ordinary Shares and are delivered by the underwriter to the Escrow Agent, (ii) the holding of amounts of subscription monies which are collected through the banking system, and (iii) the disbursement of collected funds. The Escrow Agent will exercise signature control on the escrow account and will act based on joint instructions from our Company and the Underwriters. On the closing date for the offering, and presuming that all conditions to closing have been attained (i.e. NYSE MKT approval and other conditions described herein) proceeds in the escrow account maintained by the Escrow Agent will be delivered to our company. We will not be able to use such proceeds in China, however, until we complete certain remittance procedures in China, which may take as long as six months in the ordinary course.

The underwriter shall promptly deliver to the Escrow Agent all funds in the form of checks or wire transfers which it receives from prospective purchasers of our Ordinary Shares by the end of the next business day following receipt where internal supervisory review is conducted at the same location at which subscription documents and funds are received. Simultaneously with each deposit to the Escrow Account, the underwriter shall inform the Escrow Agent about the subscription information for each prospective purchaser. Upon the Escrow Agent’s receipt of such monies, they shall be credited to the Escrow Account. All checks delivered to the Escrow Agent shall be made payable to “Signature Bank, as Escrow Agent for Dragon Victory International Limited.” The Escrow Agent shall not be required to accept for credit to the Escrow Account or for deposit into the Escrow Account checks which are not accompanied by the appropriate subscription information. Wire transfers representing payments by prospective purchasers shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the subscription information required with respect to such payments.

No interest will be available for payment to either us or the investors (since the funds are being held in a non-interest bearing account). All subscription funds will be held in trust pending the raising of the minimum offering amount and no funds will be released to us until the completion of the offering. Release of the funds to us is based upon the Escrow Agent reviewing the records of the depository institution holding the escrow to verify that the funds received have cleared the banking system prior to releasing the funds to us. All subscription information and subscription funds through checks or wire transfers should be delivered to the Escrow Agent. Failure to do so will result in subscription funds being returned to the investor. In event that the offering is terminated, all subscription funds from the escrow account will be returned to investors. We have appointed, an independent third party, as our Escrow Agent.

Electronic Offer, Sale and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriter. In addition, Ordinary Shares may be sold by the underwriter to securities dealers who resell Ordinary Shares to online brokerage account holders. Other than the prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Australia.  This prospectus is not a product disclosure statement, prospectus or other type of disclosure document for the purposes of Corporations Act 2001 (Commonwealth of Australia) (the “Act”) and does not purport to include the information required of a product disclosure statement, prospectus or other disclosure document under Chapter 6D.2 of the Act. No product disclosure statement, prospectus, disclosure document, offering material or advertisement in relation to the offer of the Ordinary Shares has been or will be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange.

Accordingly, (1) the offer of the Ordinary Shares under this prospectus may only be made to persons: (i) to whom it is lawful to offer the Ordinary Shares without disclosure to investors under Chapter 6D.2 of the Act under one or more exemptions set out in Section 708 of the Act, and (ii) who are “wholesale clients” as that term is defined in section 761G of the Act, (2) this prospectus may only be made available in Australia to persons as set forth in clause (1) above, and (3) by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and the offeree agrees not to sell or offer for sale any of the Ordinary Shares sold to the offeree within 12 months after their issue except as otherwise permitted under the Act.

Canada.  The Ordinary Shares may not be offered, sold or distributed, directly or indirectly, in any province or territory of Canada other than the provinces of Ontario and Quebec or to or for the benefit of any resident of any province or territory of Canada other than the provinces of Ontario and Quebec, and only on a basis that is pursuant to an exemption from the requirement to file a prospectus in such province, and only through a dealer duly registered under the applicable securities laws of such province or in accordance with an exemption from the applicable registered dealer requirements.

Cayman Islands.  This prospectus does not constitute a public offer of the Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. Each underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any Ordinary Shares to any member of the public in the Cayman Islands.

European Economic Area.  In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, or a Relevant Member State, from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of the Ordinary Shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the Ordinary Shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and the competent authority in that Relevant Member State has been notified, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Ordinary Share to the public in that Relevant Member State at any time,

•	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;
•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive; or
•	in any other circumstances that do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of Ordinary Shares shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of the above provision, the expression “an offer of Ordinary Shares to the public” in relation to any Ordinary Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe the Ordinary Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Hong Kong.  The Ordinary Shares may not be offered or sold by means of this document or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) or the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Israel.   In the State of Israel, the Ordinary Shares offered hereby may not be offered to any person or entity other than the following:

•	a fund for joint investments in trust (i.e., mutual fund), as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund;
•	a provident fund as defined in Section 47(a)(2) of the Income Tax Ordinance of the State of Israel, or a management company of such a fund;
•	an insurer, as defined in the Law for Oversight of Insurance Transactions, 5741-1981, a banking entity or satellite entity, as such terms are defined in the Banking Law (Licensing), 5741-1981, other than a joint services company, acting for their own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

•	a company that is licensed as a portfolio manager, as such term is defined in Section 8(b) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;
•	a company that is licensed as an investment advisor, as such term is defined in Section 7(c) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account;
•	a company that is a member of the Tel Aviv Stock Exchange, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;
•	an underwriter fulfilling the conditions of Section 56(c) of the Securities Law, 5728-1968;
•	a project capital fund (defined as an entity primarily involved in investments in companies which, at the time of investment, (i) are primarily engaged in research and development or manufacture of new technological products or processes and (ii) involve above-average risk);
•	an entity primarily engaged in capital markets activities in which all of the equity owners meet one or more of the above criteria; and
•	an entity, other than an entity formed for the purpose of purchasing the Ordinary Shares in this offering, in which the shareholders equity (including pursuant to foreign accounting rules, international accounting regulations and U.S. generally accepted accounting rules, as defined in the Securities Law Regulations (Preparation of Annual Financial Statements), 1993) is in excess of NIS 250 million.

Japan.  The underwriter will not offer or sell any of the Ordinary Shares directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except, in each case, pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

People’s Republic of China.  This prospectus may not be circulated or distributed in the PRC and the Ordinary Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Singapore.  This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Ordinary Shares may not be circulated or distributed, nor may the Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Ordinary Shares are subscribed or purchased under Section 275 by a relevant person that is:

(a) a corporation (that is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Ordinary Shares under Section 275 except:

(1) to an institutional investor (for corporations, under 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares,

(2) debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(3) where no consideration is or will be given for the transfer; or

(4) where the transfer is by operation of law.

Taiwan.  The Ordinary Shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Ordinary Shares in Taiwan.

Switzerland.  The Ordinary Shares will not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to our company or the Ordinary Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of the Ordinary Shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Ordinary Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Ordinary Shares.

United Arab Emirates and Dubai International Financial Centre.  This offering of the Ordinary Shares has not been approved or licensed by the Central Bank of the United Arab Emirates, or the UAE, the Emirates Securities and Commodities Authority or any other relevant licensing authority in the UAE, including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority, or the DFSA, a regulatory authority of the Dubai International Financial Centre, or the DIFC. This offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and the Dubai International Financial Exchange Listing Rules, respectively, or otherwise.

The Ordinary Shares may not be offered to the public in the UAE and/or any of the free zones. The Ordinary Shares may be offered and this prospectus may be issued, only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned. The Ordinary Shares will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones.

United Kingdom.  An offer of the Ordinary Shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriter in relation to the Ordinary Shares must be complied with in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

The validity of the Ordinary Shares and certain other legal matters as to United States Federal and New York State law in connection with this offering will be passed upon for us by Hunter Taubman Fischer & Li LLC (“Hunter Taubman”). The underwriters are being represented by Mei & Mark LLP with respect to legal matters of United States federal and New York State law. The validity of the Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by Guantao Law Firm. We are being represented by Ellenoff Grossman & Schole LLP solely with respect to U.S. federal income tax laws.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

EXPERTS

The consolidated financial statements as of March 31, 2016 and 2015, and for the year ended March 31, 2016, and the period from October 6, 2014 (inception) to March 31, 2015. included in this prospectus have been so included in reliance on the report of WWC P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of WWC P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Ordinary Shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal Underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders of Dragon Victory International Limited

We have audited the accompanying consolidated balance sheets of Dragon Victory International Limited as of March 31, 2016 and 2015 and the related consolidated statements of income and comprehensive income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dragon Victory International Limited as of March 31, 2016 and 2015 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

San Mateo, California August 19, 2016, except for Note 8, as to which the date is , 2017.	WWC, P.C. Certified Public Accountant

The foregoing report is in the form that will be signed upon the completion of the stock split described in Note 8 to the consolidated financial statements.

San Mateo, California January 26, 2017	WWC, P.C. Certified Public Accountant

DRAGON VICTORY INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	At March 31, 2016	At March 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$2,480	$46,333
Trade accounts receivable	57,848	—
Other receivables and prepayments	266,769	48,651
Related party receivables	1,541,345	726,419
Deferred tax asset	—	66,934
Total current assets	1,868,470	888,337
Non-current assets
Investment	77,545	101,342
Property, plant and equipment, net	52,888	65,336
Intangible assets, net	1,135	837
Other assets	10,888	11,990
TOTAL ASSETS	2,010,926	1,067,842
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	28,534	27,257
Taxes payable	188,167	36
Accrued liabilities and other current liabilities	64,959	33,346
Related party payable	258,984	1,218,691
Capital lease – current portion	16,672	38,718
Total current liabilities	557,316	1,318,048
TOTAL LIABILITIES	557,316	1,318,048
COMMITMENTS & CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY
Ordinary Shares, $0.0001 par value, 5,000,000,000 shares authorized; 10,000,000 shares issued and outstanding as of March 31, 2016 and 2015, respectively	1,000	1,000
Additional paid-in capital	1,053,607	—
Statutory reserves	65,331	—
Retained earnings/(losses)	337,281	(250,240)
Accumulated other comprehensive loss	(3,609)	(966)
TOTAL STOCKHOLDER’S EQUITY	1,453,610	(250,206)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,010,926	$1,067,842

See Accompanying Notes to the Financial Statements and Accountant’s Report

DRAGON VICTORY INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

	For the Years Ended
	March 31, 2016	March 31, 2015
Revenues	$1,662,406	$—
Operating expenses
Selling, general and administrative expenses	983,783	296,148
Total Operating expenses	983,783	296,148
Income (Loss) from operation	678,623	(296,148)
Other income (expenses):
Gain on sale of investments	230,202	—
Impairment on investments	(30,118)	—
Shared loss from equity method investments	—	(2,082)
Other income	1,141	—
Other expenses	(459)	—
Interest income	163	84
Interest expense	(61,883)	(18,735)
Total other income (expenses)	139,046	(20,733)
Income (loss) before tax	817,669	(316,881)
Income tax expense (benefits)	164,817	(66,641)
Net income (loss)	$652,852	$(250,240)
Other comprehensive income (loss):
Foreign currency translation loss	(3,609)	(966)
Comprehensive income (loss)	$649,243	$(251,206)
Earnings per share
Basic	$0.007	$-0.003
Diluted	$0.007	$-0.003
Weighted average shares outstanding
Basic	100,000,000	100,000,000
Diluted	100,000,000	100,000,000

See Accompanying Notes to the Financial Statements and Accountant’s Report

DRAGON VICTORY INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	March 31, 2016	March 31, 2015
Cash flows from operating activities
Net income/(loss)	$652,852	$(250,240)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	26,358	698
Gain on sale of investments	(230,202)	—
Impairment on investments	30,118	—
Loss from equity method investments	—	2,082
Changes in assets and liabilities	—	—
Increase in accounts receivables	(59,040)	—
Increase in other receivables and prepayments	(225,253)	(48,439)
Increase in related party receivables	(529,875)	(54,681)
(Increase)/decrease in deferred tax asset	64,713	(66,641)
(Increase)/decrease in other assets	481	(11,938)
Increase in accounts payables	14,257	—
Increase in taxes payable	192,006	36
Increase in accrued liabilities and other current liabilities	20,337	60,469
Net cash (used in)/provided by operating activities	(43,248)	(368,654)
Cash flows from investing activities
Investment in affiliated entities	(34,331)	(102,981)
Proceeds from sale of investments	253,253	—
Increase in working capital loans made to related party	(615,395)	(332,442)
Purchase of equipment	(16,976)	(65,735)
Purchase of intangible assets	(541)	(848)
Net cash used in investing activities	(413,990)	(502,006)
Cash flows from financing activities
Capital contribution from owners	1,076,324	—
Proceeds from capital lease	—	38,549
Repayment of capital lease	(20,419)	—
(Repayment to)/Proceeds from related party working capital loans	(640,406)	878,240
Net cash provided by/(used in) financing activities	415,499	916,789
Net Increase/(decrease) of Cash and Cash Equivalents	(41,739)	46,129
Effect of foreign currency translation on cash and cash equivalents	(2,114)	204
Cash and cash equivalents – beginning of year	46,333	—
Cash and cash equivalents – end of year	$2,480	$46,333
Supplemental cash flow disclosures
Interest paid	$66,548	$19,822
Income taxes paid	$—	$—
NON-CASH FINANCING AND INVESTING ACTIVITIES
Acquisition of fixed assets through capital lease	$—	$28,608

See Accompanying Notes to the Financial Statements

DRAGON VICTORY INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

	Ordinary Shares $0.0001 Par Value Shares	Amount	Additional Paid-in Capital	Statutory Reserves	Retained Earnings/(Loss)	Other Comprehensive Income	Totals
Balance, October 9, 2014 (Inception)	—	$—	$—	$—	$—	$—	$—
Issuance of Ordinary Shares	10,000,000	1,000					1,000
Net loss				—	(250,240)		(250,240)
Cumulative translation adjustment						(966)	(966)
Balances at March 31, 2015	10,000,000	$1,000	$—	$—	$(250,240)	$(966)	$(250,206)
Capital contributions by owners			1,054,607				1,054,607
Adjustment as recapitalization from VIE			(1,000)				(1,000)
Net income				65,331	587,521		652,852
Cumulative translation adjustment						(2,643)	(2,643)
Balances at March 31, 2016	10,000,000	$1,000	$1,053,607	$65,331	$337,281	$(3,609)	$1,453,610

See Accompanying Notes to the Financial Statements and Accountant’s Report

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED MARCH 31, 2016 AND 2015
(Stated in US Dollars)

1 — BUSINESS AND ORGANIZATION

Dragon Victory International Limited (“Dragon Victory”) was formed in the Cayman Islands on July 19, 2015. Dragon Victory’s wholly-owned subsidiary, Sweet Lollipop Co., Ltd. (“Sweet Lollipop”) was formed in the British Virgin Islands on May 8, 2014. Long Yun International Holdings Limited (“Long Yun HK”), which is a wholly-owned subsidiary of Sweet Lollipop, was formed in Hong Kong on May 2, 2015. Hangzhou Yuyao Network Technology Co., Ltd (“Hangzhou WOFE”), our wholly foreign-owned entity, was organized pursuant to PRC laws on May 30, 2016.

Hangzhou Longyun Network Technology Co., Ltd (“Hangzhou Longyun”, “VIE”) was established on October 9, 2014 in Hangzhou, PRC pursuant to PRC laws, which is owned by Mr. Yu Han holding 85% equity ownership interest and Koulin Han holding 15% equity ownership interest.

Hangzhou Longyun’s operation includes offering reward-based crowdfunding opportunities in the PRC to entrepreneurs and funding sources primarily through an internet-based platform, offering business incubation services to the ventures utilizing its platform for their projects, and offering to act as a finder to also assist these companies to obtain loans or additional equity financing, and introduce them to potential business partners, find merger candidates or other strategic relationships, or assist with feasibility studies.

On August 19, 2016, Hangzhou WOFE and Mr. Yu Han and Ms. Koulin Han, the owners of Hangzhou Longyun; entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Hangzhou Longyun became Hangzhou WOFE’s contractually controlled affiliate. The purpose and effect of the VIE Agreements is to provide Hangzhou Longyun (our indirect wholly-owned subsidiary) with all management, control and net profits earned by Hangzhou Longyun.

Dragon Victory, Sweet Lollipop, Long Yun HK, Hangzhou WOFE, and Hangzhou Longyun shall be collectively referred to as “the Company”.

2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)	Principles of Presentation

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s consolidated financial statements are expressed in U.S. dollars.

b)	Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its significant subsidiaries on a consolidated basis. The Company also includes subsidiaries over which a direct or indirect legal or effective control exists and for which the Company is deemed to direct the significant activities and has the obligation to absorb the losses or benefits of the entities. All intercompany accounts, balances and transactions with consolidated entities have been eliminated.

Acquisition of Sweet Lollipop, Long Yun HK by Dragon Victory

The acquisition was accounted under US GAAP as a business combination under common control with Dragon Victory being the acquirer and Sweet Lollipop and Long Yun HK being the acquirees because all entities were controlled directly or indirectly by the same majority shareholder Mr. Yu Han. The consolidation has been presented at historical costs and on a retroactive basis to reflect the capital structure of Sweet Lollipop and Long Yun HK as a recapitalization.

The business combination transaction of Sweet Lollipop was completed and effective on June 26, 2015 and Sweet Lollipop became a subsidiary of Dragon Victory.

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED MARCH 31, 2016 AND 2015
(Stated in US Dollars)

2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

The business combination transaction of Long Yun HK was completed and effective on August 10, 2015 and Long Yun HK became a subsidiary of Sweet Lollipop.

VIE Agreements between Hangzhou WOFE and Hangzhou Longyun and its shareholders

The Company evaluates the need to consolidate its VIE in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support.

The transactions contemplated by the VIE agreements were not consummated until August 19, 2016 however, the purpose and design of the VIE Agreements between HangZhou WOFE and Hangzhou Longyun, was to consolidate HangZhou Longyun under the Company by the way of common control. ASC 810-10-25-38F states that a reporting entity’s involvement in the design of a VIE may indicate that the reporting entity had the opportunity and the incentive to establish arrangements that result in the reporting entity being the variable interest holder with the power to direct the activities that most significantly impact the VIE’s economic performance. As both the Company and Hangzhou Longyun are commonly control by Mr. Yu Han and Ms. Koulin Han, both immediately before and after the acquisition, this transaction was accounted for as a merger under common control, using merger accounting as if the merger had been consummated at the beginning of the earliest period presented, and no gain or loss was recognized. All the assets and liabilities of Hangzhou Longyun are carried using their original basis. Hence, Hangzhou Longyun was consolidated under the Company since its inception due to the purpose and design of the establishment pf the VIE Agreements.

The purpose of the VIE Agreements is solely to give Hangzhou WOFE the exclusive control over Hangzhou Longyun’s management and operations. While there is no restriction for Hangzhou Longyun, our VIE entity, to pay Hangzhou WOFE, our wholly owned subsidiary, there are certain restrictions for Hangzhou WOFE to make payments to the holding companies due to certain regulations imposed by the Chinese government on out-going foreign currency wire transfers. Additionally, there could be potential tax implications when moving the cash flows up to the Company. Therefore, the Company intends to retain any earnings within Hangzhou Longyun, and the retained cash flows would be utilized in expanding the Company’s business.

The significant terms of the VIE Agreements are summarized below:

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement between Hangzhou Longyun and Hangzhou WOFE, Hangzhou WOFE provides Hangzhou Longyun with technical support, consulting services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, Hangzhou Longyun grants an irrevocable and exclusive option to Hangzhou WOFE to purchase from Hangzhou Longyun, any or all of its assets, to the extent permitted under the PRC laws. Hangzhou WOFE shall own all intellectual property rights that are developed during the course of the agreement. For services rendered to Hangzhou Longyun by Hangzhou WOFE under the Agreement, the service fee Hangzhou Longyun is obligated to pay shall be calculated based on the time of services rendered multiplied by the corresponding rate, which is approximately equal to the net income of Hangzhou Longyun.

The Exclusive Business Cooperation Agreement shall remain in effect for ten years until it is terminated by Hangzhou WOFE with 30-day prior notice. Hangzhou Longyun does not have the right to terminate the agreement unilaterally.

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED MARCH 31, 2016 AND 2015
(Stated in US Dollars)

2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Share Pledge Agreement

Under the Share Pledge Agreement between the shareholders of Hangzhou Longyun and Hangzhou WOFE, the various shareholders of Hangzhou Longyun pledged all of their equity interests in Hangzhou Longyun to Hangzhou WOFE to guarantee the performance of Hangzhou Longyun’s obligations under the Business Cooperation Agreement. Under the terms of the Agreement, in the event that Hangzhou Longyun or its shareholders breach their respective contractual obligations under the Exclusive Business Cooperation Agreement, Hangzhou WOFE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. The shareholders of Hangzhou Longyun also agreed that upon occurrence of any event of default, as set forth in the Share Pledge Agreement, Hangzhou WOFE is entitled to dispose of the pledged equity interest in accordance with applicable PRC laws. The shareholders of Hangzhou Longyun further agree not to dispose of the pledged equity interests or take any actions that would prejudice Hangzhou WOFE’s interest.

Exclusive Option Agreement

Under the Exclusive Option Agreement, the shareholders of Hangzhou Longyun irrevocably granted Hangzhou WOFE (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, all of the equity interests in Hangzhou Longyun. The option price is equal to the capital paid in by the Hangzhou Longyun shareholders. The agreement remains effective for a term of ten years and may be renewed at Hangzhou WOFE’s election.

Power of Attorney

Under the Power of Attorney, the shareholders of Hangzhou Longyun authorize Hangzhou WOFE to act on their behalf as their exclusive agent and attorney with respect to all rights as shareholders, including but not limited to: (a) attending shareholders' meetings; (b) exercising all the shareholder's rights, including voting, that shareholders are entitled to under the laws of China and the Articles of Association, including but not limited to the sale or transfer or pledge or disposition of shares in part or in whole; and (c) designating and appointing on behalf of shareholders the legal representative, the executive director, supervisor, the chief executive officer and other senior management members of Hangzhou Longyun.

Under these contractual arrangements with the VIE, the Company has the power to direct activities of the VIE and can have assets transferred out of the VIE under its control. Therefore, the Company considers that there is no asset in any of the consolidated VIEs that can be used only to settle obligations of the VIE, except for registered capital and PRC statutory reserves. As the consolidated VIE is incorporated as limited liability companies under the PRC Company Law, creditors of the VIEs do not have recourse to the general credit of the Company for any of the liabilities of the consolidated VIE.

The Company’s total assets and liabilities presented in the consolidated financial statements represent substantially all of total assets and liabilities of the VIE because the other entities in the consolidation are non-operating holding entities with nominal assets and liabilities.

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED MARCH 31, 2016 AND 2015
(Stated in US Dollars)

2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

The following financial statement amounts and balances of the VIE, which is established on October 9, 2014, were included in the accompanying consolidated financial statements as of March 31, 2016 and 2015, and for the years ended March 31, 2016 and from October 9, 2014 (Inception) to March 31, 2015, respectively:

	March 31, 2016	March 31, 2015
Financial Position at:
Current assets	1,886,619	887,337
Non-current assets	142,456	179,506
Total assets	2,029,075	1,066,843
Current liabilities	497,315	1,288,049
Total liabilities	497,315	1,288,049
Net assets	1,531,760	(221,206)

	Year ended March 31, 2016	From October 9, 2014 to March 31, 2015
Results of Operations:
Revenues	1,662,406	—
Operating expenses	935,788	266,148
Other income (expenses) net	(139,045)	20,734
Earnings before tax	865,663	(286,882)
Tax expenses (benefits)	164,817	(66,641)
Net income	700,846	(220,241)
c)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d)	Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are carried at the amount billed to a customer, net of the allowance for doubtful accounts, which is an estimate for credit losses based on a review of all outstanding amounts on a regular basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received.

The Company reviews the collectability of accounts receivable based on an assessment of historic experience, current economic conditions, and other collection indicators. At March 31, 2016 and 2015, the Company has recorded an allowance for doubtful accounts for $0 and $0, respectively.

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED MARCH 31, 2016 AND 2015
(Stated in US Dollars)

2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

e)	Investments

Cost Method Investments

Direct and or indirect investments in business entities in which the Company does not have a controlling financial interest and has no ability to exercise significant influence over operating and financial policies (generally 0 – 20 percent ownership), are accounted for by the cost method.

Equity Method Investments

Direct and or indirect investments in business entities in which the Company does not have a controlling financial interest, but has the ability to exercise significant influence over operating and financial policies (generally 20 – 50 percent ownership), are accounted for by the equity method.

f)	Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is charged to operations using the straight-line method over the estimated useful lives of the assets. Property and equipment and its estimated useful lives as follows:

Computer Equipment	1 – 3 years
Office Equipment	4 – 5 years
Motor Vehicle	4 years

Expenditures for maintenance and repairs are charged to operations as incurred. Expenditures for betterments and major renewals are capitalized. The cost of assets sold or retired and the related amounts of accumulated depreciation are eliminated from the accounts in the year of disposal, and any resulting gains or losses are included in operations.

g)	Intangible Assets with Definite Lives

Intangible assets are stated at cost, net of accumulated amortization. Amortization is charged to operations using the straight-line method over the estimated useful lives of the assets. Intangible assets and its estimated useful lives as follows:

Software	5 years
h)	Fair Value of Financial Instruments

The accounting standard for fair value establishes a framework for measuring fair value and enhances fair value measurement disclosure. Under the provisions of the pronouncement, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is described below:

•	Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED MARCH 31, 2016 AND 2015
(Stated in US Dollars)

2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

•	Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.
•	Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

The Company’s current financial assets and liabilities approximate fair value due to their short term nature and include cash accounts. The Company’s borrowings approximate fair value as the rates of interest are similar to what they would receive from other financial institutions.

i)	Revenue Recognition

Crowdfunding

The Company generates its revenue from success fees from transactions on the crowdfunding platform. Revenue from these transactions is accounted for at the moment a project is successfully funded.

At the start of a funding campaign, the entrepreneur enters into a contract with the Company pursuant to which he or she agrees to pay the Company a success fee once a successful fund raising campaign for that entrepreneur closes. Once the funding campaign has closed, the Company’s success fee is either collected from the fund raised prior to transferring the net proceeds of the funding to the entrepreneur or to be collected from the entrepreneur after the net proceeds of the funding are transferred to the entrepreneur.

Upon completion of the funding campaign, services delivered under the contract with the entrepreneur have been completed and the Company recognizes its success fee revenues, net of any discounts given at the time the campaign has been closed successfully. Also, because the success fee percentage is stated in the contract with the entrepreneur prior to the start of the funding campaign, the Company believes that this amount is fixed and, assuming the successful conclusion of the funding campaign, collectible from the entrepreneur. This revenue recognition policy complies with ASC 605-10-S99-1 in that it is based on written agreements with the entrepreneurs, contractual services have been completed, pricing is fixed and determinable based on agreements with the customer and collectability is reasonably assured as the customers of the Company have just received their new funding.

Incubation Service

The Company generates its revenue by providing business and operation advisory services relating to matters related to marketing, sales, and strategic planning, and ancillary services such as coordinating human resources, legal, accounting, operations, assisting with feasibility studies and other types of services at the election of the entrepreneur. The Company provides its incubation services on an ongoing and/or as-needed basis, pursuant to consulting agreements with the entrepreneurs. For ongoing basis services, revenue is recognized on an ongoing basis for the agreed periodic service fee. For as-needed basis, revenue is recognized when the contractual services have been completed.

Finder’s Service Fee

The Company generates its revenue for assisting any business entity in raising funds as well as for introducing business partners, acquisition candidates or other strategic relationships to the business entity, usually from one or more sources with which the Company or personnel have relationships. The Company provides its finder services pursuant to an agreement and revenue is recognized when the contractual services have been completed and the terms and conditions in the agreements have been met.

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED MARCH 31, 2016 AND 2015
(Stated in US Dollars)

2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

j)	Fair Value of Financial Instruments

The accounting standard for fair value establishes a framework for measuring fair value and enhances fair value measurement disclosure. Under the provisions of the pronouncement, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is described below:

Level 1:  Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2:  Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3:  Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

The Company’s current financial assets and liabilities approximate fair value due to their short term nature and include cash accounts. The Company’s borrowings approximate fair value as the rates of interest are similar to what they would receive from other financial institutions.

At March 31, 2016:

	Carrying amount			Estimated fair value
	Level 1	Level 2	Level 3
Financial assets
Carried at (amortized) cost:
Cash and cash equivalents	$2,480	$—	$—	$2,480
Trade accounts receivable	57,848	—	—	57,848
	$60,328	$—	$—	$60,328

	Carrying amount			Estimated fair value
	Level 1	Level 2	Level 3
Financial liabilities
Carried at (amortized) cost:
Capital lease – current portion	$16,672	$—	$—	$16,672
	$16,672	$—	$—	$16,672

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED MARCH 31, 2016 AND 2015
(Stated in US Dollars)

2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

At March 31, 2015:

	Carrying amount			Estimated fair value
	Level 1	Level 2	Level 3
Financial assets
Carried at (amortized) cost:
Cash and cash equivalents	$46,333	$—	$—	$46,333
Trade accounts receivable	—	—	—	—
	$46,333	$—	$—	$46,333

	Carrying amount			Estimated fair value
	Level 1	Level 2	Level 3
Financial liabilities
Carried at (amortized) cost:
Capital lease – current portion	$38,718	$—	$—	$38,718
	$38,718	$—	$—	$38,718
k)	Foreign Currency Translation

The Company uses the United States dollar (“U.S. dollars” or “USD”) for financial reporting purposes and to maintain its books and records. The Company’s subsidiaries maintain their books and records in their functional currency which is in Chinese Renminbi (“RMB”).

In general, for consolidation purposes, the Company translates its assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, the statements of operations and cash flows are translated at average exchange rates during the reporting period, and the equity accounts are translated at historical rates. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Adjustments resulting from the translation of the financial statements are recorded as accumulated other comprehensive income or loss.

Exchange rate used for the translation as follows:

	3/31/2016	3/31/2015
Period/year end RMB:US$ exchange rate	6.4479	6.1082
Period/annual average RMB:US$ exchange rate	6.3178	6.1350
Period/year end HKD:US$ exchange rate	7.7544	7.7537
Period/annual average HKD:US$ exchange rate	7.7566	7.7535
l)	Income Taxes

Income taxes have been determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. Deferred taxes result from differences between the financial statement and tax bases of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. The assessment of whether or not a valuation allowance is required often requires significant judgment.

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED MARCH 31, 2016 AND 2015
(Stated in US Dollars)

2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

m)	Earnings (Loss) Per Common Share

Basic and diluted net loss per share is presented in conformity with ASC Topic 260, Earnings per Share, for all periods presented. In accordance with this guidance, basic and diluted net loss per share was determined by dividing net loss applicable to common stockholders by the weighted-average common shares outstanding during the period. In a period where there is a net loss position, diluted weighted average shares are the same as basic weighted average shares. Shares used in the diluted net loss per common share calculation exclude potentially dilutive share equivalents as the effect would be antidilutive.

n)	Comprehensive Income (Loss)

Comprehensive loss refers to revenues, expenses, gains and losses that under U.S. GAAP are included in comprehensive loss but are excluded from net loss as these amounts are recorded directly as an adjustment to stockholders’ equity. The Company’s other comprehensive loss is comprised of foreign currency translation adjustments.

o)	Recent Accounting Pronouncements

In May 2015, the FASB issued ASU No. 2015-09, Revenue from Contracts with Customers. The standard provides companies with a single model for use in accounting for revenue arising from contracts with customers and supersedes current revenue recognition guidance, including industry-specific revenue guidance. The core principle of the model is to recognize revenue when control of the goods or services transfers to the customer, as opposed to recognizing revenue when the risks and rewards transfer to the customer under the existing revenue guidance. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606), Deferral of the Effective Date. With the issuance of ASU 2015-14, the new revenue guidance ASU 2015-09 as amended by ASU 2015-14 is effective for annual reporting periods beginning after December 15, 2017. Early adoption is permitted as of the original effective date for ASU 2015-09 for annual reporting periods beginning after December 15, 2016, but otherwise earlier adoption is not permitted. The guidance permits companies to either apply the requirements retrospectively to all prior periods presented, or apply the requirements in the year of adoption, through a cumulative adjustment. The Company is in the process of evaluating the impact of adoption on its consolidated financial statements.

In August 2015, the FASB issued ASU No. 2015-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. This ASU provides guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern and provides principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. ASU 2015-15 is effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. The Company is in the process of evaluating the impact of adoption on its consolidated financial statements.

In November 2015, the FASB issued ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes, requiring all deferred tax assets and liabilities, and any related valuation allowance, to be classified as non-current on the balance sheet. The classification change for all deferred taxes as non-current simplifies entities’ processes as it eliminates the need to separately identify the net current and net non-current deferred tax asset or liability in each jurisdiction and allocate valuation

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED MARCH 31, 2016 AND 2015
(Stated in US Dollars)

2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

allowances. The new guidance is effective for fiscal years and for interim periods within those fiscal years, beginning after December 15, 2016. Early adoption is permitted. The Company is currently evaluating the impact of the adoption on its consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases, requiring lessee’s to recognize assets and liabilities for leases with lease terms of more than 12 months in the balance sheet. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new guidance is effective for fiscal years and for interim periods within those fiscal years, beginning after December 15, 2018. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the impact of the adoption on its consolidated financial statements.

3 — OTHER RECEIVABLES AND PREPAYMENTS

Other receivables and prepayments consist of the following:

	March 31,
	2016	2015
Advances to employees	$10,504	$23,780
Advances to suppliers	158,962	22,866
Deposits for leases due within one operating period	79,160	—
Prepaid VAT and taxes	2,661	2,005
Total	$251,289	$48,651

4 — PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	March 31,
	2016	2015
Computers and equipment	$51,958	$37,289
Motor vehicle (Leased asset)	27,220	28,734
Less – Accumulated depreciation	(26,290)	(687)
Total, net	$52,888	$65,336

For the years ended March 31, 2016 and 2015, depreciation expense was $20,838 and $684, respectively.

5 — INTANGIBLE ASSET

Intangible asset consists of the following:

	March 31,
	2016	2015
Software	$1,337	$851
Less – Accumulated amortization	(202)	(14)
Total, net	$1,135	$837

For the years ended March 31, 2016 and 2015, amortization expense was $188 and $14, respectively. The weighted average remaining useful life of the asset is approximately 51 months.

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED MARCH 31, 2016 AND 2015
(Stated in US Dollars)

6 — INVESTMENTS IN ENTITIES AND ITS VALUATIONS

HangZhou ChuShi Network Technology Ltd. Co.

On December 2014, the Company made a contribution to the registered capital, representing a 30% ownership interest, in HangZhou Chu Shi Network Technology Ltd. Co. (“Hangzhou Chu Shi”). HangZhou Chu Shi is a developer of a mobile communication application for art students and art teachers. It operates in Hangzhou City, Zhejiang Province, PRC. The cash consideration of $49,114 (RMB300,000) was paid in as equity capital. Such investment is accounted for under the equity method for the year ended March 31, 2015 and as of March 31, 2015. The Company recognized its share of loss of in equity investments in the amount of $2,082 for the year ended March 31, 2015.

On September 2015, the Company sold a 10% ownership interest in Hangzhou Chu Shi from its holdings to Mr. Chen Jun (the majority owner of Hangzhou Chu Shi) for proceeds of $158,283 (RMB 1 million) and recognized a gain of $142,884 (RMB 900,000). On March 2016, the Company sold additional 5% ownership interest in Hangzhou Chu Shi from its holdings to Mr. Chen Jun (the majority owner of Hangzhou Chu Shi) for $87,317 (RMB 600,000) and recognized a gain of $88,709 (RMB550,000) (Refer to “Related Party Transactions” Footnote). Mr. Liao Xu, Longyun’s CMO, who is a related party to the Company, was responsible to facilitate the transfer of the funds for sale of the equity between the Company and Mr. Chen Jun.

As a result of these transactions the Company’s ownership interest in Hangzhou Chu Shi decreased from 30% to 20% in September 30, 2015, and subsequently from 20% to 15% in March 2016. Accordingly, the investment is accounted for under the cost method for the year ended March 31, 2016 and as of March 31, 2016.

The sales price of the equity interest sold to Mr. Chen Jun was determined through negotiation between Mr. Chen Jun and the Company based on the number of registered users of HangZhou Chu Shi App which is an accepted methodology for evaluating the value of the investment. In addition, Mr. Chen Jun as the founder of HangZhou Chu Shi was eager to increase his ownership in HangZhou Chu Shi as there were other potential investors who were interested in investing in his entity, accordingly, the Company was able to negotiate a sale price that was favorable to the Company. The Company subsequently received the outstanding balance $94,970 (RMB 600,000) from Mr. Chen Jun via facilitation by Mr. Liao Xu. Based on the facts above, the management believes that the receipts of all funds for the sales of the equity investment supports the valuation and the gains recognized by the Company.

As of March 31, 2016, the Company evaluated the value of the remaining equity investment and recorded an impairment on the investment given the losses incurred by Hangzhou Chu Shi in fiscal year 2015 and 2016, and with the expected losses in the future operating periods. In addition, the Company no longer exercises any significant influence over the investment, as it is no longer afforded the right to appoint a representative to the board of directors of Hangzhou Chu Shi. There is currently no secondary market or market quotation for the equity interests of Hangzhou Chu Shi. The Company determined the aforementioned factors indicated that a decrease in value of the investment had occurred that was other than temporary; accordingly, the Company recognized an impairment loss on investment in the amount of $22,731 for the year ended March 31, 2016 in accordance to ASC 325-20-35-2. There is no ongoing contractual or other commitments among the Company, Chen Jun and Hangzhou Chu Shi as a result of the sales of equity interest of Hangzhou Chu Shi.

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED MARCH 31, 2016 AND 2015
(Stated in US Dollars)

6 — INVESTMENTS IN ENTITIES AND ITS VALUATIONS  – (continued)

JiaXing YiTou ShangMa Investments Limited Partnership Company

On December 2014, the Company acquired 10% ownership interest in JiaXing YiTou ShangMa Investments Limited Partnership Company (“JiaXing YiTou”). JiaXing YiTou is the business of making investments in industrial companies and investment management. It is located in Jiaxing City, Zhejiang Province, PRC. The cash consideration of $77,545 (RMB 500,000) was paid in as equity capital. Such investment is accounted for under the cost method for the year ended March 31, 2015 and as of March 31, 2015. The Company recognized an investment income of $692 and $nil as other income for the year ended March 31, 2016 and 2015, respectively. The Company recognized an impairment loss on investment in the amount of $nil for the year ended March 31, 2016.

HangZhou ReWan Network Technology Ltd Co.

On May 2015, the Company agreed to contribute registered capital representing an ownership interest of 51% in HangZhou ReWan Network Technology. (“Hangzhou ReWan”). HangZhou ReWan was licensed to develop TV animation, game, mobile applications, and hardware. It was located in Hangzhou City, Zhejiang Province, PRC. The cash consideration of $87,056 (RMB 510,000) was to be paid in as equity capital. As of March 31, 2016, the Company has contributed $7,387 (RMB 46,470) which were spent on operational expenses, while the 49% owner failed to make any capital contribution. During the year ended March 31, 2016, the shareholders of Hangzhou ReWan decided to cease its operation and the Company recognized an impairment loss on investment in the amount of $7,387 for the year ended March 31, 2016. Such investment is accounted for under the cost method for the year ended March 31, 2016 and as of March 31, 2016 because the investment was not properly funded and executed by all parties. HangZhou Rewan’s dissolution became effective on July 20, 2016.

Investments Valuation

The Company continually reviews its investments in equity investees to determine whether a decline in fair value below the carrying value is other than temporary. The primary factors the Company considers in its determination are the length of time that the fair value of the investment is below the Company's carrying value; the financial condition, operating performance and the prospects of the equity investee; and other company specific information such as industry data, general economic conditions, cash flows forecasts or any recent financing rounds. If the decline in fair value is deemed to be other than temporary, the carrying value of the equity investee is written down to fair value.

The Company evaluate its equity method investments in accordance to ASC 323-10-35-32. Impairment charges in connection with its equity method investments were $nil and $nil for the year ended March 31, 2016 and 2015, respectively.

The Company evaluates its cost method investments in accordance to ASC 325-20-35. Impairment charges in connection with its cost method investments were $30,118 and $nil for the years ended March 31, 2016 and 2015, respectively.

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED MARCH 31, 2016 AND 2015
(Stated in US Dollars)

7 — RELATED PARTY TRANSACTIONS

Related parties’ relationships as follows:

Name	Relationship
Mr. Han Yu	CEO of the Company.
HangZhou ZiFu Network Technology Co. Ltd.,	Mr. Han Yu, CEO of the Company owns 69.1%.
HangZhou TianQi Network Technology Co. Ltd. — ChongQing Branch	Mr. Han Yu, CEO of the Company owns 26%.
HangZhou TianQi Network Technology Co. Ltd.	Mr. Han Yu, CEO of the Company owns 27%.
Hangzhou YuYou Network Technology Co. Ltd.	Mr. Han Yu, CEO of the Company indirectly owns 50%.
Mr. Liao Xu	CMO of Long Yun.
Mr. Chen Jun	Majority Shareholder of HangZhou Chu Shi
HangZhou RongMai GongSheng Network Technology Co. Ltd.	Mr. Han Yu, CEO of the Company owns 78%.
HangZhou ShangKe Jewelry Technology Co. Ltd.	Mr. Han Yu, CEO of the Company indirectly owns 90%.
HangZhou MeiCheZu Finance Service Outsource Co. Ltd.	Mr. Han Yu, CEO of the Company is an officer of the entity.
JiaXing YiTou ShangMa Investment LP	The Company owns 10% of the entity.

Other related parties’ receivables consist of the following;

	March 31,
	2016	2015
Mr. Han Yu	$767,300	$277,517
HangZhou TianQi Network Technology Co. Ltd. — ChongQing Branch	—	8,579
HangZhou TianQi Network Technology Co. Ltd.	—	48,805
HangZhou ShangKe Jewelry Technology Co. Ltd.	775	—
HangZhou RongMai GongSheng Network Technology Co. Ltd.	58,158	—
Mr. Chen Jun	93,054	—
Total	$919,287	$334,901

The outstanding receivables from Mr. Han Yu, HangZhou TianQi Network Technology Co. Ltd., HangZhou TianQi Network Technology Co. Ltd.-ChongQing Branch, HangZhou ShangKe Jewelry Technology Co. Ltd., and HangZhou RongMai GongSheng Network Technology Co. Ltd. consist of working capital advances and borrowings. These amounts are due on demand and non-interest bearing.

The outstanding receivable from Mr. Chen Jun were from sales proceeds from the equity investments sold to Mr. Chen Jun by the Company. The Company sold 10% and, subsequently, an additional 5% investment ownership interest in HangZhou Chu Shi to Mr. Chen Jun totaling $253,253. Mr. Liao Xu, Long Yun’s CMO, who is a related party to the Company, facilitated the transfer and collection of the funds for sale of the equity between the Company and Mr. Chen Jun.

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED MARCH 31, 2016 AND 2015
(Stated in US Dollars)

7 — RELATED PARTY TRANSACTIONS  – (continued)

Accounts receivables from related parties consist of the following;

	March 31,
	2016	2015
Hangzhou YuYou Network Technology Co. Ltd.	$31,018	$—
HangZhou ZiFu Network Technology Co. Ltd.,	451,459	391,518
HangZhou ShangKe Jewelry Technology Co. Ltd.	93,054	—
HangZhou MeiCheZu Finance Service Outsource Co. Ltd.	46,527	—
Total	$622,058	$391,518

The Company generated sales revenues from related parties in crowdfunding service fee of $194,121 and $nil; and incubation service fee of $3,166 and $nil for the years ended March 31, 2016 and 2015.

Outstanding receivables from HangZhou ZiFu Network Technology consists of amounts disbursed on behalf of the entity and service fee receivable as part of an escrow agent service agreement.

Other related parties’ payables consist of the following;

	March 31,
	2016	2015
Mr. Han Yu	$162,228	$47,446
JiaXing YiTou ShangMa Investment Ltd Partnership	—	818,494
HangZhou ZiFu Network Technology Co. Ltd.	50,847	336,597
HangZhou TianQi Network Technology Co. Ltd.	45,909	16,154
Total	$258,984	$1,218,691

Outstanding payables to Mr. Han Yu, HangZhou TianQi Network Technology Co. Ltd., consist of working capital advances and borrowings. These amounts are due on demand and non-interest bearing.

Outstanding payables to HangZhou ZiFu Network Technology consists of amounts received on behalf of the entity as part of an escrow agent service agreement.

Outstanding payables to JiaXing YiTou ShangMa Investment Ltd Partnership (“JiaXing YiTou”) consist of working capital loan with 6% interest per annum and repayment period of 2 years. The original loan amount was $818,572. On March 31, 2016. Mr. Han Yu, the Company’s Chief Executive Officer, the Company, and JiaXing YiTou mutually agreed that Mr. Han Yu would be responsible to personally repay the remaining balance of the loan, and the Company has fully fulfilled its obligation with no recourse to the Company should Mr. Han default on repayment to JiaXing YiTou.

The transaction was accounted in accordance to FASB ASC 210-20, the outstanding balance payable to JiaXing YiTou Shangma Investment Ltd Partnership was transferred to Mr. Han Yu on March 31, 2016 as an offset to the Company’s receivable from Mr. Han Yu’s. Interest expenses were $61,883 and $18,735 for the years ended March 31, 2016 and 2015, respectively.

8 — CAPITAL & EQUITY

Ordinary Shares

The Company is authorized to issue of 5,000,000,000 Ordinary Shares, at $0.0001 par value. Since inception, the Company has issued 10,000,000 shares of Ordinary Shares for proceeds of $1,000.

For the year ended March 31, 2016, the Company’s shareholders have contributed capital of $1,053,607 (RMB 6,800,000) in the Company’s subsidiary — HangZhou LongYun.

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED MARCH 31, 2016 AND 2015
(Stated in US Dollars)

8 — CAPITAL & EQUITY  – (continued)

On ___, 2017, the Company’s shareholders and Board of Directors authorized a 1-for-10 reverse stock split of the Company's outstanding Ordinary Shares (the “Reverse Stock Split”). The Reverse Stock Split will be effectuated on _______, 2017. References to shares in the consolidated financial statements and the accompanying notes, including, but not limited to, the number of shares and per share amounts, have been adjusted to reflect the Reverse Stock Split on a retroactive basis.

9 — STATEMENT OF OPERATIONS — DETAILS

	For the Years Ended
	March 31, 2016	March 31, 2015
Revenues
Crowdfunding	$767,779	$—
Incubation Service	$595,980	—
Finder's Fee Service	$298,647	—
Total	1,662,406	—
Operating expenses
Professional Fees	369,923	59,694
Wages & Salaries	236,778	101,314
Travel Expenses	51,846	31,311
Depreciation & Amortization	20,838	684
Data Services	118,596	9,483
Rent Expense	64,494	16,084
Business Taxes and Surcharges	11,298	—
Other	110,010	77,578
Total	$983,783	$296,148

10 — INCOME TAXES

The Company formed in Cayman Islands is not subject to tax on its income or capital gains. In addition, upon payments of dividends by the Company to its shareholders, no Cayman Islands withholding tax is imposed.

The Company subsidiary formed in British Virgin Island is not subject to tax on its income or capital gains. In addition, upon payments of dividends by the Company to its shareholders, no Cayman Islands withholding tax is imposed.

The Company's subsidiary formed in Hong Kong is subject to the profits tax rate at 16.5% for income generated and operation in the country.

The Company's subsidiaries incorporated in the PRC are subject to profits tax rate at 25% for income generated and operation in the country.

The full realization of the tax benefit associated with the carry forward depends predominantly upon the Company’s ability to generate taxable income during the carry forward period.

The Company’s subsidiaries incorporated in the PRC has unused net operating losses (“NOLs”) available for carry forward to future years for PRC income tax reporting purposes up to five years. The Company recorded a deferred tax asset in the amount of $nil and $66,641 at March 31, 2016 and 2015, respectively.

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED MARCH 31, 2016 AND 2015
(Stated in US Dollars)

10 — INCOME TAXES  – (continued)

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Based on the assessment, management has established a deferred tax asset relating to NOLs at March 31, 2015 due to the Company’s performance in the upcoming years. At March 31, 2016, the Company established a full valuation allowance against all of the deferred tax asset relating to NOLs because the benefit from utilization of NOL carry forwards could be subject to limitations as material structural changes that could occur in the Company as it continues to go public through VIE arrangement.

The following table reconciles the statutory rates to the Company’s effective tax rate:

	March 31,
	2016	2015
Statutory rates in the Cayman Islands	0.0%	0.0%
Income tax rate in the PRC	25.0	25.0
Foreign earned income not subject to taxes in the Cayman Island	-25.0	-25.0
Additional accruals in the PRC	12.0	21.0
Effect of valuation allowance	8.2	0.0
Effective income tax rate	20.2%	21.0%

Description	March 31, 2016	March 31, 2015
Income (loss) before taxes:
Cayman	$(39,223)	(30,000)
BVI	(5,213)	—
Hong Kong	(3,558)	—
PRC	865,663	(286,881)
Total income (loss) before taxes	$817,669	$(316,881)
Provision for taxes expenses (benefits):
Current:
Cayman Islands	—	—
BVI	—	—
Hong Kong	—	—
PRC	164,817	(66,641)
	164,817	(66,641)
Deferred tax asset:
Cayman Islands	—	—
BVI	—	—
Hong Kong	—	—
PRC	66,934	66,641
Valuation allowance	(66,527)	—
Currency Effect	(407)	293
Deferred tax asset:	—	66,934
Total provision for tax expenses (benefits)	164,817	(66,641)
Effective tax rate	20.2%	21.0%

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED MARCH 31, 2016 AND 2015
(Stated in US Dollars)

11 — RESTRICTED NET ASSETS AND STATUTORY RESERVES

PRC laws and regulations permit payments of dividends by the Company's subsidiaries and VIEs incorporated in the PRC only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. In addition, the Company's subsidiaries and VIEs incorporated in the PRC are required to annually appropriate 10% of their net income to the statutory reserve prior to payment of any dividends, unless such reserve have reached 50% of their respective registered capital. In addition, registered share capital and capital reserve accounts are also restricted from withdrawal in the PRC, up to the amount of net assets held in each subsidiary and VIE. As a result of the restrictions described above and elsewhere under PRC laws and regulations, the Company's subsidiaries and VIEs incorporated in the PRC are restricted in their ability to transfer a portion of their net assets to the Company in the form of dividends. Even though the Company currently does not require any such dividends, loans or advances from the PRC entities for working capital and other funding purposes, the Company may in the future require additional cash resources from them due to changes in business conditions, funding of future acquisitions and development, or merely to declare and pay dividends or distributions to its shareholders. Except for the above or disclosed elsewhere, there is no other restriction on the use of proceeds generated by the Company's subsidiaries and VIEs to satisfy any obligations of the Company.

12 — COMMITMENTS & CONTINGENCIES

Operating lease commitments for office facility

The Company has leased office premises under operating lease agreements. These leases have varying terms and renewal rights. The future aggregate minimum lease payments under operating leases are as follows:

Periods, For the Year ending March 31,	Amount
2017	$109,726
2018	79,120
2019	40,428
2020
Thereafter
Total	$229,274

For the years ended March 31, 2016 and 2015, the Company incurred rental expenses under operating leases of $64,494 and $16,084, respectively.

Capital lease commitments

The Company has leased motor vehicle under non-cancellable capital lease agreements. The future aggregate minimum lease payments under non-cancellable capital leases are as follows:

Periods, For the Year ending March 31,	Amount
2017	$15,819
2018	—
2019	—
2020	—
Thereafter	—
Total	$15,819

For the years ended March 31, 2016 and 2015, the Company incurred interest expenses under capital leases of $4,665 and $1,088, respectively.

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED MARCH 31, 2016 AND 2015
(Stated in US Dollars)

12 — COMMITMENTS & CONTINGENCIES  – (continued)

Risk, Uncertainties, and Contingencies

The Company has cash balances held at financial institutions located in China, PRC which are not federally insured deposit protection. Accordingly, the Company has a concentration of credit risk related to these uninsured bank deposits. The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk in this area.

Customer accounts typically are collected within a short period of time, and based on its assessment of current conditions and its experience collecting such receivables, management believes it has no significant risk related to its concentration within its accounts receivable.

The Company has limited operating history while the Company is dependent upon certain related parties to provide continued funding and capital resources. If continued funding and capital resources are unavailable at reasonable terms, the Company may not be able to implement its plan of operations. The Company has significant outstanding receivables from related parties. If the related party balances were not repaid in a timely manner it may have negative effect on the Company’s operation.

The Company is incorporated in the Cayman Islands and considered as a foreign entity under PRC laws. Due to the restrictions on foreign investment and ownership on the business related to Internet content provision, telecom value-added services, financial services and others, the Company conducts its business through various contractual arrangements with its VIE that are generally owned and controlled by certain management members or founders of the Company. The VIE holds the licenses and approvals that are essential for their business operations in the PRC and the Company has entered into various agreements with the VIE and their equity holders such that the Company has the right to benefit from their licenses and approvals and generally has control of the VIE. In the Company's opinion, the current ownership structure and the contractual arrangements with the VIE and their equity holders as well as the operations of the VIE are in substantial compliance with all existing PRC laws, rules and regulations. However, there may be changes and other developments in PRC laws, rules and regulations. Accordingly, the Company gives no assurance that PRC government authorities will not take a view in the future that is contrary to the opinion of the Company. If the current ownership structure of the Company and its contractual arrangements with the VIE and their equity holders were found to be in violation of any existing or future PRC laws or regulations, the Company's ability to conduct its business could be impacted and the Company may be required to restructure its ownership structure and operations in the PRC to comply with the changes in the PRC laws which may result in deconsolidation of the VIE.

The PRC market in which the Company operates poses certain macro-economic and regulatory risks and uncertainties. These uncertainties extend to the ability of the Company to operate or invest in online and mobile commerce or other Internet related businesses, representing the principal services provided by the Company, in the PRC. The information and technology industries are highly regulated. Restrictions are currently in place or are unclear regarding what specific segments of these industries foreign owned enterprises, like the Company, may operate. If new or more extensive restrictions were imposed on the segments in which the Company is permitted to operate, the Company could be required to sell or cease to operate or invest in some or all of its current businesses in the PRC.

The Company's sales, purchase and expense transactions are generally denominated in RMB and a significant portion of the Company's assets and liabilities are denominated in RMB. The RMB is not freely convertible into foreign currencies. In the PRC, foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the PBOC. Remittances in currencies other than RMB by the Company in the PRC must be processed through the PBOC or other PRC foreign exchange regulatory bodies and require certain supporting documentation in order to affect the

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED MARCH 31, 2016 AND 2015
(Stated in US Dollars)

12 — COMMITMENTS & CONTINGENCIES  – (continued)

remittance. If such foreign exchange control system prevents the Company from obtaining sufficient foreign currencies to satisfy its currency demands, the Company may not be able to pay dividends in foreign currencies and the Company's ability to fund its business activities that are conducted in foreign currencies could be adversely affected.

The securities financing industry is heavily regulated by the PRC government. Various regulatory authorities of the PRC central government, such as the China Securities Regulatory Commission (the “CSRC”), State Administration for Industry and Commerce (the “SAIC”), the China Banking Regulatory Commission (the “CBRC”), the State Administration of Foreign Exchange (the “SAFE”), the State Administration of Taxation (the “SAT”), and the Supreme People’s Court (the “SPC”) have the authority to issue and implement regulations governing various aspects of the securities offerings. Currently, there are no regulations or rules specifically governing crowdfunding offerings in the PRC. Although on December 2014, a set of proposed private equity-based crowdfunding rules were promulgated by the Securities Association of China, an industry self-regulatory association, they are not yet finalized or adopted. Our crowdfunding platform currently only provides reward-based crowdfunding in the PRC market, and do not provide equity-based or debt-based crowdfunding in the PRC market. As such, the Company believes that it is not subject to the PRC proposed rules regarding equity-based crowdfunding.

The Company has acted on behalf of one of its client as part of an agent agreement to enter into various third party suppliers’ and customers’ agreements. If any dispute is to be arose and unresolved between the client, third party suppliers, third party customers, and the Company, the Company may be subject to potential obligation or held responsible for certain actions.

13 — SUBSEQUENT EVENTS

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date.

On August 19, 2016, Hangzhou WOFE and Mr. Yu Han and Ms. Koulin Han, the owners of Hangzhou Longyun; entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Hangzhou Longyun became Hangzhou WOFE’s contractually controlled affiliate. Refer to “1 — Business and Organization” for details.

As of July 20, 2016, Hangzhou ReWan had fully ceased operations, and its dissolution was accepted by the PRC government. The Company had recognized an impairment loss on investment for the year ended March 31, 2016. Refer to “7 — Related Party Transactions” for details.

As of August 19, 2016, except for the subsequent event detailed above, the Company has determined that there are no other material subsequent events that after the balance sheet date, and up to the issuance date of these financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders of Dragon Victory International Limited

We have audited the accompanying consolidated balance sheets of Dragon Victory International Limited as of September 30, 2016, and the related consolidated statements of income and comprehensive income, stockholders' equity and cash flows for the six month period then ended September 30, 2016. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dragon Victory International Limited as of September 30, 2016, and the results of its operations and its cash flows for the six-month period then ended September 30, 2016 in conformity with accounting principles generally accepted in the United States of America.

San Mateo, California	WWC, P.C.
December 5, 2016, except for Note 8, as to which the date is , 2017.	Certified Public Accountants

The foregoing report is in the form that will be signed upon the completion of the stock split described in Note 8 to the consolidated financial statements.

San Mateo, California	WWC, P.C.
January 26, 2017	Certified Public Accountant

DRAGON VICTORY INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	At September 30, 2016	At March 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$140,357	$2,480
Trade accounts receivable	795,450	57,848
Other receivables and prepayments	162,483	266,797
Related party receivables	1,379,056	1,541,345
Total current assets	2,477,346	1,868,470
Non-current assets
Investment	74,986	77,545
Property, plant and equipment, net	38,741	52,888
Intangible assets, net	969	1,135
Other assets	—	10,888
TOTAL ASSETS	$2,592,042	$2,010,926
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$53,666	$28,534
Taxes payable	456,889	188,167
Accrued liabilities and other current liabilities	243,311	64,959
Related party payables	44,395	258,984
Capital lease – current portion	8,062	16,672
Total current liabilities	806,323	557,316
TOTAL LIABILITIES	$806,323	$557,316
COMMITMENTS & CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY
Ordinary Shares, $0.0001 par value, 5,000,000,000 shares authorized; 10,000,000 shares issued and outstanding as of September 30, 2016, and March 31, 2016, respectively	$1,000	$1,000
Additional paid-in capital	1,053,607	1,053,607
Statutory reserves	65,331	65,331
Retained earnings	726,877	337,281
Accumulated other comprehensive loss	(61,096)	(3,609)
TOTAL STOCKHOLDER’S EQUITY	$1,785,719	$1,453,610
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,592,042	$2,010,926

See Notes to Financial Statements and Accountants’ Report

DRAGON VICTORY INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

	For the six months ended
	September 30, 2016	September 30, 2015
	(Audited)	(Unaudited)
Revenues	$1,181,526	$2,425
Operating expenses
Selling, general and administrative expenses	587,590	418,803
Total Operating expenses	587,590	418,803
Income (loss) from operations	593,936	(416,378)
Other income (expenses):
Other income	3,112	706
Other expenses	(279)	—
Interest income	23	—
Interest expense	—	(32,461)
Total other income (expenses)	2,856	(31,755)
Income (loss) before tax	596,792	(448,133)
Income tax expense	207,196	—
Net income (loss)	$389,596	$(448,133)
Other comprehensive income (loss):
Foreign currency translation loss (gain)	(61,096)	19,326
Comprehensive income (loss)	$328,500	$(428,807)
Earnings (loss) per share
Basic	$0.004	$(0.004)
Diluted	$0.004	$(0.004)
Weighted average shares outstanding
Basic	100,000,000	100,000,000
Diluted	100,000,000	100,000,000

See Notes to Financial Statements and Accountants’ Report

DRAGON VICTORY INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the six months ended
	September 30, 2016	September 30, 2015
	(Audited)	(Unaudited)
Cash flows from operating activities
Net income/(loss)	$389,596	$(448,133)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	12,664	10,251
Changes in assets and liabilities
Increase in accounts receivables	(747,300)	—
(Decrease)/increase in other receivables and prepayments	81,362	(563,706)
Decrease in related party receivables	558,180	122,135
Decrease in other assets	10,639	472
Increase/(decrease) in accounts payables	26,192	393
Increase/(decrease) in taxes payable	277,846	(36)
Increase/(decrease) in accrued liabilities and other current liabilities	195,744	210,652
Net cash (used in)/provided by operating activities	804,923	(667,972)
Cash flows from investing activities
Investment in affiliated entities	—	(63,246)
Increase in working capital loans made to related party	(495,264)	—
Purchase of equipment	—	(13,783)
Net cash used in investing activities	(495,264)	(77,029)
Cash flows from financing activities
Repayment of capital lease	(8,146)	(10,424)
(Repayment to)/proceeds from related party working capital loans	(158,528)	712,674
Net cash (used in)/provided by financing activities	(166,674)	702,250
Net increase/(decrease) of cash and cash equivalents	142,985	(42,751)
Effect of foreign currency translation on cash and cash equivalents	(5,108)	(670)
Cash and cash equivalents – beginning of period	2,480	46,333
Cash and cash equivalents – end of period	$140,357	$2,912
Supplemental cash flow disclosures
Interest paid	$—	$32,461
Income taxes paid	$207,196	$—

See Notes to Financial Statements and Accountants’ Report

DRAGON VICTORY INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

	Ordinary Shares $0.0001 Par Value Shares	Amount	Additional Paid-in Capital	Statutory Reserves	Retained Earnings/(Loss)	Other Comprehensive Income	Totals
Balance, October 9, 2014 (Inception)	—	$—	$—	$—	$—	$—	$—
Issuance of ordinary shares	10,000,000	1,000	—	—	—	—	1,000
Net loss	—	—	—	—	(250,240)	—	(250,240)
Cumulative translation adjustment	—	—	—	—	—	(966)	(966)
Balances at March 31, 2015	10,000,000	$1,000	$—	$—	$(250,240)	$(966)	$(250,206)
Capital contributions by owners	—	—	1,054,607	—	—	—	1,054,607
Adjustment as recapitalization from VIE	—	—	(1,000)	—	—	—	(1,000)
Net income	—	—	—	65,331	587,521	—	652,852
Cumulative translation adjustment	—	—	—	—	—	(2,643)	(2,643)
Balances at March 31, 2016	10,000,000	$1,000	$1,053,607	$65,331	$337,281	$(3,609)	$1,453,610
Net income	—	—	—	—	389,596	—	389,596
Cumulative translation adjustment	—	—	—	—	—	(57,487)	(57,487)
Balances at September 30, 2016	10,000,000	$1,000	$1,053,607	$65,331	$726,877	$(61,096)	$1,785,719

See Notes to Financial Statements and Accountants’ Report

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2016 AND MARCH 31, 2016
FOR THE SIX-MONTH PERIOD ENDED SEPTEMBER 30, 2016 AND 2015
(Stated in US Dollars)

1 — BUSINESS AND ORGANIZATION

Dragon Victory International Limited (“Dragon Victory”) was formed in the Cayman Islands on July 19, 2015. Dragon Victory’s wholly-owned subsidiary, Sweet Lollipop Co., Ltd. (“Sweet Lollipop”) was formed in the British Virgin Islands on May 8, 2014. Long Yun International Holdings Limited (“Long Yun HK”), which is a wholly-owned subsidiary of Sweet Lollipop, was formed in Hong Kong on May 2, 2015. HangZhou Yuyao Network Technology Co., Ltd (“HangZhou WOFE”), our wholly foreign-owned entity, was organized pursuant to PRC laws on May 30, 2016.

HangZhou Longyun Network Technology Co., Ltd (“HangZhou Longyun”, “VIE”) was established on October 9, 2014 in HangZhou, PRC pursuant to PRC laws, which is owned by Mr. Yu Han holding 85% equity ownership interest and Koulin Han holding 15% equity ownership interest.

HangZhou Longyun’s operation includes offering reward-based crowdfunding opportunities in the PRC to entrepreneurs and funding sources primarily through an internet-based platform, offering business incubation services to the ventures utilizing its platform for their projects, and offering to act as a finder to also assist these companies to obtain loans or additional equity financing, and introduce them to potential business partners, find merger candidates or other strategic relationships, or assist with feasibility studies.

On August 19, 2016, HangZhou WOFE and Mr. Yu Han and Ms. Koulin Han, the owners of HangZhou Longyun; entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which HangZhou Longyun became HangZhou WOFE’s contractually controlled affiliate. The purpose and effect of the VIE Agreements is to provide HangZhou Longyun (our indirect wholly-owned subsidiary) with all management control and net profits earned by HangZhou Longyun.

Dragon Victory, Sweet Lollipop, Long Yun HK, HangZhou WOFE, and HangZhou Longyun shall be collectively referred to as the “Company”.

2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)	Principles of Presentation

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s consolidated financial statements are expressed in U.S. dollars.

b)	Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its significant subsidiaries on a consolidated basis. The Company also includes subsidiaries over which a direct or indirect legal or effective control exists and for which the Company is deemed to direct the significant activities and has the obligation to absorb the losses or benefits of the entities. All intercompany accounts, balances and transactions with consolidated entities have been eliminated.

Acquisition of Sweet Lollipop, Long Yun HK by Dragon Victory

The acquisitions were accounted under US GAAP as a business combination under common control with Dragon Victory being the acquirer and Sweet Lollipop and Long Yun HK being the acquirees because all entities were controlled directly or indirectly by the same majority shareholder Mr. Yu Han. The consolidation has been presented at historical costs and on a retroactive basis to reflect the capital structure of Sweet Lollipop and Long Yun HK as a recapitalization.

The business combination transaction of Sweet Lollipop was completed and effective on June 26, 2015 and Sweet Lollipop became a 100% owned subsidiary of Dragon Victory.

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2016 AND MARCH 31, 2016
FOR THE SIX-MONTH PERIOD ENDED SEPTEMBER 30, 2016 AND 2015
(Stated in US Dollars)

2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

The business combination transaction of Long Yun HK was completed and effective on August 10, 2015 and Long Yun HK became a 100% owned subsidiary of Sweet Lollipop.

VIE Agreements between HangZhou WOFE and HangZhou Longyun and its shareholders

The Company evaluates the need to consolidate its VIE in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support.

The transactions contemplated by the VIE agreements were not consummated until August 19, 2016, however, the purpose and design of the VIE Agreements between Hangzhou WOFE and HangZhou Longyun, was to consolidate Hangzhou Longyun under the Company by way of common control. ASC 810-10-25-38F states that a reporting entity’s involvement in the design of a VIE may indicate that the reporting entity had the opportunity and the incentive to establish arrangements that result in the reporting entity being the variable interest holder with the power to direct the activities that most significantly impact the VIE’s economic performance. As both the Company and HangZhou Longyun are commonly control by Mr. Yu Han and Ms. Koulin Han, both immediately before and after the acquisition, this transaction was accounted for as a merger under common control, using merger accounting as if the merger had been consummated at the beginning of the earliest period presented, and no gain or loss was recognized. All the assets and liabilities of HangZhou Longyun are carried using their original basis. Hence, HangZhou Longyun was consolidated under the Company since its inception due to the purpose and design of the establishment of the VIE Agreements.

The purpose of the VIE Agreements is solely to give HangZhou WOFE the exclusive control over HangZhou Longyun’s management and operations. While there is no restriction for HangZhou Longyun, our VIE entity, to pay HangZhou WOFE, our wholly owned subsidiary, there are certain restrictions for HangZhou WOFE to make payments to the holding companies due to certain regulations imposed by the Chinese government on out-going foreign currency wire transfers. Additionally, there could be potential tax implications when moving the cash flows up to the Company. Therefore, the Company intends to retain any earnings within HangZhou Longyun, and the retained cash flows would be utilized in expanding the Company’s business.

The significant terms of the VIE Agreements are summarized below:

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement between HangZhou Longyun and HangZhou WOFE, HangZhou WOFE provides HangZhou Longyun with technical support, consulting services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, HangZhou Longyun grants an irrevocable and exclusive option to HangZhou WOFE to purchase from HangZhou Longyun, any or all of its assets, to the extent permitted under the PRC laws. HangZhou WOFE shall own all intellectual property rights that are developed during the course of the agreement. For services rendered to HangZhou Longyun by HangZhou WOFE under the Agreement, the service fee HangZhou Longyun is obligated to pay shall be calculated based on the time of services rendered multiplied by the corresponding rate, which is approximately equal to the net income of HangZhou Longyun.

The Exclusive Business Cooperation Agreement shall remain in effect for ten years until it is terminated by HangZhou WOFE with 30-day prior notice. HangZhou Longyun does not have the right to terminate the agreement unilaterally.

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2016 AND MARCH 31, 2016
FOR THE SIX-MONTH PERIOD ENDED SEPTEMBER 30, 2016 AND 2015
(Stated in US Dollars)

2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Share Pledge Agreement

Under the Share Pledge Agreement between the shareholders of HangZhou Longyun and HangZhou WOFE, the various shareholders of HangZhou Longyun pledged all of their equity interests in HangZhou Longyun to HangZhou WOFE to guarantee the performance of HangZhou Longyun’s obligations under the Business Cooperation Agreement. Under the terms of the Agreement, in the event that HangZhou Longyun or its shareholders breach their respective contractual obligations under the Exclusive Business Cooperation Agreement, HangZhou WOFE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. The shareholders of HangZhou Longyun also agreed that upon occurrence of any event of default, as set forth in the Share Pledge Agreement, HangZhou WOFE is entitled to dispose of the pledged equity interest in accordance with applicable PRC laws. The shareholders of HangZhou Longyun further agree not to dispose of the pledged equity interests or take any actions that would prejudice HangZhou WOFE’s interest.

Exclusive Option Agreement

Under the Exclusive Option Agreement, the shareholders of HangZhou Longyun irrevocably granted HangZhou WOFE (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, all of the equity interests in HangZhou Longyun. The option price is equal to the capital paid in by the HangZhou Longyun shareholders. The agreement remains effective for a term of ten years and may be renewed at HangZhou WOFE’s election.

Power of Attorney

Under the Power of Attorney, the shareholders of HangZhou Longyun authorize HangZhou WOFE to act on their behalf as their exclusive agent and attorney with respect to all rights as shareholders, including but not limited to: (a) attending shareholders' meetings; (b) exercising all the shareholder's rights, including voting, that shareholders are entitled to under the laws of China and the Articles of Association, including but not limited to the sale or transfer or pledge or disposition of shares in part or in whole; and (c) designating and appointing on behalf of shareholders the legal representative, the executive director, supervisor, the chief executive officer and other senior management members of HangZhou Longyun.

Under these contractual arrangements with the VIEs, the Company has the power to direct activities of the VIE and can have assets transferred out of the VIE under its control. Therefore, the Company considers that there is no asset in any of the consolidated VIE that can be used only to settle obligations of the VIE, except for registered capital and PRC statutory reserves. As the consolidated VIE is incorporated as limited liability companies under the PRC Company Law, creditors of the VIE do not have recourse to the general credit of the Company for any of the liabilities of the consolidated VIE.

The Company’s total assets and liabilities presented in the consolidated financial statements represent substantially all of total assets and liabilities of the VIE because the other entities in the consolidation are non-operating holding entities with nominal assets and liabilities.

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2016 AND MARCH 31, 2016
FOR THE SIX-MONTH PERIOD ENDED SEPTEMBER 30, 2016 AND 2015
(Stated in US Dollars)

2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

The following financial statement amounts and balances of the VIE, which is established on October 9, 2014, were included in the accompanying consolidated financial statements as of September 30, 2016 and March 31, 2016, and for the six month periods ended September 30, 2016 and 2015, respectively:

	September 30, 2016	March 31, 2016
Financial Position at:
Current assets	2,641,242	1,886,619
Non-current assets	114,695	142,456
Total assets	2,755,937	2,029,075
Current liabilities	751,482	497,315
Total liabilities	751,482	497,315
Net assets	2,004,455	1,531,760

	For the six months ended September 30, 2016	For the six months ended September 30, 2015
Results of Operations:
Revenues	1,181,526	2,425
Operating expenses	448,436	417,761
Other income (expenses) net	(2,855)	31,755
Earnings before tax	735,945	(447,091)
Tax expenses	207,196	—
Net income	528,749	(447,091)
c)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d)	Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are carried at the amount billed to a customer, net of the allowance for doubtful accounts, which is an estimate for credit losses based on a review of all outstanding amounts on a regular basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received.

The Company reviews the collectability of accounts receivable based on an assessment of historic experience, current economic conditions, and other collection indicators. As of September 30, 2016 and March 31, 2016, the Company has recorded an allowance for doubtful accounts for $0 and $0, respectively.

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2016 AND MARCH 31, 2016
FOR THE SIX-MONTH PERIOD ENDED SEPTEMBER 30, 2016 AND 2015
(Stated in US Dollars)

2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

e)	Investments

Cost Method Investments

Direct and or indirect investments in business entities in which the Company does not have a controlling financial interest and has no ability to exercise significant influence over operating and financial policies (generally 0 – 20 percent ownership), are accounted for by the cost method.

Equity Method Investments

Direct and or indirect investments in business entities in which the Company does not have a controlling financial interest, but has the ability to exercise significant influence over operating and financial policies (generally 20 – 50 percent ownership), are accounted for by the equity method.

f)	Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is charged to operations using the straight-line method over the estimated useful lives of the assets. Property and equipment and its estimated useful lives as follows:

Computer Equipment	1 – 3 years
Office Equipment	4 – 5 years
Motor Vehicle	4 years

Expenditures for maintenance and repairs are charged to operations as incurred. Expenditures for betterments and major renewals are capitalized. The cost of assets sold or retired and the related amounts of accumulated depreciation are eliminated from the accounts in the year of disposal, and any resulting gains or losses are included in operations.

g)	Intangible Assets with Definite Lives

Intangible assets are stated at cost, net of accumulated amortization. Amortization is charged to operations using the straight-line method over the estimated useful lives of the assets. Intangible assets and its estimated useful lives as follows:

Software	5 years
h)	Revenue Recognition

Crowdfunding

The Company generates its revenue from success fees from transactions on the crowdfunding platform. Revenue from these transactions is accounted for at the moment a project is successfully funded.

At the start of a funding campaign, the entrepreneur enters into a contract with the Company pursuant to which he or she agrees to pay the Company a success fee once a successful fund raising campaign for that entrepreneur closes. Once the funding campaign has closed, the Company’s success fee is either collected from the funds raised prior to transferring the net proceeds of the funding to the entrepreneur or to be collected from the entrepreneur after the net proceeds of the funding are transferred to the entrepreneur.

Upon completion of the funding campaign, services delivered under the contract with the entrepreneur have been completed and the Company recognizes its success fee revenues, net of any

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2016 AND MARCH 31, 2016
FOR THE SIX-MONTH PERIOD ENDED SEPTEMBER 30, 2016 AND 2015
(Stated in US Dollars)

2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

discounts given at the time the campaign has been closed successfully. Also, because the success fee percentage is stated in the contract with the entrepreneur prior to the start of the funding campaign, the Company believes that this amount is fixed and, assuming the successful conclusion of the funding campaign, collectible from the entrepreneur. This revenue recognition policy complies with ASC 605-10-S99-1 in that it is based on written agreements with the entrepreneurs, contractual services have been completed, pricing is fixed and determinable based on agreements with the customer and collectability is reasonably assured as the customers of the Company have just received their new funding.

Incubation Service

The Company generates its revenue by providing business and operation advisory services relating to matters related to marketing, sales, and strategic planning, and ancillary services such as coordinating human resources, legal, accounting, operations, assisting with feasibility studies and other types of services at the election of the entrepreneur. The Company provides its incubation services on an ongoing and/or as-needed basis, pursuant to consulting agreements with the entrepreneurs. For ongoing basis services, revenue is recognized on an ongoing basis for the agreed periodic service fee. For as-needed basis, revenue is recognized when the contractual services have been completed.

Finder’s Service Fee

The Company generates its revenue for assisting any business entity in raising funds as well as for introducing business partners, acquisition candidates or other strategic relationships to the business entity, usually from one or more sources with which the Company or personnel have relationships. The Company provides its finder services pursuant to an agreement and revenue is recognized when the contractual services have been completed and the terms and conditions in the agreements have been met.

i)	Fair Value of Financial Instruments

The accounting standard for fair value establishes a framework for measuring fair value and enhances fair value measurement disclosure. Under the provisions of the pronouncement, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is described below:

Level 1:  Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2:  Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3:  Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2016 AND MARCH 31, 2016
FOR THE SIX-MONTH PERIOD ENDED SEPTEMBER 30, 2016 AND 2015
(Stated in US Dollars)

2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

The Company’s current financial assets and liabilities approximate fair value due to their short term nature and include cash accounts. The Company’s borrowings approximate fair value as the rates of interest are similar to what they would receive from other financial institutions.

At September 30, 2016:

	Carrying amount			Estimated fair value
	Level 1	Level 2	Level 3
Financial assets
Carried at (amortized) cost:
Cash and cash equivalents	$140,357	$—	$—	$140,357
Trade accounts receivable	795,450	—	—	795,450
	$935,807	$—	$—	$935,807

	Carrying amount			Estimated fair value
	Level 1	Level 2	Level 3
Financial liabilities
Carried at (amortized) cost:
Capital lease – current portion	$8,062	$—	$—	$—
	$8,062	$—	$—	$—

At March 31, 2016:

	Carrying amount			Estimated fair value
	Level 1	Level 2	Level 3
Financial assets
Carried at (amortized) cost:
Cash and cash equivalents	$2,480	$—	$—	$2,480
Trade accounts receivable	57,848	—	—	57,848
	$60,328	$—	$—	$60,328

	Carrying amount			Estimated fair value
	Level 1	Level 2	Level 3
Financial liabilities
Carried at (amortized) cost:
Capital lease – current portion	$16,672	$—	$—	$16,672
	$16,672	$—	$—	$16,672
j)	Foreign Currency Translation

The Company uses the United States dollar (“U.S. dollars” or “USD”) for financial reporting purposes and to maintain its books and records. The Company’s subsidiaries maintain their books and records in their functional currency which is in Chinese Renminbi (“RMB”).

In general, for consolidation purposes, the Company translates its assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, the statements of operations and cash flows are translated at average exchange rates during the reporting period, and the equity accounts are translated at historical rates. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2016 AND MARCH 31, 2016
FOR THE SIX-MONTH PERIOD ENDED SEPTEMBER 30, 2016 AND 2015
(Stated in US Dollars)

2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

corresponding balances on the balance sheet. Adjustments resulting from the translation of the financial statements are recorded as accumulated other comprehensive income or loss.

Exchange rate used for the translation as follows:

	9/30/2016	3/31/2016	9/30/2015
Period/year end RMB:US$exchange rate	6.6679	6.4479	6.3538
Period/annual average RMB:US$exchange rate	6.5984	6.3178	6.1874
Period/year end HKD:US$exchange rate	7.7547	7.7544	7.7537
Period/annual average HKD:US$exchange rate	7.7582	7.7566	7.7535
k)	Income Taxes

Income taxes have been determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. Deferred taxes result from differences between the financial statement and tax bases of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. The assessment of whether or not a valuation allowance is required often requires significant judgment.

l)	Earnings (Loss) Per Common Share

Basic and diluted net loss per share is presented in conformity with ASC Topic 260, Earnings per Share, for all periods presented. In accordance with this guidance, basic and diluted net loss per share was determined by dividing net loss applicable to common stockholders by the weighted-average common shares outstanding during the period. In a period where there is a net loss position, diluted weighted average shares are the same as basic weighted average shares. Shares used in the diluted net loss per common share calculation exclude potentially dilutive share equivalents as the effect would be antidilutive.

m)	Comprehensive Income (Loss)

Comprehensive loss refers to revenues, expenses, gains and losses that under U.S. GAAP are included in comprehensive loss, but are excluded from net loss as these amounts are recorded directly as an adjustment to stockholders’ equity. The Company’s other comprehensive loss is comprised of foreign currency translation adjustments.

n)	Recent Accounting Pronouncements

In May 2015, the FASB issued ASU No. 2015-09, Revenue from Contracts with Customers. The standard provides companies with a single model for use in accounting for revenue arising from contracts with customers and supersedes current revenue recognition guidance, including industry-specific revenue guidance. The core principle of the model is to recognize revenue when control of the goods or services transfers to the customer, as opposed to recognizing revenue when the risks and rewards transfer to the customer under the existing revenue guidance. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606), Deferral of the Effective Date. With the issuance of ASU 2015-14, the new revenue guidance ASU 2015-09 as amended by ASU 2015-14 is effective for annual reporting periods beginning after December 15, 2017. Early adoption is permitted as of the original effective date for ASU 2015-09 for annual reporting periods

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2016 AND MARCH 31, 2016
FOR THE SIX-MONTH PERIOD ENDED SEPTEMBER 30, 2016 AND 2015
(Stated in US Dollars)

2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

beginning after December 15, 2016, but otherwise earlier adoption is not permitted. The guidance permits companies to either apply the requirements retrospectively to all prior periods presented, or apply the requirements in the year of adoption, through a cumulative adjustment. The Company is in the process of evaluating the impact of adoption on its consolidated financial statements.

In August 2015, the FASB issued ASU No. 2015-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. This ASU provides guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern and provides principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. ASU 2015-15 is effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. The Company is in the process of evaluating the impact of adoption on its consolidated financial statements.

In November 2015, the FASB issued ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes, requiring all deferred tax assets and liabilities, and any related valuation allowance, to be classified as non-current on the balance sheet. The classification change for all deferred taxes as non-current simplifies entities’ processes as it eliminates the need to separately identify the net current and net non-current deferred tax asset or liability in each jurisdiction and allocate valuation allowances. The new guidance is effective for fiscal years and for interim periods within those fiscal years, beginning after December 15, 2016. Early adoption is permitted. The Company is currently evaluating the impact of the adoption on its consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases, requiring lessee’s to recognize assets and liabilities for leases with lease terms of more than 12 months in the balance sheet. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new guidance is effective for fiscal years and for interim periods within those fiscal years, beginning after December 15, 2018. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the impact of the adoption on its consolidated financial statements.

In March 2016, the FASB issued ASU 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net)”. The amendments in this ASU are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations by amending certain existing illustrative examples and adding additional illustrative examples to assist in the application of the guidance. The effective date and transition of these amendments is the same as the effective date and transition of ASU 20140-9, “Revenue from Contracts with Customers (Topic 606)”. Public entities should apply the amendments in ASU 2014-09 for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein. The Company is currently in the process of evaluating the impact of the adoption on its consolidated financial statements.

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2016 AND MARCH 31, 2016
FOR THE SIX-MONTH PERIOD ENDED SEPTEMBER 30, 2016 AND 2015
(Stated in US Dollars)

2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

In March 2016, the FASB issued ASU 2016-09, “Compensation — Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting”. The amendments are effective for public companies for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

In April 2016, the FASB issued ASU 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing”. The amendments add further guidance on identifying performance obligations and also to improve the operability and understandability of the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

In May 2016, the FASB issued ASU 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients”. The amendments, among other things: (1) clarify the objective of the collectability criterion for applying paragraph 606-10-25-7; (2) permit an entity to exclude amounts collected from customers for all sales (and other similar) taxes from the transaction price; (3) specify that the measurement date for noncash consideration is contract inception; (4) provide a practical expedient that permits an entity to reflect the aggregate effect of all modifications that occur before the beginning of the earliest period presented when identifying the satisfied and unsatisfied performance obligations, determining the transaction price, and allocating the transaction price to the satisfied and unsatisfied performance obligations; (5) clarify that a completed contract for purposes of transition is a contract for which all (or substantially all) of the revenue was recognized under legacy GAAP before the date of initial application, and (6) clarify that an entity that retrospectively applies the guidance in Topic 606 to each prior reporting period is not required to disclose the effect of the accounting change for the period of adoption. The effective date of these amendments is at the same date that Topic 606 is effective. The Company is currently in the process of evaluating the impact of the adoption on its consolidated financial statements.

In June 2016, the FASB issued Accounting Standards Update No. 2016-13 (ASU 2016-13) “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. ASU 2016-13 is effective for annual reporting periods, and interim periods within those years beginning after December 15, 2019. The Company is currently in the process of evaluating the impact of the adoption on its consolidated financial statements.

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2016 AND MARCH 31, 2016
FOR THE SIX-MONTH PERIOD ENDED SEPTEMBER 30, 2016 AND 2015
(Stated in US Dollars)

2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

In August 2016, the FASB issued ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments, which is intended to reduce diversity in practice in how certain cash receipts and payments are presented and classified in the statement of cash flows. The standard provides guidance in a number of situations including, among others, settlement of zero-coupon bonds, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, and distributions received from equity method investees. The ASU also provides guidance for classifying cash receipts and payments that have aspects of more than one class of cash flows. The Company is currently in the process of evaluating the impact of the adoption on its consolidated financial statements.

3 — OTHER RECEIVABLES AND PREPAYMENTS

Other receivables and prepayments consist of the following:

	September 30, 2016	March 31, 2016
Advances to employees	$3,466	$10,505
Advances to service providers	87,909	158,961
Deposits for leases due within one operating period	49,701	79,160
Prepayments	6,892	—
Prepaid VAT and taxes	1,167	2,661
Other receivables	13,348	15,510
Total	$162,483	$266,797

4 — PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	September 30, 2016	March 31, 2016
Computers and equipment	$50,243	$51,958
Motor vehicle (Leased asset)	26,323	27,220
Less – Accumulated depreciation	(37,825)	(26,290)
Total, net	$38,741	$52,888

For the six-month periods ended September 30, 2016 and 2015, depreciation expense was $12,533 and $10,167, respectively.

5 — INTANGIBLE ASSET

Intangible asset consists of the following:

	September 30, 2016	March 31, 2016
Software	$1,293	$1,337
Less – Accumulated amortization	(324)	(202)
Total, net	$969	$1,135

For the six month periods ended September 30, 2016 and 2015, amortization expense was $131 and $84, respectively. The weighted average remaining useful life of the asset is approximately 51 months.

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2016 AND MARCH 31, 2016
FOR THE SIX-MONTH PERIOD ENDED SEPTEMBER 30, 2016 AND 2015
(Stated in US Dollars)

6 — INVESTMENTS IN ENTITIES AND ITS VALUATIONS

HangZhou Chu Shi Network Technology Ltd. Co.

On December 2014, the Company made a contribution to the registered capital, representing a 30% ownership interest, in HangZhou Chu Shi Network Technology Ltd. Co. (“HangZhou Chu Shi”). HangZhou Chu Shi is a developer of a mobile communication application for art students and art teachers. It operates in HangZhou City, Zhejiang Province, PRC. The cash consideration of $49,114 (RMB 300,000) was paid in as equity capital. Such investment is accounted for under the equity method for the year ended March 31, 2015 and as of March 31, 2015. The Company recognized its share of loss of in equity investments in the amount of $2,082 for the year ended March 31, 2015.

On September 2015, the Company sold a 10% ownership interest in HangZhou Chu Shi from its holdings to Mr. Chen Jun (the majority owner of HangZhou Chu Shi) for proceeds of $158,283 (RMB 1 million) and recognized a gain of $142,884 (RMB 900,000). On March 2016, the Company sold an additional 5% ownership interest in HangZhou Chu Shi from its holdings to Mr. Chen Jun (the majority owner and founder of HangZhou Chu Shi) for $87,317 (RMB 600,000) and recognized a gain of $88,709 (RMB550,000) (Refer to “Related Party Transactions” Footnote). Mr. Liao Xu, the Company CMO, who is a related party to the Company, was responsible to facilitate the transfer of the funds for sale of the equity between the Company and Mr. Chen Jun.

As a result of these transactions, the Company’s ownership interest in HangZhou Chu Shi decreased from 30% to 20% in September 2015, and subsequently from 20% to 15% in March 2016. Accordingly, the investment was accounted for under the cost method for the year ended March 31, 2016 and as of March 31, 2016 in accordance to ASC 323-10-35-36.

The sales price of the equity interest sold to Mr. Chen Jun was determined through negotiation between Mr. Chen Jun and the Company based on the number of registered users of HangZhou Chu Shi App which is an accepted methodology for evaluating the value of the investment. In addition, Mr. Chen Jun as the founder of HangZhou Chu Shi was eager to increase his ownership in HangZhou Chu Shi as there were other potential investors who were interested in investing in his entity, accordingly, the Company was able to negotiate a sale price that was favorable to the Company. The Company subsequently received the outstanding balance $94,970 (RMB 600,000) from Mr. Chen Jun via facilitation by Mr. Liao Xu. Based on the facts above, the management believes that the receipts of all funds for the sales of the equity investment supports the valuation and the gains recognized by the Company.

As of March 31, 2016, the Company evaluated the value of the remaining equity investment and recorded an impairment on the investment given the losses incurred by Hangzhou Chu Shi in fiscal year 2015 and 2016, and with the expected losses in the future operating periods. In addition, the Company no longer exercises any significant influence over the investment, as it is no longer afforded the right to appoint a representative to the board of directors of Hangzhou Chu Shi. There is currently no secondary market or market quotation for the equity interests of Hangzhou Chu Shi. The Company determined the aforementioned factors indicated that a decrease in value of the investment had occurred that was other than temporary; accordingly, the Company recognized an impairment loss on investment in the amount of $22,731 for the year ended March 31, 2016 in accordance to ASC 325-20-35-2. There is no ongoing contractual or other commitments among the Company, Chen Jun and Hangzhou Chu Shi as a result of the sales of equity interest of Hangzhou Chu Shi.

JiaXing YiTou ShangMa Investments Limited Partnership Company

On December 2014, the Company acquired 10% ownership interest in JiaXing YiTou ShangMa Investments Limited Partnership Company (“JiaXing YiTou”). JiaXing YiTou invests in industrial companies and investment management. It is located in Jiaxing City, Zhejiang Province, PRC. The cash consideration of

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2016 AND MARCH 31, 2016
FOR THE SIX-MONTH PERIOD ENDED SEPTEMBER 30, 2016 AND 2015
(Stated in US Dollars)

6 — INVESTMENTS IN ENTITIES AND ITS VALUATIONS  – (continued)

$77,545 (RMB500,000) was paid in as equity capital. Such investment is accounted for under the cost method. The Company recognized an investment income of $nil and $nil as other income for the six months ended September 30, 2016 and 2015, respectively. The Company recognized an impairment loss on investment in the amount of $nil for the six months ended September 30, 2016.

HangZhou ReWan Network Technology Ltd Co.

On May 2015, the Company agreed to contribute registered capital representing an ownership interest of 51% in HangZhou ReWan Network Technology. (“HangZhou ReWan”). HangZhou ReWan was licensed to develop TV animation, game, mobile applications, and hardware. It was located in HangZhou City, Zhejiang Province, PRC. The cash consideration of $87,056 (RMB 510,000) was to be paid in as equity capital. As of March 31, 2016, the Company had contributed $7,387 (RMB 46,670) which were spent on operational expenses, while the remaining 49%, the owner failed to make any capital contribution. During the year ended March 31, 2016, the shareholders of HangZhou ReWan decided to cease its operation and the Company recognized an impairment loss on investment in the amount of $7,387 for the year ended March 31, 2016 which reduced the investment to $nil. Such investment is accounted for under the cost method for the year ended March 31, 2016 and as of March 31, 2016 because the investment was not properly funded and executed by all parties. HangZhou Rewan’s dissolution became effective on July 20, 2016.

Investments Valuation

The Company continually reviews its investments in equity investees to determine whether a decline in fair value below the carrying value is other than temporary. The primary factors the Company considers in its determination are the length of time that the fair value of the investment is below the Company's carrying value; the financial condition, operating performance and the prospects of the equity investee; and other company specific information such as industry data, general economic conditions, cash flows forecasts or any recent financing rounds. If the decline in fair value is deemed to be other than temporary, the carrying value of the equity investee is written down to fair value.

The Company evaluate the equity method investments in accordance to ASC 323-10-35-32. Impairment charges in connection with the equity method investments were $nil and $nil for the six-month periods ended September 30, 2016 and 2015, respectively.

The Company evaluates its cost method investments in accordance to ASC 325-20-35. Impairment charges in connection with itscost method investments were $nil and $nil for the six-month periods ended September 30, 2016 and 2015, respectively.

The carrying amount of the investments consist of the following:

	September 30, 2016	March 31, 2016
HangZhou Chu Shi Network Technology Ltd. Co.	$—	$—
JiaXing YiTou ShangMa Investments Limited Partnership Company	74,986	77,545
HangZhou ReWan Network Technology Ltd Co.	—	—
Total, net	$74,986	$77,545

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2016 AND MARCH 31, 2016
FOR THE SIX-MONTH PERIOD ENDED SEPTEMBER 30, 2016 AND 2015
(Stated in US Dollars)

7 — RELATED PARTY TRANSACTIONS

Related parties’ relationships as follows:

Name	Relationship
Mr. Han Yu	CEO of the Company.
HangZhou ZiFu Network Technology Co. Ltd.,	Mr. Han Yu, CEO of the Company owns 69.1%.
HangZhou TianQi Network Technology Co. Ltd. — ChongQing Branch	Mr. Han Yu, CEO of the Company owns 26%.
HangZhou TianQi Network Technology Co. Ltd.	Mr. Han Yu, CEO of the Company owns 27%.
HangZhou YuYou Network Technology Co. Ltd.	Mr. Han Yu, CEO of the Company indirectly owns 50%.
Mr. Liao Xu	CMO of the Company.
Mr. Chen Jun	Majority Shareholder of HangZhou Chu Shi
HangZhou RongMai GongSheng Network Technology Co. Ltd.	Mr. Han Yu, CEO of the Company owns 78%.
HangZhou ShangKe Jewelry Technology Co. Ltd.	Mr. Han Yu, CEO of the Company indirectly owns 90%.
HangZhou MeiCheZu Finance Service Outsource Co. Ltd.	Mr. Han Yu, CEO of the Company is an officer of the entity.
JiaXing YiTou ShangMa Investment LP	The Company owns 10% of the entity.

Other related parties’ receivables consist of the following:

	September 30, 2016	March 31, 2016
Mr. Han Yu	$1,379,056	$767,300
HangZhou ShangKe Jewelry Technology Co. Ltd.	—	775
HangZhou RongMai GongSheng Network Technology Co. Ltd.	—	58,158
Mr. Chen Jun	—	93,054
Total	$1,379,056	$919,287

The outstanding receivables from Mr. Han Yu, HangZhou ShangKe Jewelry Technology Co. Ltd., and HangZhou RongMai GongSheng Network Technology Co. Ltd. consist of working capital advances and borrowings. These amounts are due on demand and non-interest bearing. On October 9, 2016, Mr. Han Yu repaid $1,334,064 (RMB 8,917,562) to the Company.

The outstanding receivable at March 31, 2016 from Mr. Chen Jun were from sales proceeds from the equity investments sold to Mr. Chen Jun by the Company. The Company sold 10% and, subsequently, an additional 5% investment ownership interest in HangZhou Chu Shi to Mr. Chen Jun totaling $253,253. Mr. Liao Xu, the Company CMO, who is a related party to the Company, was responsible to facilitate the transfer and collection of the funds for sale of the equity between the Company and Mr. Chen Jun. There is no ongoing contractual or other commitment among the Company, Chen Jun and Hangzhou Chu Shi as a result of the sales of equity interest of Hangzhou Chu Shi. As of September 30, 2016, the balance has been received in full.

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2016 AND MARCH 31, 2016
FOR THE SIX-MONTH PERIOD ENDED SEPTEMBER 30, 2016 AND 2015
(Stated in US Dollars)

7 — RELATED PARTY TRANSACTIONS  – (continued)

Accounts receivables from related parties consist of the following:

	September 30, 2016	March 31, 2016
HangZhou YuYou Network Technology Co. Ltd.	$—	$31,018
HangZhou ZiFu Network Technology Co. Ltd.,	—	451,459
HangZhou ShangKe Jewelry Technology Co. Ltd.	—	93,054
HangZhou MeiCheZu Finance Service Outsource Co. Ltd.	—	46,527
Total	$—	$622,058

The Company generated no sales revenues from related parties for the six month periods ended September 30, 2016 and 2015.

Outstanding receivables from HangZhou ZiFu Network Technology consists of amounts disbursed on behalf of the entity and service fee receivable as part of an escrow agent service agreement.

Other related parties’ payables consist of the following:

	September 30, 2016	March 31, 2016
Mr. Han Yu	$—	$162,228
JiaXing YiTou ShangMa Investment Ltd Partnership	—	—
HangZhou ZiFu Network Technology Co. Ltd.	—	50,847
HangZhou TianQi Network Technology Co. Ltd.	44,395	45,909
Total	$44,395	$258,984

Outstanding payables to Mr. Han Yu consist of working capital advances and borrowings. These amounts are due on demand and non-interest bearing.

Outstanding payable to HangZhou TianQi Network Technology Co. Ltd., consist of rent owed which are non-interest bearing and due on demand.

Outstanding payables to HangZhou ZiFu Network Technology consists of amounts received on behalf of the entity as part of an escrow agent service agreement.

Outstanding payables to JiaXing YiTou ShangMa Investment Ltd Partnership (“JiaXing YiTou”) consist of working capital loan with 6% interest per annum and repayment period of 2 years. The original loan amount was $818,572. On March 31, 2016. Mr. Han Yu, the Company’s Chief Executive Officer, the Company, and JiaXing YiTou mutually agreed that Mr. Han Yu would be responsible to personally repay the remaining balance of the loan, and the Company has fully fulfilled its obligation with no recourse to the Company should Mr. Han default on repayment to JiaXing YiTou.

The transaction was accounted in accordance to FASB ASC 210-20, the outstanding balance payable to JiaXing YiTou Shangma Investment Ltd Partnership was transferred to Mr. Han Yu on March 31, 2016 as an offset to the Company’s receivable from Mr. Han Yu’s. Interest expenses were $nil and $32,461 for the six-month periods ended September 30, 2016 and 2015, respectively.

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2016 AND MARCH 31, 2016
FOR THE SIX-MONTH PERIOD ENDED SEPTEMBER 30, 2016 AND 2015
(Stated in US Dollars)

8 — CAPITAL & EQUITY

Ordinary Shares

The Company is authorized to issue of 5,000,000,000 ordinary shares, at $0.0001 par value. Since inception, the Company has issued 10,000,000 shares of ordinary shares for proceeds of $1,000.

For the year ended March 31, 2016, the Company’s shareholders have contributed capital of $1,053,607 (RMB 6,800,000) in the Company’s subsidiary — HangZhou LongYun.

On XXXX, the Company’s Board of Directors authorized a 1-for-10 reverse stock split of the Company's outstanding shares of Ordinary Shares (the “Reverse Stock Split”). The Reverse Stock Split will be effected on xxxxx. References to shares in the consolidated financial statements and the accompanying notes, including, but not limited to, the number of shares and per share amounts, have been adjusted to reflect the Reverse Stock Split on a retroactive basis.

9 — STATEMENT OF OPERATIONS — DETAILS

	For the six month periods ended September 30,
	2016	2015
Revenues
Crowdfunding	$77,205	$2,425
Incubation Service	1,104,321	—
Finder's Fee Service	—	—
Total	$1,181,526	$2,425
Operating expenses
Professional Fees	$368,094	$138,266
Wages & Salaries	120,343	118,234
Travel Expenses	18,112	21,231
Depreciation & Amortization	12,664	10,251
Data Services	16,028	1,296
Rent Expense	—	31,895
Business Taxes and Surcharges	8,290	51
Other	44,059	97,579
Total	$587,590	$418,803

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2016 AND MARCH 31, 2016
FOR THE SIX-MONTH PERIOD ENDED SEPTEMBER 30, 2016 AND 2015
(Stated in US Dollars)

10 — INCOME TAXES

The Company formed in Cayman Islands is not subject to tax on its income or capital gains. In addition, upon payments of dividends by the Company to its shareholders, no Cayman Islands withholding tax is imposed.

The Company subsidiary formed in British Virgin Island is not subject to tax on its income or capital gains. In addition, upon payments of dividends by the Company to its shareholders, no Cayman Islands withholding tax is imposed.

The Company's subsidiary formed in Hong Kong is subject to the profits tax rate at 16.5% for income generated and operation in the country.

The Company's subsidiaries incorporated in the PRC are subject to profits tax rate at 25% for income generated and operation in the country.

The full realization of the tax benefit associated with the carry forward depends predominantly upon the Company’s ability to generate taxable income during the carry forward period.

The Company’s subsidiaries incorporated in the PRC has unused net operating losses (“NOLs”) available for carry forward to future years for PRC income tax reporting purposes up to five years. The Company recorded a deferred tax asset in the amount of $nil and $nil at September 30, 2016 and March 31, 2016, respectively.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Based on the assessment, management has established a deferred tax asset relating to NOLs at March 31, 2015 due to the Company’s performance in the upcoming years. At March 31, 2016, the Company established a full valuation allowance against all of the deferred tax asset relating to NOLs because the benefit from utilization of NOL carry forwards could be subject to limitations as material structural changes that could occur in the Company as it continues to go public through VIE arrangement.

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2016 AND MARCH 31, 2016
FOR THE SIX-MONTH PERIOD ENDED SEPTEMBER 30, 2016 AND 2015
(Stated in US Dollars)

10 — INCOME TAXES  – (continued)

The following table reconciles the statutory rates to the Company’s effective tax rate:

	For the six month periods ended September 30,
	2016	2015
Statutory rates in the Cayman Islands	0.0%	0.0%
Income tax rate in the PRC	25.0	25.0
Foreign earned income not subject to taxes in the Cayman Island	-25.0	-25.0
Additional accruals in the PRC	12.0	21.0
Effect of valuation allowance	8.2	0.0
Effective income tax rate	20.2%	21.0%

	For the six month periods ended September 30,
Description	2016	2015
Income (loss) before taxes:
Cayman	$(88,558)	—
BVI	(45,652)	(1,041)
Hong Kong	(4,925)	—
PRC	735,927	(447,092)
Total income (loss) before taxes	$596,792	$(448,133)
Provision for taxes (benefits):
Current:
Cayman Islands	—	—
BVI	—	—
Hong Kong	—	—
PRC	207,196	—
	207,196	—
Deferred tax asset:
Cayman Islands	—	—
BVI	—	—
Hong Kong	—	—
PRC	—	—
Valuation allowance	—	—
Currency Effect	—	—
Deferred tax asset:	—	—
Total provision for tax expenses	207,196	—
Effective tax rate	34.7%	0.00%

11 — RESTRICTED NET ASSETS AND STATUTORY RESERVES

PRC laws and regulations permit payments of dividends by the Company's subsidiaries and VIEs incorporated in the PRC only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. In addition, the Company's subsidiaries and VIEs incorporated in the PRC are required to annually appropriate 10% of their net income to the statutory reserve prior to payment of any dividends, unless such reserve have reached 50% of their respective registered capital. In addition, registered share capital and capital reserve accounts are also restricted from withdrawal in the PRC, up to the

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2016 AND MARCH 31, 2016
FOR THE SIX-MONTH PERIOD ENDED SEPTEMBER 30, 2016 AND 2015
(Stated in US Dollars)

11 — RESTRICTED NET ASSETS AND STATUTORY RESERVES  – (continued)

amount of net assets held in each subsidiary and VIE. As a result of the restrictions described above and elsewhere under PRC laws and regulations, the Company's subsidiaries and VIEs incorporated in the PRC are restricted in their ability to transfer a portion of their net assets to the Company in the form of dividends. Even though the Company currently does not require any such dividends, loans or advances from the PRC entities for working capital and other funding purposes, the Company may in the future require additional cash resources from them due to changes in business conditions, funding of future acquisitions and development, or merely to declare and pay dividends or distributions to its shareholders. Except for the above or disclosed elsewhere, there is no other restriction on the use of proceeds generated by the Company's subsidiaries and VIEs to satisfy any obligations of the Company.

12 — COMMITMENTS & CONTINGENCIES

Operating lease commitments for office facility

The Company has leased office premises under various operating lease agreements. These leases have varying terms and renewal rights. The future aggregate minimum lease payments under operating leases are as follows:

Periods, For the period ending September 30,	Amount
2017	$110,854
2018	110,854
2019	63,594
2020	—
Thereafter	—
Total	$285,302

For the six-months period ended September 30, 2016 and 2015, the Company incurred rental expenses under operating leases of $nil and $31,895, respectively. The Company’s rent was waived by the unaffiliated third-party landlord of the property as the Company satisfied certain annual obligations according to the terms and conditions of the lease agreement.

Capital lease commitments

The Company has leased motor vehicle under non-cancellable capital lease agreements. The future aggregate minimum lease payments under non-cancellable capital leases are as follows:

Periods, For the period ending September 30,	Amount
2017	$6,119
2018	—
2019	—
2020	—
Thereafter	—
Total	$6,119

For the six month periods ended September 30, 2016 and 2015, the Company incurred interest expenses under capital leases of $nil and $2,763, respectively.

Risk, Uncertainties, and Contingencies

The Company has cash balances held at financial institutions located in China, PRC which are not federally insured deposit protection. Accordingly, the Company has a concentration of credit risk related to

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2016 AND MARCH 31, 2016
FOR THE SIX-MONTH PERIOD ENDED SEPTEMBER 30, 2016 AND 2015
(Stated in US Dollars)

12 — COMMITMENTS & CONTINGENCIES  – (continued)

these uninsured bank deposits. The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk in this area.

Customer accounts typically are collected within a short period of time, and based on its assessment of current conditions and its experience collecting such receivables, management believes it has no significant risk related to its concentration within its accounts receivable.

The Company has limited operating history while the Company is dependent upon certain related parties to provide continued funding and capital resources. If continued funding and capital resources are unavailable at reasonable terms, the Company may not be able to implement its plan of operations. The Company has significant outstanding receivables from related parties. If the related party balances were not repaid in a timely manner it may have negative effect on the Company’s operation. On October 9, 2016, Mr. Han Yu repaid $1,334,064 (RMB 8,917,562) to the Company.

The Company is incorporated in the Cayman Islands and considered as a foreign entity under PRC laws. Due to the restrictions on foreign investment and ownership on the business related to Internet content provision, telecom value-added services, financial services and others, the Company conducts its business through various contractual arrangements with its VIE that are generally owned and controlled by certain management members or founders of the Company. The VIE holds the licenses and approvals that are essential for their business operations in the PRC and the Company has entered into various agreements with the VIE and their equity holders such that the Company has the right to benefit from their licenses and approvals and generally has control of the VIE. In the Company's opinion, the current ownership structure and the contractual arrangements with the VIE and their equity holders as well as the operations of the VIE are in substantial compliance with all existing PRC laws, rules and regulations. However, there may be changes and other developments in PRC laws, rules and regulations. Accordingly, the Company gives no assurance that PRC government authorities will not take a view in the future that is contrary to the opinion of the Company. If the current ownership structure of the Company and its contractual arrangements with the VIE and their equity holders were found to be in violation of any existing or future PRC laws or regulations, the Company's ability to conduct its business could be impacted and the Company may be required to restructure its ownership structure and operations in the PRC to comply with the changes in the PRC laws which may result in deconsolidation of the VIE.

The PRC market in which the Company operates poses certain macro-economic and regulatory risks and uncertainties. These uncertainties extend to the ability of the Company to operate or invest in online and mobile commerce or other Internet related businesses, representing the principal services provided by the Company, in the PRC. The information and technology industries are highly regulated. Restrictions are currently in place or are unclear regarding what specific segments of these industries foreign owned enterprises, like the Company, may operate. If new or more extensive restrictions were imposed on the segments in which the Company is permitted to operate, the Company could be required to sell or cease to operate or invest in some or all of its current businesses in the PRC.

The Company's sales, purchase and expense transactions are generally denominated in RMB and a significant portion of the Company's assets and liabilities are denominated in RMB. The RMB is not freely convertible into foreign currencies. In the PRC, foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the PBOC. Remittances in currencies other than RMB by the Company in the PRC must be processed through the PBOC or other PRC foreign exchange regulatory bodies and require certain supporting documentation in order to affect the remittance. If such foreign exchange control system prevents the Company from obtaining sufficient foreign

DRAGON VICTORY INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2016 AND MARCH 31, 2016
FOR THE SIX-MONTH PERIOD ENDED SEPTEMBER 30, 2016 AND 2015
(Stated in US Dollars)

12 — COMMITMENTS & CONTINGENCIES  – (continued)

currencies to satisfy its currency demands, the Company may not be able to pay dividends in foreign currencies and the Company's ability to fund its business activities that are conducted in foreign currencies could be adversely affected.

The securities financing industry is heavily regulated by the PRC government. Various regulatory authorities of the PRC central government, such as the China Securities Regulatory Commission (the “CSRC”), State Administration for Industry and Commerce (the “SAIC”), the China Banking Regulatory Commission (the “CBRC”), the State Administration of Foreign Exchange (the “SAFE”), the State Administration of Taxation (the “SAT”), and the Supreme People’s Court (the “SPC”) have the authority to issue and implement regulations governing various aspects of the securities offerings. Currently, there are no regulations or rules specifically governing crowdfunding offerings in the PRC. Although on December 2014, a set of proposed private equity-based crowdfunding rules were promulgated by the Securities Association of China, an industry self-regulatory association, they are not yet finalized or adopted. Our crowdfunding platform currently only provides reward-based crowdfunding in the PRC market, and do not provide equity-based or debt-based crowdfunding in the PRC market. As such, the Company believes that it is not subject to the PRC proposed rules regarding equity-based crowdfunding.

The Company has acted on behalf of one of its client as part of an agent agreement to enter into various third party suppliers’ and customers’ agreements. If any dispute is to be arose and unresolved between the client, third party suppliers, third party customers, and the Company, the Company may be subject to potential obligation or held responsible for certain actions.

13 — SUBSEQUENT EVENTS

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date.

As of December 5, 2016, except for the subsequent event detailed above, the Company has determined that there are no other material subsequent events that after the balance sheet date, and up to the issuance date of these financial statements.

Ordinary Shares
(minimum offering amount)

Ordinary Shares
(maximum offering amount)

Dragon Victory International Limited

Prospectus dated           , 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated articles of association, which will become effective upon completion of this offering, provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former secretary’s or officer’s duties, powers, authorities or discretions; and

(b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

Pursuant to indemnification agreements, the form of which will be filed as Exhibit 10.02 to this Registration Statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Underwriting Agreement, the form of which will be filed as Exhibit 1.01 to this Registration Statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

On June 19, 2015, the Company issued 10,000,000 Ordinary Shares to the following founders for nominal consideration in a private transaction under the Cayman Island laws.

On June 19, 2015, we issued 966,000 Ordinary Shares to White Knight Limited, 943,000 Ordinary Shares to Great Power Limited, 460,000 Ordinary Shares to Ultimate Courage Limited, 202,000 Ordinary Shares to Cool Courage Limited, 184,000 Ordinary Shares to Victory Cup Limited, 92,000 Ordinary Shares to High Land Limited, 115,000 Ordinary Shares to Beautiful Colours Limited, 92,000 Ordinary Shares to Beautiful Butterfly Limited, 69,000 Ordinary Shares to Advanced Study Limited, 69,000 Ordinary Shares to Rainbow Heaven Limited, 92,000 Ordinary Shares to Raintree Limited, 92,000 Ordinary Shares to Eternal Faith Limited, 184,000 Ordinary Shares to Starting Point Limited, 460,000 Ordinary Shares to Believe Holding Limited, 184,000 Ordinary Shares to Tomorrow Land Limited, 1,748,000 Ordinary Shares to My Faith Limited, 2,328,000 Ordinary Shares to Honesty Heart Limited, an entity 100% owned by Mr. Yu Han,

920,000 Ordinary Shares to Wise Humans Limited, 150,000 Ordinary Shares to Strong Strength Limited, 60,000 Ordinary Shares to Incredible Energy Limited, 590,000 Ordinary Shares to Brave Defence Limited.

In January 2016, all of the above founder shareholders except Honesty Heart transferred an aggregate of 6,172,000 Ordinary Shares to Honesty Heart and 1,500,000 Ordinary Shares to Destiny Links, an entity 100% owned by Ms. Koulin Han for nominal consideration in a private transaction under Cayman Island laws. All of the above founder shareholders except Honesty Heart, who are all PRC domestic residents, decided for personal reasons not to pursue investment in the Company due to the time and costs required to complete their registration with the State Administration of Foreign Exchange. Since the Company had previously issued those shares to all of the founder shareholders for nominal consideration, all of the founder shareholders (except Honesty Heart) agreed to sell their Ordinary Shares to Honesty Heart for nominal consideration. All of the above founder shareholders except Honesty Heart are unrelated to Mr. Han, the ultimate beneficial owner of Honesty Heart, and Ms. Koulin Han, the ultimate beneficial owner of Destiny Links.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-6 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hangzhou, People’s Republic of China, January 31, 2017.

Dragon Victory Limited

By:	/s/ Yu Han Mr. Yu Han Chief Executive Officer, Chairman of the Board of Directors (Principal Executive Officer)
/s/ Xiaohua Gu Xiaohua Gu Chief Financial Officer Principal Accounting and Financial Officer

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on January 31, 2017.

Hunter Taubman Fischer & Li LLC

By:	/s/ Ying Li Name: Ying Li Title: Partner and Member

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Articles of Association*
3.2	Amended and Restated Memorandum of Association*
4.1	Specimen Certificate for Ordinary Shares**
5.1	Opinion of Ogier regarding the validity of the Ordinary Shares being registered*
8.1	Form of Opinion of Guantao Law Firm regarding certain PRC tax matters (included in Exhibit 99.2)
8.2	Form of Opinion of Ellenoff, Grossman & Schole LLP regarding certain U.S. Federal Income Taxation matters***
10.1	Form of Investors Service Agreement*
10.2	Form of Indemnification Agreement with the Registrant’s directors and officers*
10.3	Amended and Restated Employment Agreement by and between CEO Yu Han and the Company on December 30, 2016***
10.4	Amended and Restated Employment Agreement by and between CFO Xiaohua Gu and the Company on December 30, 2016***
10.5	Amended and Restated Employment Agreement by and between COO Chao Fu Chen and the Company on December 30, 2016***
10.6	Exclusive Business Cooperation Agreement dated August 19, 2016, between WFOE and Hangzhou Long Yun***
10.7	Share Pledge Agreement dated August 19, 2016, between WFOE, Yu Han, Koulin Han and Hangzhou Long Yun***
10.8	Exclusive Option Agreement dated August 19, 2016, between WFOE, Yu Han, Koulin Han and Hangzhou Long Yun***
10.9	Form of Power of Attorney dated August 19, 2016, between WFOE, Yu Han, Koulin Han and Hangzhou Long Yun***
10.10	Union Mobile Pay U Pay Service Agreement date March 24, 2016 by and between Hangzhou Long Yun and Union Mobile Pay E-Commerce Co., Ltd.***
10.11	Form of Crowdfunding Project Agreement*
10.12	Form of Escrow Deposit Agreement by and between the Registrant and Signature Bank*
21.1	Subsidiaries***
23.1	Consent of WWC P.C.*
23.2	Consent of Ogier (included in Exhibit 8.1)
23.3	Consent of Guantao Law Firm (included in Exhibit 99.2)
99.1	Code of Business Conduct and Ethics of the Registrant**
99.2	Form of Opinion of Guantao Law Firm, People’s Republic of China counsel to the Registrant, regarding certain PRC law matters and the validity of the VIE agreements***
99.3	Consent of Cloris Li***
99.4	Consent of Shenghua Zheng***
99.5	Consent of Han Zhang***

*	Filed herewith.
**	To be filed by amendment.
***	Previously filed.